UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Materials under § 240.14a-12

S&P Global Inc.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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55 Water Street

New York, NY 10041-0003

March 13, 2017

Dear Fellow Shareholder:

On behalf of our Board of Directors and management, we cordially invite you to attend our Annual Meeting of Shareholders on Wednesday, April 26, 2017. The Meeting will be held at 55 Water Street, New York, New York, 10041, at 11:00 a.m. (EDT). If you are unable to attend the Annual Meeting in New York, please join us via live webcast on the Company’s website at www.spglobal.com.

The Notice of Meeting and Proxy Statement accompanying this letter describe the business we will consider at the Meeting. Your vote is very important. We urge you to vote to be certain your shares are represented at the Meeting even if you plan to attend. Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to your proxy materials or the information forwarded by your bank, broker or other holder of record to see which methods are available to you.

We look forward to seeing you at the Meeting.

Charles E. Haldeman, Jr. Chairman of the Board	Douglas L. Peterson President and Chief Executive Officer

55 Water Street New York, NY 10041-0003

Notice of Annual Meeting of Shareholders

To Be Held Wednesday, April 26, 2017

The Annual Meeting of Shareholders of S&P Global Inc. will be held on Wednesday, April 26, 2017, at 11:00 a.m. (EDT) at 55 Water Street, New York, New York, 10041. At the Meeting, shareholders will be asked to:

Items of Business	Board’s Recommendation
1. Elect 12 Directors;	FOR each Director Nominee
2. Approve, on an advisory basis, the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement;	FOR
3. Vote, on an advisory basis, on the frequency on which the Company conducts an advisory vote on the executive compensation program for the Company’s named executive officers;	1 YEAR
4. Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2017; and	FOR
5. Consider any other business, if properly raised.

This notice and proxy statement is being mailed or made available on the Internet to shareholders on or about March 13, 2017. These materials describe the matters being voted on at the Annual Meeting and contain certain other information. In addition, these materials are accompanied by a copy of the Company’s 2016 Annual Report, which includes financial statements as of and for the fiscal year ended December 31, 2016.

Only shareholders of record as of close of business on March 6, 2017 may vote, in person or by proxy, at the Annual Meeting. If you plan to attend the Meeting in person and you are a shareholder of record, you will need your admission ticket in order to enter the Meeting. If you plan to attend the Meeting in person and you are a beneficial owner, you will need proof of beneficial ownership of the Company’s common stock as of that date in order to enter the Meeting. If you are unable to attend the Annual Meeting in New York, please join us via live webcast on the Company’s website at www.spglobal.com.

Whether or not you plan to attend the Meeting, your vote is very important. We urge you to participate in electing directors and deciding the other items on the agenda for the Annual Meeting. Please cast your votes by one of the following methods:

The Internet	Signing and Returning a Proxy Card	Toll-Free Telephone	If You Are a Shareholder of Record (as of March 6, 2017), in Person or by Proxy at the Annual Meeting

If you accessed this proxy statement through the Internet after receiving a Notice of Internet Availability of Proxy Materials, you may cast your vote over the Internet by following the instructions in that Notice.

If you received this proxy statement by mail, you may cast your vote by mail, by telephone or over the Internet by following the instructions on the enclosed proxy card.

By Order of the Board of Directors.

Katherine J. Brennan

Senior Vice President, Deputy General Counsel

& Corporate Secretary

New York, New York

March 13, 2017

2017 Proxy Statement	i

Items of Business to Be Acted on at the Annual Meeting	96
Item 1. Election of Directors	96
Item 2. Proposal to Approve, on an Advisory Basis, the Executive Compensation Program for the Company’s Named Executive Officers	97
Item 3. Vote, on an Advisory Basis, on the Frequency on Which the Company Conducts an Advisory Vote on the Executive Compensation Program for the Company’s Named Executive Officers	98
Item 4. Proposal to Ratify the Appointment of the Company’s Independent Registered Public Accounting Firm	99
Item 5. Other Matters	100
Exhibit A	A-1

ii	2017 Proxy Statement

GENERAL INFORMATION

S&P Global Inc.

Proxy Statement

2017 Annual Meeting of Shareholders

GENERAL INFORMATION

Why did I receive this Proxy Statement?

The Board of Directors of S&P Global Inc. (the “Company,” “we” or “us”) is soliciting proxies for the 2017 Annual Meeting of Shareholders (the “Annual Meeting” or “Meeting”) to be held on Wednesday, April 26, 2017, at 55 Water Street, New York, New York 10041, at 11:00 a.m. (EDT) and at any adjournment of the Meeting. When the Company asks for your proxy, we must provide you with a Proxy Statement that contains certain information specified by law. This Proxy Statement summarizes the information you need in order to vote at the Meeting.

Why have I received a Notice Regarding Internet Availability of Proxy Materials instead of printed copies of these materials in the mail?

In accordance with rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials to shareholders over the Internet. Most shareholders are receiving by mail a Notice of Internet Availability of Proxy Materials (“Notice”), which provides general information about the Annual Meeting, the address of the website on which our proxy statement and annual report are available for review, printing and downloading and instructions on how to submit proxy votes. For those who wish to receive their materials in a different format (e.g., paper copy by mail or electronic copy by e-mail), the Notice contains instructions on how to do so. Shareholders who have previously consented to electronic delivery will receive an e-mail with a web address to view the proxy statement and annual report online, along with instructions on how to vote.

What will I vote on?

The following items:

1.	election of 12 Directors;

2.	approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement;

3.	vote, on an advisory basis, on the frequency on which the Company conducts an advisory vote on the executive compensation program for the Company’s named executive officers;

4.	ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2017; and

5.	other matters that may properly be brought before the Meeting.

Will there be any other items of business on the agenda?

We do not expect any other items of business at the Annual Meeting. Nonetheless, if there is an unforeseen need, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be properly brought before the Meeting. These persons will use their best judgment in voting your proxy.

Who can vote?

Shareholders as of the close of business on the record date, which is March 6, 2017, may vote at the Annual Meeting.

How many votes do I have?

You have one vote at the Meeting for each share of common stock you held on the record date.

2017 Proxy Statement	1

GENERAL INFORMATION (continued)

What does it mean to be a “shareholder of record”?

If, as of the close of business on the record date, your shares were registered directly in your name with our transfer agent, Computershare, you are a shareholder of record. As a shareholder of record, you may vote in person at the Meeting or by proxy. The Company is incorporated in New York and, in accordance with New York law, a list of the Company’s common shareholders of record as of the record date will be available for inspection at the Annual Meeting upon request.

What does it mean to beneficially own shares in “street name”?

If, as of the close of business on the record date, your shares were not held directly in your name but rather were held in an account at a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of shares held in “street name.” The intermediary is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the shares held in your account.

How do I vote my shares of Company common stock?

If you are a shareholder of record, you can vote in the following ways:

•	By Internet. Follow the Internet voting instructions included on the Notice or proxy card you received. You may vote at any time up until 11:59 p.m. (EDT) on April 25, 2017.
•	By Telephone. Follow the telephone voting instructions included on the proxy card you received. You may vote at any time up until 11:59 p.m. (EDT) on April 25, 2017.
•

By Mail. If you received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

•

In Person. You may vote your shares in person at the Annual Meeting. The Company will give you a ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If you are a beneficial owner, you can vote in the following ways:

•

As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. Your broker should give you instructions for voting your shares by Internet, telephone or mail. As a beneficial owner, you are invited to attend the Annual Meeting, but you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

How will my shares be voted if I do not give specific voting instructions when I deliver my proxy?

Shareholders of Record

If you are a shareholder of record and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:

•	“FOR” the 12 nominees to the Board;
•	“FOR” approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers;
•

“1 YEAR” for the frequency on which, on an advisory basis, the Company conducts an advisory vote on the executive compensation program for the Company’s named executive officers with a frequency of every one year; and

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2017.

2	2017 Proxy Statement

GENERAL INFORMATION (continued)

Beneficial Owners

As noted above, as the beneficial owner of shares held in street name, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions, one of two things can happen depending on whether the proposal is considered “routine” or “non-routine” under the rules of the New York Stock Exchange (the “NYSE”):

•	If the proposal is considered “routine” under the rules of the NYSE, the broker may vote your shares in its discretion.
•

If the proposal is considered “non-routine” under the rules of the NYSE, the broker may not vote your shares without your instructions. When a broker refrains from voting your shares because the broker has not received your instructions, it is called a “broker non-vote.”

Item 4 in this Proxy Statement (ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2017) will be considered routine under the rules of the NYSE and the broker may vote your shares for this Item in its discretion. The broker is not entitled to vote your shares on the other Items unless the broker has received instructions from you.

What should I do if I want to attend the Annual Meeting?

Shareholders (of record or beneficial) and their proxy holders may attend the Meeting.

If you are a shareholder of record and receive your proxy materials by mail, you will find an admission ticket attached as part of the proxy card or Notice sent to you. If you plan to attend the Annual Meeting, please bring your admission ticket with you to the Meeting. If you are a shareholder of record and receive your materials electronically, and vote via the Internet, please print out the admission ticket you will find online and bring it with you.

If your shares are held in street name (i.e., you are a beneficial owner), you must bring to the Meeting an account statement or letter from the record holder (i.e., the broker, bank, trustee or other intermediary organization that holds your shares) indicating that you were the beneficial owner of the shares on March 6, 2017.

When you arrive at the Annual Meeting, you may be asked to present photo identification, such as a driver’s license, to be admitted. S&P Global Inc. employees wishing to attend the Annual Meeting can present their current employee identification card to be admitted.

For safety and security reasons, no cameras, large bags, briefcases, packages, recording equipment or other electronic devices will be permitted in the Annual Meeting.

Whether you hold shares as a shareholder of record or are a beneficial owner, we urge you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

How do I vote my shares in the Company’s Dividend Reinvestment Plan?

If you participate in the Company’s Dividend Reinvestment Plan, any proxy you give will also govern the voting of all shares you hold in this Plan.

How do I vote my shares in the Company’s Employee Stock Purchase Plan?

If you participate in the Company’s Employee Stock Purchase Plan, any proxy you give will also govern the voting of any shares you hold in this Plan. Any Plan shares for which we do not receive instructions from the employee will not be voted. Plan shares cannot be voted in person at the Meeting.

How do I vote my shares in the Company’s 401(k) Savings and Profit Sharing Plans?

If you received this Proxy Statement because you are an employee of the Company who participates in one of the Company’s 401(k) Savings and Profit Sharing Plans and you have shares of common stock of the Company

2017 Proxy Statement	3

GENERAL INFORMATION (continued)

allocated to your account under one of these Plans, you may vote your shares held in these Plans as of March 6, 2017 by mail, by telephone or via the Internet. Instructions are provided on the proxy card you received from Computershare. Computershare must receive your instructions by 2:00 p.m. (EDT) on April 24, 2017 in order to communicate your instructions to the Plans’ Trustee, who will vote your shares. Any Plan shares for which we do not receive instructions from the employee will be voted by the Trustee in the same proportion as the shares for which we have received instructions. Plan shares cannot be voted in person at the Meeting.

Can I revoke or change my vote?

Yes. If you are a shareholder of record, you have the right to revoke your proxy at any time before the Annual Meeting by sending a signed notice to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. If you want to change your vote before the Meeting, you must deliver a later dated proxy by telephone, via the Internet or in writing. You may also change your proxy by voting in person at the Meeting.

If you are a beneficial owner, please refer to the information forwarded by your broker for procedures on revoking or changing your proxy.

What are the requirements to conduct business at the Annual Meeting?

In order to conduct business at the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the Annual Meeting. You are part of the quorum if you have voted by proxy. As of the record date, 258,562,581 shares of Company common stock were outstanding and eligible to vote.

Are abstentions and broker non-votes part of the quorum?

Yes. Abstentions and broker non-votes count as “shares present” at the Annual Meeting for purposes of determining a quorum.

What are the costs of soliciting these proxies and who will pay them?

The Company will pay all costs of soliciting these proxies. In addition, some of our officers and employees may solicit proxies by telephone or in person. We will reimburse brokers for the expenses they incur in forwarding the proxy materials to you. The Company has retained Georgeson LLC to assist us with the solicitation of proxies for a fee not to exceed $18,000, plus reimbursement for out-of-pocket expenses.

How many votes are required for the approval of each Item?

•

Item One – A nominee will be elected as a Director if he or she receives a majority of the votes cast at the Annual Meeting. A majority of votes cast means that the number of shares voted “for” a Director’s election exceeds the number of votes cast “against” that Director’s election. If an incumbent Director who has been nominated for re-election fails to receive a majority of the votes cast in an uncontested election, New York law provides that the Director continues to serve as a Director in a hold-over capacity. The Company’s By-Laws provide that, in such circumstances, the Director is required to promptly tender his or her resignation to the Board of Directors. The Board’s Nominating and Corporate Governance Committee is then required to make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will act on the tendered resignation and will publicly disclose its decision and rationale within 90 days following certification of the election results. If a Director’s resignation is accepted by the Board, the Board may fill the vacancy or decrease the size of the Board. Abstentions and broker non-votes, if any, will not be counted either for or against the election of a Director nominee.

•

Item Two – The affirmative vote of the holders of a majority of the votes cast is required to approve, on an advisory non-binding basis, the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement. Abstentions and broker non-votes, if any, will not be counted either for or against this proposal.

4	2017 Proxy Statement

GENERAL INFORMATION (continued)

•

Item Three – The advisory vote on the frequency of the advisory vote on the executive compensation program for the Company’s named executive officers is a non-binding vote and the Company will consider the results of the vote in determining whether to hold the advisory vote on the executive compensation program for the Company’s named executive officers every one, two or three years. Abstentions and broker non-votes, if any, will not be counted in favor of any frequency in the vote.

•

Item Four – The affirmative vote of the holders of a majority of the votes cast is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2017. Abstentions and broker non-votes, if any, will not be counted either for or against this proposal.

Who will count the vote?

Votes at the Annual Meeting will be counted by one or more independent inspectors of election appointed by the Board.

How do I submit a shareholder proposal for the 2018 Annual Meeting?

The Company’s 2018 Annual Meeting is currently scheduled for April 25, 2018. There are three different deadlines for submitting shareholder proposals. First, if a shareholder wishes to have a proposal considered for inclusion in next year’s Proxy Statement, he or she must submit the proposal in writing so that we receive it by 5:00 p.m. (EST) on November 13, 2017. Proposals should be addressed to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. If you submit a proposal, it must comply with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934.

On January 27, 2016, we amended our By-Laws to include a proxy access provision. The Company’s By-Laws now permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of common stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in next year’s Proxy Statement director nominees constituting up to two individuals or 20% of the Company’s Board of Directors, whichever is greater, provided that the shareholder(s) and nominee(s) satisfy the requirements in the Company’s By-Laws. Notice of proxy access director nominees must be received no earlier than October 14, 2017, and no later than November 13, 2017.

In addition, the Company’s By-Laws provide that any shareholder wishing to nominate a candidate for Director or to propose any other business at the Annual Meeting, but not intending to have such nomination or business included in next year’s Proxy Statement, must give the Company written notice no earlier than December 27, 2017 and no later than January 26, 2018. This notice must comply with applicable laws and the Company’s By-Laws. Copies of the By-Laws are available to shareholders free of charge on request to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. You may also download the By-Laws from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.

May I view future proxy materials online instead of receiving them by mail?

Yes. Shareholders may provide their consent to electronic delivery of Proxy Statements and Annual Reports instead of receiving them by postal mail. If you elect this feature, you will receive an e-mail notice which will include the web address for viewing the materials online. The e-mail notice will also include instructions so you can vote your proxy online or by telephone. If you have more than one account, you may receive separate e-mails for each account. Costs normally associated with electronic delivery, such as usage and telephone charges, as well as any costs incurred in printing documents, will be your responsibility.

During the 2017 proxy voting period, the Internet voting systems will automatically provide shareholders the option to consent to electronic delivery of future years’ materials.

2017 Proxy Statement	5

GENERAL INFORMATION (continued)

During the year, shareholders may provide their consent to electronic delivery by going to the appropriate website:

•	Shareholders of record go to www.computershare.com/investor
•	Beneficial owners go to https://enroll.icsdelivery.com/spgi
•	Owners of shares through one of the Company’s 401(k) Savings and Profit Sharing Plans go to www.spglobalbenefits.com

What are the benefits of electronic delivery?

Electronic delivery benefits the environment and saves the Company money by reducing printing and mailing costs. It will also make it convenient for you to view your proxy materials and vote your shares online. If you have shares in more than one account, it is also an easy way to eliminate receiving duplicate copies of proxy materials.

What are the costs of electronic delivery?

The Company charges nothing for electronic delivery. You may, of course, incur expenses associated with Internet access such as telephone charges or charges from your Internet service provider.

How do I opt-out of electronic delivery?

At any time, shareholders may revoke their consent to electronic delivery and resume postal mail delivery of the Proxy Statement and Annual Report by going to the appropriate website:

•	Shareholders of record go to www.computershare.com/investor
•	Beneficial owners go to https://enroll.icsdelivery.com/spgi
•	Owners of shares through one of the Company’s 401(k) Savings and Profit Sharing Plans go to www.spglobalbenefits.com

What is “householding”?

We have adopted “householding,” a procedure under which beneficial owners who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces duplicate mailings and thus reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Householding does not affect dividend check mailings.

How do I request a separate paper or e-mail copy of the Proxy Statement or Annual Report at no charge?

If you wish to receive a separate paper or e-mail copy of the 2016 Annual Report or this Proxy Statement at no charge, please call us toll-free at (866) 436-8502, or send an e-mail to investor.relations@spglobal.com, or write to: Investor Relations, S&P Global Inc., 55 Water Street, New York, New York 10041-0003. We will promptly deliver to you the documents you requested. Please make your request for documents on or before April 13, 2017 to facilitate timely delivery of the documents to you prior to the Annual Meeting.

Where can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting. We will also publish voting results in a Form 8-K which we will file with the SEC on or before May 2, 2017. To view this Form 8-K online, log on to the Company’s Investor Relations website at http://investor.spglobal.com, and click on the SEC Filings link.

Can shareholders and other interested parties communicate directly with our Board? If so, how?

Yes. You may communicate directly with one or more members of the Board by writing to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003, or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. The Corporate Secretary will then forward all questions or comments directly to our Board or a specific Director, as the case may be, unless such questions or comments are considered, in the reasonable judgment of the Corporate Secretary to be inappropriate for submission to the intended recipient(s).

6	2017 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Company’s business and affairs are overseen by our Board pursuant to the New York Business Corporation Law and our Restated and Amended Certificate of Incorporation and By-Laws. We currently have 14 Directors, 12 of whom are being nominated at this Annual Meeting for one-year terms which will expire at the Annual Meeting in 2018. (See Item 1 on page 96.)

The Company’s normal retirement age for Directors is 72. Based on the recommendation of the Nominating and Corporate Governance Committee, this policy was waived last year with respect to Sir Winfried Bischoff. Sir Winfried Bischoff will retire from the Board at the 2017 Annual Meeting and will not stand for re-election at the Meeting. Ms. Ochoa-Brillembourg will also retire from the Board at the 2017 Annual Meeting and will not stand for re-election at the meeting.

Governance Highlights

Snapshot: Board of Directors

2017 Proxy Statement	7

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Enhanced Corporate Governance Environment

The Board of Directors has taken a series of actions designed to enhance the Company’s corporate governance environment. The Company’s current corporate governance structure reflects an ongoing commitment to strong and effective governance practices and a willingness to be responsive and accountable to shareholders. We regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices and the interest of our shareholders. Our corporate governance structure includes:

Board Structure / Declassification of Board

✓	Board Independence. All of the Company’s director nominees are independent, with the exception of our CEO, who is the only member of management serving on the Board.
✓	Independent Chairman. The Company currently maintains separate roles of chief executive officer and chairman of the Board. An independent director acts as chairman of the Board.
✓	Offer to Resign upon Change in Circumstances. Pursuant to our Corporate Governance Guidelines, any director undergoing a significant change in personal or professional circumstances must offer to resign from the Board.

Board Refreshment and Diversity

✓	Board Membership. Since 2016, we have added four new independent directors who have brought valuable and varied experience in distinct and critical areas, each providing a fresh perspective to our Board. Their appointments underscore the Company’s commitment to inviting diverse backgrounds, perspectives, skills and experience into the Board room to guide the growth and performance of the Company.
✓	Board Skills. Throughout 2016, the Nominating and Corporate Governance Committee undertook a comprehensive review of the skills and qualifications of the Board, and the critical skills necessary to guide the Company forward. In 2016 and 2017, we added important skills to our Board in the areas of technology, international operations and commodity markets.
✓	Diversity. We believe that diversity is an important attribute of a well-functioning Board. While diversity can be measured in many ways, we note that our 12 Director nominees include 4 women and 2 African-Americans.
✓	Board Tenure. Since 2011, we have reduced the average tenure of our Board from 11.3 years to 5.5 years.

Election of Directors / Right of Shareholders to Call Special Meetings

✓	Annual Election of Directors. The Company’s charter provides for the annual election of directors.
✓	Majority Voting in Director Elections. The Company’s By-Laws provide that in uncontested elections, director candidates must be elected by a majority of the votes cast. In uncontested director elections, a director who does not receive a majority of the votes cast must offer to submit his or her resignation for consideration.
✓	Shareholder Right to Call Special Meetings. The Company’s By-laws allow shareholders of record of twenty-five percent (25%) or more of the voting power of the Company’s outstanding common stock to call a special meeting.

Shareholder Recommendations / Proxy Access

✓	Shareholder Recommendations. Shareholders can submit recommendations of director candidates for consideration by the Nominating and Corporate Governance Committee.
✓	Proxy Access. A shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of common stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in the Company’s Proxy Statement director nominees constituting up to two individuals or 20% of the Company’s Board of Directors, whichever is greater.

8	2017 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Management Succession Planning

✓	CEO Succession Planning. The Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of management. Additional information can be found beginning on page 12 of this Proxy Statement.
✓	Board Talent Agenda. In 2017, the full Board added specific talent management topics as standing agenda items at four out of six of its scheduled in-person meetings.

Compensation Practices

✓	“Double-Trigger” Condition for Vesting of Equity-Based Awards upon a Change in Control. Awards granted under the Company’s 2002 Stock Incentive Plan after December 31, 2014 are subject to “double-trigger” treatment in the case of a change-in-control. Additional information can be found in our Compensation Discussion and Analysis section, beginning on page 32 of this Proxy Statement.
✓	Pay Recovery Policy. The Company may recover (or “claw back”) cash incentive and long-term incentive award payments received by covered active and former employees and executives under various circumstances, including misconduct and financial restatements, under the applicable Company policy and S&P Global Ratings policy. Additional information can be found beginning on page 63 of this Proxy Statement.

Equity Ownership Requirements

✓	Senior Executive Equity Ownership Requirements. The Company maintains equity ownership standards requiring senior management to hold shares or stock units of our common stock with a value equal to a multiple of base salary. Until the guidelines for ownership levels are attained, senior executives must retain 100% of the net shares received (after payment of taxes and any exercise price) upon the exercise of stock options, the payment of PSU and RSU awards and the vesting of any restricted stock awards. Additional information can be found on page 62 of this Proxy Statement.
✓	Director Equity Ownership Requirements. Each Director is required to hold 400 shares of the Company’s common stock within 90 days of his or her election to the Board and to hold such shares through his or her tenure as a Director. Additionally, under the Company’s Non-Employee Director Stock Ownership Guidelines, each non-employee Director is required to own or acquire, within five years of election to the Company’s Board of Directors, shares of common stock of the Company having a market value of at least five times the annual cash retainer for serving as a Director of the Company. Additional information can be found on page 89 of this Proxy Statement.

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Corporate Governance Materials

The following corporate governance materials are available and can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com:

•	the Company’s Amended and Restated Certificate of Incorporation;
•	the Company’s By-Laws;
•	the Company’s Corporate Governance Guidelines;
•	Board Committee Charters for the Company’s Audit, Compensation and Leadership Development, Executive, Financial Policy and Nominating and Corporate Governance Committees;
•	the Code of Business Ethics applicable to all Company employees;
•	the Code of Ethics applicable to the Company’s Chief Executive Officer and Senior Financial Officers;
•	the Code of Business Conduct and Ethics for Directors applicable to all the Company’s Directors; and
•	the Audit Committee’s Policy concerning Employee Complaint Procedures Regarding Accounting and Auditing Matters.

Director Independence

The Board has determined that all of the Company’s current Directors, with the exception of Mr. Douglas L. Peterson (the Company’s President and Chief Executive Officer), have met the independence requirements of the New York Stock Exchange based upon the application of objective categorical standards adopted by the Board. To be considered independent, a Director must have no material relationship (other than as a Director) with the Company, or any of its subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company or any of its subsidiaries. In making independence determinations, the Board broadly considers all relevant facts and circumstances.

In addition, members of the Audit Committee must also satisfy a separate SEC and NYSE independence requirement, which provides that they may not be affiliates and may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than their directors’ compensation. The Board evaluated each member of the Compensation Committee under the additional NYSE compensation committee member standards and also determined that these members qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934) and as “outside directors” (as defined in Section 162(m) of the Internal Revenue Code).

Additional Information Regarding Director Independence

In making its independence determinations with respect to our Directors, the Board considered the following transactions that the Company engages in from time to time with organizations in which our independent Directors serve as executive officers or otherwise have a material interest:

•

Cisco Systems, Inc. Ms. Rebecca Jacoby is the Senior Vice President of Operations at Cisco Systems, Inc. Cisco Systems, Inc. provides the Company and its divisions with network and telecommunications equipment and services from time to time. The Company and its divisions provide the following types of products and services from time to time to Cisco Systems, Inc.: credit ratings services, index services and data subscriptions and licensing of publications.

•

Lockheed Martin Corporation. Ms. Stephanie C. Hill is the Vice President & General Manager of Lockheed Martin’s Cyber, Ships & Advanced Technologies (CSAT) line of business for Rotary and Mission Systems. The Company and its divisions provide the following types of products and services from time to time to Lockheed Martin Corporation: credit ratings services, index services and data subscriptions and licensing of publications.

•	MetLife, Inc. Ms. Maria R. Morris is the Executive Vice President leading MetLife, Inc.’s Global Employee Benefits business. The Company and its divisions provide the following types of products and

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services from time to time to MetLife, Inc.: credit ratings services, index services and data subscriptions and licensing of publications.

•

Snam S.p.A. Mr. Marco Alverà is the Chief Executive Officer of Snam S.p.A. The Company and its divisions provide the following types of products and services from time to time to Snam S.p.A.: credit ratings services.

All of these transactions are entered into in the ordinary course of business and on terms that are substantially equivalent to those prevailing at the time for comparable transactions with other similarly situated customers or vendors of the Company. None of the transactions described above exceeds 1% of the Company’s consolidated gross revenue or that of such other company.

In making its independence determinations with respect to our Directors, the Board reviews the materiality of these transactions not only from the standpoint of the applicable Director but also from the standpoint of the organizations in which they serve. Based on this review, the Board has concluded that these transactions do not interfere with the ability of each such Director to exercise independent judgment in carrying out his or her Board responsibilities.

Annual Meeting Attendance

It is the Company’s policy that, subject to illness or an unavoidable schedule conflict, all Directors will attend and be introduced at the Annual Meeting. All of our Directors attended the 2016 Annual Meeting.

Leadership Structure of the Board of Directors

The Company’s Corporate Governance Guidelines provide that the Board shall select annually the Chairman of the Board based upon such criteria as the Company’s independent Nominating and Corporate Governance Committee recommends and what the Directors believe to be in the best interests of the Company at a given point in time. This process shall include consideration of whether the roles of Chairman and Chief Executive Officer should be combined or separated based upon the Company’s needs and the strengths and talents of its executives at any given time.

Although the Board regularly considers and is open to different structures as circumstances may warrant, the Board believes that it is in the best interests of the Company and its shareholders at this time that the positions of Chairman and Chief Executive Officer be held by separate individuals. The Board believes that this leadership structure will continue to assure the appropriate level of management oversight and independence for the Company.

Mr. Charles E. Haldeman is currently the Board’s independent chairman. The only member of management who serves on the Board is Mr. Douglas L. Peterson, the Company’s President and Chief Executive Officer. The position of chairman of the Board has been held by an independent director since 2015. The Board will continue to periodically evaluate whether the structure is in the best interests of shareholders.

Role of Board of Directors in Risk Oversight

The Board has oversight responsibility for the Company’s risk management framework, which is designed to identify, measure, assess, prioritize, mitigate, monitor and communicate risks across the Company’s operations, and foster a corporate culture of integrity and risk awareness. Consistent with this approach, one of the Board’s primary responsibilities is interacting with senior management with respect to risk assessment and risk mitigation of the Company’s top risks. The Audit Committee reviews and discusses with management the Company’s Enterprise Risk Management process, including its risk governance framework and risk management practices. In addition, the Board has tasked designated Committees of the Board with certain categories of risk management, and the Committees report to the Board regularly on these matters.

Audit Committee

The Audit Committee considers the Company’s Enterprise Risk Management and also risks related to financial reporting and internal control risks. The Committee discusses with management, the Company’s chief audit

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executive, and the Company’s independent external auditor: (a) current business trends affecting the Company; (b) the major risk exposures facing the Company; (c) the steps management has taken to monitor and mitigate such risk factors; and (d) the adequacy of internal controls that could significantly affect the Company’s financial statements.

Compensation and Leadership Development Committee

The Compensation and Leadership Development Committee considers risks related to compensation policies and practices and incentive-related risks. The Committee establishes performance metrics that reward our executives for creating shareholder value, and establishes goals and payment schedules for each metric that are designed to provide a balance to motivate the achievement of the established goals without the need for inappropriate or excessive risk taking. In addition, the Committee reviews and assesses plan design, performance metrics, and goals for the annual incentive plans within the Company’s divisions to ensure that their designs are appropriately aligned with business and regulatory considerations and do not encourage inappropriate or excessive risk taking.

In 2017, management updated its prior review of the Company’s incentive compensation plans as well as the Company’s other compensation policies and practices regarding whether the Company’s compensation plans, programs and policies encourage excessive risk taking and determined that the Company’s compensation plans, programs and policies do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company. Management then reviewed these findings with the Committee who concurred. Pay Governance LLC, the Committee’s independent compensation consultant, also advised the Committee on this matter and concurred in these findings and conclusions.

Financial Policy Committee

The Financial Policy Committee oversees financial risks, with particular emphasis on the Company’s financial position, its capital structure, its dividend policy, its share repurchase policy and its capital expenditure program.

Succession Planning

The Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of management.

The Nominating and Corporate Governance Committee reviews with the Chief Executive Officer, on an annual basis, the Chief Executive Officer’s recommendations concerning an emergency succession plan for the Chief Executive Officer in the event of extraordinary circumstances such as the death or disability of the Chief Executive Officer, as well as succession planning in general for the Chief Executive Officer.

The Compensation and Leadership Development Committee oversees the process for succession planning for senior management positions from a talent management perspective. The Compensation and Leadership Development Committee holds a formal succession planning and talent review session annually which includes succession planning for all senior management positions, and the Chief Executive Officer presents an overview to the full Board. These talent review and succession planning discussions take into account desired leadership skills, key capabilities and experience in light of our current and evolving business and strategic direction. Our Directors also have exposure to leaders through Board and committee presentations and discussions, as well as informal events and interactions with key talent throughout the year. Further, the Compensation and Leadership Development Committee periodically reviews the overall composition of the qualifications, tenure and experience of members of senior management. The Compensation and Leadership Development Committee reports on its succession planning efforts to the full Board, and the full Board reviews succession planning at least annually at a regularly scheduled Board meeting.

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In 2017, the full Board added specific talent management topics as standing agenda items at four out of six of its scheduled in-person meetings.

Process for Identifying and Evaluating Directors and Nominees

The Nominating and Corporate Governance Committee reviews with the Board, on an annual basis, the appropriate skills and qualifications required of Board members. The Committee also recommends to the Board the general criteria for selection of proposed nominees for election as Directors and the slate of individuals who will constitute the nominees of the Board for election as Directors at each Annual Meeting. In addition to qualities of intellect, integrity and judgment, this assessment by the Committee takes into consideration diversity, background, senior management experience and an understanding of some combination of marketing, finance, technology, international business matters, government regulation, public policy and the global capital and commodity markets. The Committee evaluates the skills and qualifications of the existing Board and potential candidates on a continuing basis.

The Board is responsible for selecting all members of the Board and for recommending such members for election by the shareholders. The Board delegates the screening process to the Committee with direct input from the Chairman of the Board. The Committee evaluates all nominees for Director based on the above criteria, including nominees recommended by shareholders. Although the Committee considers diversity as a factor in assessing the appropriate skills and qualifications required of Board members, the Board does not have a formal policy with regard to diversity in identifying Director nominees. The Committee has sole authority to retain and terminate search firms to assist the Board in identifying and reviewing prospective Director nominees and to approve the fees and other retention terms of any such search firms. In 2016, the Company engaged Spencer Stuart, a third-party director search firm, to identify and evaluate potential director candidates. Mr. Alverà, Ms. Hill, Ms. Leroux and Ms. Morris were identified and recommended to the Nominating and Corporate Governance Committee by Spencer Stuart.

Specific Experience, Qualifications, Attributes and Skills of Directors

The Nominating and Corporate Governance Committee has reviewed with the Board the specific experience, qualifications, attributes and skills of each Director nominee standing for re-election as a Director at this Annual Meeting. The Committee has concluded that each Director nominee has the appropriate skills and qualifications required of Board membership and that each possesses an in-depth knowledge of the Company’s complex global businesses and strategy. The Committee further believes that our Board is composed of well-qualified and well-respected Directors who are prominent in business, finance, and the global capital and commodity markets. The experience and key competencies of each Director nominee, as reviewed and considered by the Committee, are discussed on pages 14 through 25 of this Proxy Statement.

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Director Nominees

The following 12 Director nominees are currently serving as Directors of the Company and have been nominated to stand for re-election at this Annual Meeting to serve one-year terms that will expire at the 2018 Annual Meeting. Set forth below is information regarding each of the 12 Director nominees. Please see pages 1 through 6 and page 96 of this Proxy Statement for voting information. Following each Director nominee’s biography below, we have highlighted certain notable skills and qualifications that the Nominating and Corporate Governance Committee reviewed and considered when recommending the Director nominee. Committee membership is identified for the one-year term expiring at the 2017 Annual Meeting.

MARCO ALVERÀ
Director Since: 2017

Marco Alverà, age 41, is the Chief Executive Officer of Snam S.p.A., an Italian firm engaged in the management of natural gas services, and Chairman of Snam Rete Gas. Prior to joining Snam in 2016, Mr. Alverà held a number of senior leadership positions at Eni S.p.A., among them, Head of Eni’s commodities trading and shipping business. He has participated in the upstream, midstream and downstream aspects of the oil and gas industry. Prior to Eni S.p.A., Mr. Alverà served as Head of Group Strategy at Enel S.p.A., a multinational power company functioning in the gas and electricity sectors, particularly in Europe and Latin America. He also served as Chief Financial Officer of Wind Telecomunicazioni S.p.A. and co-founded Netesi, Italy’s first broadband ADSL company. Mr. Alverà also previously served on the board of Gazprom Neft, a Russian integrated oil company.

Skills and Qualifications

We believe Mr. Alverà’s qualifications to sit on our Board of Directors include his expertise in the commodity markets, his background in strategy and corporate finance, as well as his executive leadership and management experience acquired throughout his career in the energy industry.

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Director Since: 2011 Board Committees: Compensation and Leadership Development (Chair) Nominating and Corporate Governance Executive	WILLIAM D. GREEN

William D. Green, age 63, is the former CEO and Chairman of Accenture, a global management consulting, technology services and outsourcing company. He served as Accenture’s Chief Executive Officer from September 2004 through December 2010 and assumed the additional role of Chairman from 2006-2013. Mr. Green was a Director of Accenture from 2001 through January 2013. Prior to serving as Chief Executive Officer, Mr. Green was Accenture’s Chief Operating Officer-Client Services with overall management responsibility for the company’s operating groups. In addition, he served as Group Chief Executive of the Communications & High Tech operating group from 1999 to 2003. He was also Group Chief Executive of the Resources operating group for two years. Earlier in his career, Mr. Green led the Manufacturing industry group and was Managing Director for Accenture’s business in the United States. He joined Accenture in 1977 and became a partner in 1986. Mr. Green served as a Director of EMC Corporation from July 2013 to August 2016 and as EMC’s independent Lead Director from February 2015 to August 2016. Mr. Green is now a Director of Dell Technologies, following completion of its merger with EMC. He is on the Boards of Inovalon, and of Accumen, a private company in the healthcare industry. He is also on the National Board of Year Up. Mr. Green is deeply involved in many other organizations and business groups supporting education in the United States and around the world. He is also a frequent speaker at business, technology and academic forums worldwide.

Skills and Qualifications

We believe Mr. Green’s qualifications to sit on our Board of Directors and Chair our Compensation and Leadership Development Committee include his extensive leadership and management experience gained as the chief executive of a global professional services company providing a range of strategy, consulting, digital, technology and operations services and solutions and his deep understanding of the information technology industry.

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Director Since: 2012 Board Committees: Audit Nominating and Corporate Governance Executive (Chair)	CHARLES E. HALDEMAN, JR.

Charles E. Haldeman, Jr., age 68, has been the Non-Executive Chairman of the Company since April 2015. He is also the Non-Executive Chairman of KCG Holdings, Inc., an independent securities firm focused on market making and electronic trading, since November 2013, and is on the Board of DST Systems, Inc., which provides technology-based information processing and servicing solutions to the financial services and healthcare industries, since November 2014. He is the former CEO of Freddie Mac, the publicly traded mortgage company. He joined Freddie Mac in 2009 and stepped down as Chief Executive in 2012. Before joining Freddie Mac, he was Chairman of Putnam Investment Management, LLC and served as President and CEO of Putnam Investments from 2003 through 2008. Prior to his tenure at Putnam, he was Chairman and CEO of Delaware Investments and earlier served as President and Chief Operating Officer of United Asset Management Corporation. He holds a Chartered Financial Analyst (CFA) designation. He was Chairman of the Board of Trustees of Dartmouth College from 2007 through 2010, and served as a Trustee from 2004 through 2012.

Skills and Qualifications

We believe Mr. Haldeman’s qualifications to Chair our Board of Directors include his years of executive experience as a chief executive in the financial services industry, together with his financial expertise and his background in investments and the capital markets, which provide our Board with insight into important areas in which the Company conducts business.

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Director Since: 2017 Board Committees: Financial Policy	STEPHANIE C. HILL

Stephanie C. Hill, age 52, is Vice President and General Manager of Lockheed Martin’s Cyber, Ships & Advanced Technologies (CSAT) line of business for Rotary and Mission Systems. Ms. Hill serves as chair of the Greater Baltimore Committee and is a member of the University of Maryland, Baltimore County’s Board of Visitors. Additionally, she sits on the Boards of Directors of the U.S. Coast Guard Foundation and Project Lead the Way, the nation’s leading provider of K-12 Science, Technology, Engineering and Mathematics (STEM) programs. Ms. Hill has been recognized for her career achievements and community outreach, especially in the advancement of STEM education. She was recognized as one of Computerworld’s 2015 Premier 100 IT Leaders and one of Maryland’s 19th Annual International Leadership Awardees by the World Trade Center Institute. In 2014, Ms. Hill was named the U.S. Black Engineer of the Year by Career Communications Group and included on Ebony Magazine’s Power 100 list, recognizing the achievements of African-Americans in a variety of fields.

Skills and Qualifications

We believe Ms. Hill’s qualifications to sit on our Board of Directors include her exceptional and consistent business and community leadership and technical experience, as well as her experience working with the government on issues of critical importance and her leadership in corporate governance.

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Director Since: 2014 Board Committees: Financial Policy	REBECCA JACOBY

Rebecca Jacoby, age 55, is Senior Vice President, Operations of Cisco Systems, Inc., a worldwide leader in IT networking. She was promoted to the role in July 2015 and is responsible for driving profitable growth and enabling operational excellence. Ms. Jacoby oversees the supply chain, global business services, security and trust, and IT organizations. In her former role as Cisco’s CIO from 2006 to 2015, she made the Cisco IT organization a strategic business partner, producing significant business value for Cisco in the form of financial performance, customer satisfaction and loyalty, market share, and productivity. Known for her strong track record of operational excellence, innovative problem solving and talent development, Ms. Jacoby was inducted into the CIO Hall of Fame by CIO magazine and was recognized by Forbes as a “Superstar CIO” in 2012. Her extensive understanding of business operations, infrastructure and application deployments as well as her knowledge of products, software and services help her advance Cisco’s business through the use of Cisco technology. Since joining Cisco in 1995, Ms. Jacoby has held a variety of leadership roles in operations, manufacturing and IT. Prior to joining Cisco, Ms. Jacoby held a range of planning and operations positions with other companies in Silicon Valley. Ms. Jacoby serves on the Board of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and is a founding member of the Technology Business Management Council.

Skills and Qualifications

We believe Ms. Jacoby’s qualifications to sit on our Board of Directors include her technology expertise, including an understanding of infrastructure and application deployments, products, software and services, as well as her executive leadership and operational experience.

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Director Since: 2016 Board Committees: Audit	MONIQUE F. LEROUX

Monique F. Leroux, age 62, is President of the International Cooperative Alliance (ICA), representing the cooperative movement in more than 100 countries. From March 2008 to April 2016, Ms. Leroux was the Chair of the Board, President and Chief Executive Officer of Desjardins Group, the leading cooperative financial group in Canada. Before joining Desjardins Group in 2001, Ms. Leroux held positions as the Chief Operating Officer at Québecor Inc., Senior Vice President of Finance and Senior Vice President Quebec at RBC (Royal Bank) and Partner at Ernst & Young. Ms. Leroux serves on the Boards of Alimentation Couche-Tard, Michelin, Crédit Mutuel/CIC and BCE/Bell. Ms. Leroux serves as Chair of the Board of Investissement Québec, nominated by the Quebec Government in April 2016. She is also Chair of the Quebec Economic and Innovation Council and chairs the High Level Contact Group of the European Association of Co-operative Banks (EACB). She is the founder and Chair of the International Summit of Cooperatives and chairs the Board of Governors of the Society for the Celebrations of Montreal’s 375th anniversary. Ms. Leroux is also a member of the Order of Canada and the Canadian Prime Minister’s Advisory Committee on the Public Service, the Business Council of Canada, the Founders’ Council of the Quebec Global 100 Network and the Asia Business Leaders Advisory Council. She is an Officer of the Ordre National du Québec and a Chevalier of the Légion d’Honneur (France). She is also the recipient of the Woodrow Wilson Award (United States), the Outstanding Achievement Award from the Quebec CPA Order and the Institute of Corporate Directors Fellowship Award. She holds honorary doctorates from eight Canadian universities.

Skills and Qualifications

We believe Ms. Leroux’s qualifications to sit on our Board of Directors include her executive experience in financial services, particularly internationally, together with her financial expertise, experience managing complex organizations and her corporate governance experience from prior board service.

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Director Since: 2016 Board Committees: Audit	MARIA R. MORRIS

Maria R. Morris, age 54, is Executive Vice President, MetLife, Inc., a member of MetLife’s Executive Group and leads MetLife’s Global Employee Benefits (GEB) business. She also is the interim Head of MetLife’s U.S. Business. In her role leading MetLife’s GEB business since 2012, Ms. Morris is responsible for expanding MetLife’s employee benefits business in more than 40 countries, broadening relationships and fueling growth across the globe via local solutions and partnerships with multinational corporations as well as through distribution relationships with financial institutions. In her interim role as Head of the U.S. Business she leads MetLife’s Retirement Income Solutions, Group Benefits, Holdings, Property & Casualty; and U.S. Direct businesses. Ms. Morris joined MetLife in 1984, and has since held a number of senior leadership roles. Ms. Morris serves on the Boards of Directors of MetLife Property and Casualty Insurance Company, the MetLife Foundation and the American Council of Life Insurers. She is also a member of the Board of Trustees for the Catholic Charities Archdiocese of New York and is Vice Chair of the All Stars Project, Inc.

Skills and Qualifications

We believe Ms. Morris’s qualifications to sit on our Board of Directors include her executive leadership and management experience in the financial services industry, her technology expertise and her experience in growing a multinational company in more than 40 countries.

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Director Since: 2013 President and Chief Executive Officer Board Committees: Executive	DOUGLAS L. PETERSON

Douglas L. Peterson, age 58, is President and Chief Executive Officer of S&P Global.

Mr. Peterson was elected President and CEO effective November 2013 and he joined the Company in September 2011 as President of Standard & Poor’s Ratings Services. Mr. Peterson also serves as Chairman of CRISIL Limited, a majority-owned affiliate of the Company.

Previously, Mr. Peterson was the Chief Operating Officer of Citibank, N.A., Citigroup’s principal banking entity that operates in more than 100 countries. Mr. Peterson was with Citigroup for 26 years, during which time he transformed businesses and drove performance in investment and corporate banking, brokerage, asset management, private equity and retail banking. His prior roles include CEO of Citigroup Japan, Country Manager for Costa Rica and Uruguay and Chief Auditor of Citigroup.

Mr. Peterson is a steward of the World Economic Forum’s Global Strategic Infrastructure Initiative and co-chairs the Bipartisan Policy Center’s CEO Council on Infrastructure. He serves on the Federal Deposit Insurance Corporation’s Systemic Resolution Advisory Committee, the US-China Business Council, the Partnership for New York City and the Kravis Leadership Institute, and the Boards of Trustees of Claremont McKenna College and the Paul Taylor Dance Company.

Skills and Qualifications

As the only member of the Company’s management team on the Board, Mr. Peterson’s presence on the Board provides Directors with direct access to the Company’s chief executive officer and helps facilitate Director contact with other members of the Company’s senior management.

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Director Since: 2007 Board Committees: Audit (Chair) Executive Financial Policy	SIR MICHAEL RAKE

Sir Michael Rake, age 68, has been Chairman of BT Group plc (“BT”), one of the largest communications companies in the world, since 2007, and Chairman of Worldpay Group plc (formerly RBS Worldpay), a UK-based global payment processing company, since September 2015. He is also Chairman of Majid Al Futtaim Holding LLC since 2010 and has been Chairman of the International Chamber of Commerce (ICC) in the UK since 2015. Previously, he was Chairman of KPMG International, one of the world’s leading accounting organizations, with operations in 148 countries and more than 113,000 professionals working in member firms worldwide. After joining KPMG in 1972, he served the company in various capacities in Belgium, Luxembourg, the Middle East and London, and led a number of major global clients’ services teams. He joined the company’s UK Board in 1991, was elected UK Senior Partner in 1998 and named International Chairman in 2002. Sir Michael is the former Chair of the Commission for Employment and Skills in the UK and was Chairman of easyJet plc from 2010 to May 2013. Sir Michael was Non-Executive Director (2008-2012) then Deputy Chairman (2012-2015) at Barclays plc. He was President of the Confederation of British Industry until July 2015 and was formerly on the Board of the Financial Reporting Council. He is a member of the Advisory Council for Business for New Europe, on the Board of the Trans-Atlantic Business Council and is a William Pitt Fellow at Pembroke College, Cambridge. He is also a Senior Adviser for Chatham House, a member of the Oxford University Centre for Corporate Reputation Global Advisory Board and Vice President of the Royal National Institute of Blind People (RNIB). Educated at Wellington College, where he was formerly Chairman of Governors and Vice President, Sir Michael is qualified as a UK-chartered accountant. He was knighted in 2007.

Skills and Qualifications

We believe Sir Michael’s qualifications to sit on our Board of Directors and Chair our Audit Committee include his executive leadership and management experience, his expertise in financial accounting and corporate finance, his extensive international business experience and his overall knowledge of global markets.

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Director Since: 2001 Board Committees: Nominating and Corporate Governance (Chair) Compensation and Leadership Development Executive	EDWARD B. RUST, JR.

Edward B. Rust, Jr., age 66, is Chairman Emeritus of State Farm Mutual Automobile Insurance Company, the largest insurer of automobiles and homes in the United States. Mr. Rust was CEO of State Farm Mutual Automobile Insurance Company from 1985 to September 2015. Mr. Rust was a Director of the following State Farm affiliates from 2001 to 2014: State Farm Associates Funds Trust; State Farm Mutual Fund Trust; and State Farm Variable Product Trust. Mr. Rust is also a Director of Helmerich & Payne, an oil and gas drilling company, and Caterpillar Inc., a manufacturer of construction and mining equipment. Mr. Rust is a Trustee of The Conference Board and Illinois Wesleyan University. Additionally, Mr. Rust is former Chairman of the U.S. Chamber of Commerce, the American Enterprise Institute, the National Alliance of Business, the Insurance Institute for Highway Safety, the Business-Higher Education Forum and the Business Roundtable’s Education Initiative. He was a member of Business Roundtable, where he served as Co-Chair for more than seven years, and the Financial Services Roundtable, where he served as Chairman. He was also a member of President George W. Bush’s Transition Advisory Team Committee on Education, served on the National (Glenn) Commission on Mathematics and Science Teaching for the 21st Century and on the No Child Left Behind Commission.

Skills and Qualifications

We believe Mr. Rust’s qualifications to sit on our Board of Directors and Chair our Nominating and Corporate Governance Committee include his extensive leadership experience gained as the chief executive of a large mutual company in the insurance industry and his broad corporate governance experience from prior board service.

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Director Since: 2003 Board Committees: Nominating and Corporate Governance Compensation and Leadership Development	KURT L. SCHMOKE

Kurt L. Schmoke, age 67, was appointed President of the University of Baltimore in July 2014, after serving at Howard University for almost 12 years. During his tenure at Howard University, Mr. Schmoke served in several roles: Dean of Howard Law School (2003-2012); General Counsel (2012-2014); and Interim Provost (2013-2014). Prior to joining Howard, he was a partner at the Washington, D.C.-based law firm of Wilmer Cutler & Pickering from 2000 through 2002. Mr. Schmoke served three terms as the Mayor of Baltimore from 1987 until 1999. Mr. Schmoke served as the State’s Attorney for Baltimore City from 1982 until 1987. Mr. Schmoke is a Director of Legg Mason, Inc. He is a Vice Chair of the Carnegie Corporation of New York and Chair of the Board of Trustees of Howard Hughes Medical Institute, a private philanthropic group. Mr. Schmoke is also a member of the Council on Foreign Relations. Mr. Schmoke was named to President Jimmy Carter’s domestic policy staff in 1977. He was a Director of the Baltimore Life Companies and a Trustee of the Yale Corporation.

Skills and Qualifications

We believe Mr. Schmoke’s qualifications to sit on our Board of Directors include his experience in managing large and complex educational institutions, which provides the Board with a diverse approach to management, as well as his public policy expertise acquired through his government service as an elected official.

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Director Since: 2011 Board Committees: Audit Financial Policy (Chair) Executive	RICHARD E. THORNBURGH

Richard E. Thornburgh, age 64, is Non-Executive Director and Chairman of Credit Suisse Holdings (USA), Inc. He is also Vice Chairman of the Board of Credit Suisse Group A.G., chairs its Risk Committee, and serves on its Audit and Chairman’s and Governance Committees. Mr. Thornburgh has held key positions throughout his career with Credit Suisse First Boston (CSFB), the investment banking arm of Credit Suisse Group A.G., including Executive Vice Chairman of CSFB from 2004 through 2005. He has also held key positions with Credit Suisse Group A.G., including Chief Financial Officer, Chief Risk Officer and member of the Executive Board of Credit Suisse Group A.G. Mr. Thornburgh is also the lead Director of NewStar Financial, Inc. and a Director of CapStar Financial Holdings (CSTR). Mr. Thornburgh was previously Vice Chairman of Corsair Capital LLC, a private equity firm focused on investing in the global financial services industry, and continues to serve as a member of Corsair’s Investment Committee. He was previously a Director of Reynolds American Inc., National City Corporation and Dollar General Corporation. Mr. Thornburgh served on the executive committee of the Securities Industry Association and served as Chairman. In addition, he serves on the University of Cincinnati Investment Committee and is a Trustee of St. Xavier High School, Cincinnati, Ohio and chairs its Finance Committee.

Skills and Qualifications

We believe Mr. Thornburgh’s qualifications to sit on our Board of Directors and Chair our Financial Policy Committee include his financial expertise, his extensive experience in the global financial services industry and his familiarity with strategic transactions acquired through executive-level positions in investment banking and private equity.

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Committees of the Board of Directors

The Company has standing Nominating and Corporate Governance, Audit, and Compensation and Leadership Development Committees. The Chair of each Committee reports to the full Board as appropriate from time to time. Each Committee has a Charter that is reviewed by the Nominating and Corporate Governance Committee on a regular basis. In addition to these three standing Committees, the Board has an Executive Committee and a Financial Policy Committee. A brief description of the Committees follows.

Nominating and Corporate Governance Committee

The functions performed by the Nominating and Corporate Governance Committee include, among other matters:

•	recommending to the Board the general criteria for selection of Director nominees and evaluating possible candidates to serve on the Board;
•	recommending to the Board appropriate compensation to be paid to Directors;
•	determining whether any material relationship between a nonmanagement Director and the Company might exist that would affect that Director’s status as independent;
•	making recommendations, from time to time, to the Board as to matters of corporate governance and periodically monitoring the Board’s performance; and
•	reviewing with the Board succession plans for the Chief Executive Officer.

Additional information about the Nominating and Corporate Governance Committee follows:

•	The Committee has a Charter that can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
•	All current members of the Committee are independent as defined in the rules of the NYSE.
•

The Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. In addition to qualities of intellect, integrity and judgment, this assessment takes into consideration diversity, background, senior management experience and an understanding of some combination of marketing, finance, technology, international business matters, government regulation, public policy and the global capital and commodity markets. The Committee evaluates the skills and qualifications of the existing Board and potential candidates on a continuing basis.

•	The Committee evaluates all nominees for Director based on these criteria, including nominees recommended by shareholders.
•	All nominees for Director included on the Company’s proxy card are currently serving as Directors of the Company.
•	The Committee may retain and terminate search firms to identify Director candidates. The Committee has the sole authority to approve the fees and other retention terms of any such firms.

Audit Committee

The Company has an Audit Committee currently comprised of six Directors that has been established by the Board of Directors for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Board of Directors appoints the Committee Chair and determines which Directors serve on the Committee. The Audit Committee’s duties include, among other matters, assisting the Board’s oversight of:

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

•	the qualifications and independence of the Company’s independent auditors;
•	the performance of the Company’ internal and external auditors; and
•	the critical key risks of the Company.

Additional information about the Audit Committee follows:

•	The Audit Committee Report, beginning on page 94 of this Proxy Statement, summarizes certain important actions of the Committee taken during the Company’s 2016 fiscal year.
•	The Committee has a Charter that can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
•	All current members of the Committee are independent as defined in the rules of the New York Stock Exchange.
•

The Board has determined that all members of the Audit Committee qualify as “financial experts” as defined in the rules of the SEC and the New York Stock Exchange. There is a brief listing of the qualifications of the Director nominees who are Committee members in their respective biographies found on pages 14 through 25 of this Proxy Statement.

Compensation and Leadership Development Committee

The Compensation and Leadership Development Committee’s duties include, among other matters:

•	establishing an overall total compensation philosophy for the Company;
•	establishing and approving the compensation to be paid to the Company’s senior management;
•	administering the Company’s incentive compensation plans;
•

establishing performance objectives and approving awards and payments in connection with the Company’s incentive compensation plans to ensure consistency with the Company’s financial and strategic plans and objectives; and

•	reviewing the succession and development plans for executives and other key talent below the direct reports to the Chief Executive Officer.

Additional information about the Compensation and Leadership Development Committee follows:

•	All current members of the Committee are independent as defined in the rules of the New York Stock Exchange.
•	The Committee has a Charter that can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.

Processes and Procedures for Determining Executive Compensation

The Compensation and Leadership Development Committee is currently comprised of four Directors, all of whom meet the independence requirements of the New York Stock Exchange. The Board of Directors appoints the Committee Chair and determines the composition of the Committee members. For a further discussion of the independence determinations with respect to our Directors, see pages 10 and 11 of this Proxy Statement.

The Committee is responsible for approving all matters concerning the Company’s total compensation philosophy, including conducting periodic reviews of the philosophy to ensure it supports the Committee’s objectives and shareholder interests. The Committee is responsible for administering and interpreting the Key Executive Short-Term Incentive Compensation Plan, the 2002 Stock Incentive Plan and all other compensation and benefits plans in which the Company’s senior management participates.

2017 Proxy Statement	27

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

The Committee annually reviews and approves the corporate goals and objectives for the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, establishes the Chief Executive Officer’s total compensation and refers its recommendations to the independent Directors of the Board of Directors for ratification.

The Committee annually reviews and approves the individual compensation actions for the direct reports to the Chief Executive Officer (including the other named executive officers). Below this level, the Committee approves the overall design of the total executive compensation program and delegates the discretion to approve individual compensation decisions to the Chief Executive Officer. The other named executive officers, who are identified on page 33 of this Proxy Statement, recommend compensation actions for the senior executives in their organizations and these compensation actions are then approved by the Chief Executive Officer.

The Committee has sole authority to retain and terminate all external consultants and to commission surveys or analyses that it determines necessary to fulfill its responsibilities. Additionally, the Committee has sole authority to approve the fees of the external consultants. The Committee utilizes the services of Pay Governance LLC as its external compensation advisor for all matters concerning the Company’s senior management compensation programs. Pay Governance LLC provides no other executive compensation consulting or other services to the Company or its management. Pay Governance LLC works in cooperation with Company management on matters that come before the Committee but always in its capacity as the Committee’s independent advisor and representative. The Committee has entered into a consulting agreement with Pay Governance LLC that specifies the nature and scope of its responsibilities, which include: (1) reviewing Committee agendas and supporting materials in advance of each meeting and raising questions or issues with management and the Committee Chair, as appropriate; (2) at the Committee’s direction, working with management on major proposals in advance of finalization by, and presentation to, the Committee; (3) reviewing drafts of the Company’s Compensation Discussion and Analysis and the Compensation Committee Report and related tables for inclusion in the Company’s Proxy Statement each year; (4) evaluating the chosen compensation peer group and survey data for competitive comparisons; (5) reviewing comparative data on the compensation of the Chief Executive Officer and providing independent analyses and recommendations on the Chief Executive Officer’s compensation to the Committee; and (6) proactively advising the Committee on best practices for Board governance of executive compensation.

In accordance with the Committee’s policy on assessing advisor independence, the Committee determined in 2016 that there were no conflicts of interest or issues related to independence that would impact the advice to the Committee from the firm of Pay Governance LLC and the representatives of Pay Governance LLC who advise both the Committee on executive compensation matters and the Nominating and Corporate Governance Committee on Director compensation matters.

For a further discussion of the role of the Committee in assessing performance and determining compensation with respect to our named executive officers see pages 39 through 42 of this Proxy Statement.

Executive Committee

The Company has an Executive Committee currently comprised of six Directors that has been established by the Board of Directors. The Chairman of the Board serves as the Chairman of the Executive Committee. The Executive Committee has all the authority of the Board, except for those actions not permitted by Section 712 of the Business Corporation Law of the State of New York.

Financial Policy Committee

The Company has a Financial Policy Committee currently comprised of six Directors that has been established by the Board of Directors for the purpose of overseeing the Company’s financial risks, with particular emphasis

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

on the Company’s financial position, its capital structure, its dividend policy, its share repurchase policy and its capital expenditure program. The Board of Directors appoints the Committee Chair and determines which Directors serve on the Committee.

The Financial Policy Committee’s duties include, among other matters:

•	reviewing the Company’s financial affairs with management, particularly the Company’s Medium Range Plan and the investment performance of the Company’s retirement and profit-sharing funds;
•	reviewing management’s proposals and recommendations to the Board, including those relating to share repurchases, mergers and acquisitions, divestitures, and major capital expenditures; and
•	reviewing management’s proposals with regard to the payment (or non-payment) of dividends and approving or making a recommendation to the Board on such matters.

Membership and Meetings of the Board and Its Committees

In 2016, no Director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and the Committees on which he or she served. Committee membership and the number of meetings of the full Board and each Committee held during 2016 are shown in the table below. Messrs. McGraw and Taurel retired from the Board at the 2016 Annual Meeting. Ms. Ochoa-Brillembourg and Sir Winfried Bischoff will retire from the Board at the 2017 Annual Meeting and will not stand for re-election at the Meeting. Ms. Hill and Mr. Alverà are not included in this table as they became Directors effective as of January 25, 2017 and March 10, 2017, respectively.

	Board	Audit	Compensation & Leadership Development	Executive	Financial Policy	Nominating & Corporate Governance

Sir Winfried Bischoff

William D. Green			Chair

Charles E. Haldeman, Jr.				Chair

Rebecca Jacoby

Monique F. Leroux

Maria R. Morris

Robert P. McGraw

Hilda Ochoa-Brillembourg

Douglas L. Peterson

Sir Michael Rake		Chair

Edward B. Rust, Jr.						Chair

Kurt L. Schmoke

Sidney Taurel

Richard E. Thornburgh					Chair

Number of 2016 Meetings	8	10	7	0	8	6

= Chairperson of the Board     Chair = Committee Chair     = Member

In 2016, the independent Directors met in executive sessions 6 times without any member of management present.

2017 Proxy Statement	29

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Leadership Development Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation and Leadership Development Committee. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation and Leadership Development Committee.

Director and Officer Indemnification and Insurance

Each Director and certain of our executive officers have entered into an indemnification agreement with the Company which provides indemnification for judgments and amounts paid in settlement and related expenses to the fullest extent permitted under the applicable provisions of the New York Business Corporation Law (“NYBCL”). This indemnification will be reduced to the extent that a Director or executive officer is indemnified by the Company’s Directors’ and Officers’ liability insurance.

The Company has for many years had an insurance program in place that provides Directors’ and Officers’ liability insurance coverage. The Company’s current insurance coverage was purchased for the period May 15, 2016 to May 15, 2017 for a premium of approximately $2.4 million. This insurance is provided by a consortium of carriers, which includes: Illinois National Insurance Company; Federal Insurance Co.; Great American Insurance Co.; Freedom Specialty Insurance Co.; Berkshire Hathaway Specialty Insurance; Travelers Casualty & Surety Company of America; and AXIS Insurance Company. This program also includes additional capacity dedicated to providing excess coverage for Directors and certain of our executive officers when the Company cannot indemnify them. The additional capacity is provided by the following consortium of carriers: RLI Insurance Company; Berkshire Hathaway Specialty Insurance; Continental Casualty Company; Berkeley Insurance Company; XL Specialty Insurance Company; Illinois National Insurance Company; U.S. Specialty Insurance Company; Zurich American Insurance Company; and Aspen American Insurance Co.

The Company also maintains a fiduciary liability insurance program that covers Directors and employees who serve as fiduciaries for our employee benefit plans. This coverage, subject to a number of standard exclusions and certain deductibles, indemnifies the Directors and employees from alleged breaches of fiduciary or administrative duties, as defined in the Employee Retirement Income Security Act of 1974 or similar laws or regulations outside the United States. The Company’s current fiduciary liability coverage was purchased for the period May 15, 2016 to May 15, 2017 for a premium of approximately $277,000. This insurance is provided by a consortium of carriers, which includes: Illinois National Insurance Company; Federal Insurance Company; and XL Specialty Insurance Company.

Transactions With Related Persons

Under SEC rules, we are required to disclose material transactions with the Company in which “related persons” have a direct or indirect material interest. Related persons include any Director, nominee for Director, executive officer of the Company, any immediate family members of such persons, and any persons known by the Company to be beneficial owners of more than five percent of the Company’s voting securities.

Based on information available to us and provided to us by our Directors and executive officers and other than the items referred to below, we do not believe that there were any such material transactions in effect since January 1, 2016, or any such material transactions proposed to be entered into during 2017.

As of April 29, 2015, the Company and Mr. Harold McGraw III (Chairman Emeritus of the Company and the brother of Robert P. McGraw, a Company director during 2016 who resigned effective April 27, 2016) entered

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

into a letter agreement under which Mr. McGraw’s honorary title as Chairman Emeritus was confirmed and he agreed to provide the Company’s Board of Directors with written quarterly reports outlining global trade developments which may present potential opportunities for the Company. Beginning on such date and ending on April 29, 2019, Mr. McGraw will be: (1) provided with reasonable office accommodations and two full-time support staff and (2) transported by a Company-provided vehicle driven by a member of the Company’s security group for travel within the New York metropolitan area. Mr. McGraw was also provided with one Company employee to assist him with global free trade activities during his current term as Chairman of the International Chamber of Commerce, which ended on June 15, 2016 when he became Honorary Chairman. The total costs and expenses incurred by the Company from January 1, 2016 through December 31, 2016 in connection with the foregoing arrangements were $1,696,402.

From time to time, shareholders that own more than five percent of our common stock subscribe to, license or otherwise purchase, in the normal course of business, certain of our products and services. These transactions are negotiated on an arm’s-length basis and are subject to review by the Company’s Nominating and Corporate Governance Committee as described below. During 2016, State Street Corporation, BlackRock, Inc., The Vanguard Group, Inc. and Fidelity Investments (FMR LLC) and/or their respective affiliates subscribed to, licensed or otherwise purchased in the normal course of business, certain of our products and services. Revenues recognized by us from subscriptions, licenses and other fees related to our products and services by State Street Corporation, BlackRock, Inc., The Vanguard Group, Inc. and Fidelity Investments (FMR LLC) and/or their respective affiliates for fiscal 2016 were approximately $125.9 million, $63.4 million, $23.6 million and $13.0 million, respectively. The Company paid fees to Fidelity Investments (FMR LLC), The Vanguard Group, Inc. and State Street Global Advisors, Inc. in the amount of $349,000, $213,000 and $5,000, respectively, in 2016 in connection with investment management and certain marketing and business promotion services.

The Company’s Nominating and Corporate Governance Committee reviews and considers transactions with related persons under the Company’s written policy that requires the Committee to review and approve any related person transactions. Under the policy, all related persons are required to promptly notify our Corporate Secretary of any proposed related person transaction. Following notice to our Corporate Secretary, the proposed transaction is then presented to the Nominating and Corporate Governance Committee for its review and consideration at the next Committee meeting. Any ongoing and previously approved related person transactions will be reviewed by the Committee on an annual basis. In reviewing any proposed (or previously approved and ongoing) related person transaction, the Committee must consider all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person. Approval of a related person transaction (or ratification of a previously approved and ongoing related person transaction) will be given only if it is determined by the Committee that such transaction is in (or not inconsistent with) the best interests of the Company and its shareholders.

Board and Committee Self-Evaluations

The Board assesses annually the performance and effectiveness of the Board and its Committees (“Committees”). The Nominating and Corporate Governance Committee oversees the evaluation process, including determining the format, and presents to the Board the results of the self-evaluations to identify opportunities to enhance effectiveness. Self-evaluation topics generally include, among other matters, Board composition and structure, meeting topics and process, information flow, Board oversight of risk management and strategic planning, succession planning and access to management. The Board discusses the results of each annual self-evaluation and, as appropriate, implements enhancements and other modifications identified during the self-evaluation.

2017 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Leadership Development Committee of our Board of Directors (the “Compensation Committee”), comprised of independent Directors, oversees our compensation program for senior executives on behalf of our Board. This Compensation Discussion and Analysis (“CD&A”) describes our named executive officer compensation program and the basis for the compensation paid to our named executive officers for 2016, as well as certain key compensation decisions that have been approved for our named executive officers for 2017.

*	Our CD&A, found on pages 32 through 64 of this Proxy Statement, includes adjusted financial information. For a reconciliation of the adjustments to comparable financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the U.S., please see Exhibit A. The non-GAAP financial information included on Exhibit A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our named executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

2016 Named Executive Officers

The named executive officers (“NEOs”) of the Company for 2016 are as follows:

Executive	Position

Douglas L. Peterson	President and Chief Executive Officer (“CEO”)
Ewout L. Steenbergen (1)	Executive Vice President, Chief Financial Officer (“CFO”)
Robert J. MacKay (2)	Interim Chief Financial Officer (“Interim CFO”)
John L. Berisford	President, S&P Global Ratings
Steven J. Kemps	Executive Vice President, General Counsel
Alexander J. Matturri	Chief Executive Officer, S&P Dow Jones Indices
Jack Callahan (3)	Former Executive Vice President and Chief Financial Officer (“Former CFO”)

(1)	Mr. Steenbergen joined the Company as Executive Vice President, Chief Financial Officer, effective November 14, 2016.
(2)	Mr. MacKay, our Senior Vice President, Corporate Controller, was appointed Interim CFO effective August 5, 2016 through November 14, 2016, Mr. Steenbergen’s hire date.
(3)	Mr. Callahan voluntarily resigned from his position during 2016.

Compensation Philosophy

Our compensation philosophy is to reward our executives for creating shareholder value by linking a significant portion of pay to one or more performance metrics tied to value creation. We implement our compensation practices within the framework of pay-for-performance and in a manner that we believe helps us attract the highest quality talent to our executive ranks and retain these individuals by rewarding excellence in leadership and success in the implementation of our business strategy while driving shareholder value.

Financial Performance Highlights

Total Shareholder Return

In 2016, S&P Global increased its share price by 9%, which was generally in line with the share price performance of our peer group and the overall market. As indicated in the performance graph to the right, our cumulative total shareholder return during the previous five years is 13% higher than our Form 10-K peer group and 37% higher than the performance indicator of the overall market (i.e., S&P 500).

The Form 10-K peer group included in this graph consists of the following companies: Thomson Reuters Corporation, Moody’s Corporation, CME Group Inc., MSCI Inc., FactSet Research Systems Inc. and IHS Markit Ltd.

Returns assume $100 invested on December 31, 2011 and total return includes reinvestment of dividends through December 31, 2016. Reflects peer group used in the Company’s Form 10-K filed with the SEC on February 9, 2017.

2017 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Company Financial Performance

The Company demonstrated strong operating performance in 2016 by showing year-over-year (“YOY”) growth across three key financial measures that the Compensation Committee uses to assess executive officer performance: Incentive Compensation Program (“ICP”) Adjusted Revenue, ICP Adjusted Earnings before Interest, Taxes and Amortization (“ICP Adjusted EBITA”) and ICP Adjusted Earnings Per Share (“ICP Adjusted EPS”):

(1)	Key Executive Short-Term Incentive Compensation Plan (“STIC”).
(2)	Long-Term Incentive Plan (“LTIP”).
(3)	For a reconciliation of the adjustments to comparable financial measures calculated in accordance with U.S. GAAP, please see Exhibit A.

Significant Business Milestones

In addition to the above strong financials, other 2016 highlights include:

•	Increased engagement with customers, end-users, market participants, industry leaders, policy makers and regulators through our brand roll-out.
•

Progress towards optimizing the Company’s portfolio, including the successful divestiture of the J.D. Power, Standard & Poor’s Securities Evaluations, Inc. (“SPSE”) and Credit Market Analysis (“CMA”) businesses.

•	Completed selective acquisitions in S&P Dow Jones Indices (TruCost Plc), S&P Global Platts (PIRA Energy Group and RigData) and S&P Global Ratings (TRIS Rating).
•	Positive headway on the SNL integration efforts and the realization of synergies.

Pay-for-Performance Overview

2016 STIC Funding and 2014-2016 Long-Term Incentive Payouts

S&P Global had strong stock price and financial performance in 2016 and strategically repositioned itself to achieve continued performance in the future. The Company’s achievements in 2016 resulted in above-target funding for the Key Executive Short-Term Incentive Compensation Plan (“STIC”), and the Company’s sustained performance during the 2014-2016 performance cycle resulted in Long-Term Incentive awards earning and paying out above target. STIC funding for 2016 was 170% of target (see page 54) and the 2014 Long-Term Incentive Awards earned and paid out at 160% of target (see page 58).

34	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

CEO Target Compensation

In the graphic to the right, we have shown Target Total Direct Compensation (“TDC”), which is equal to base salary, target annual incentive award opportunity and long-term incentive grants, assuming target performance, for our CEO, Mr. Peterson, in 2015, 2016 and 2017. As discussed in further detail in the “Setting Compensation” section beginning on page 40 of this Proxy Statement, in consultation with the independent compensation consultant, the Compensation Committee considered several factors such as individual performance and market competitiveness and approved a 17% increase to Mr. Peterson’s target TDC for 2017 as compared to 2016.

Say-on-Pay and Engagement with Shareholders

The Company values shareholder perspectives on our executive compensation program. As part of the Compensation Committee’s annual review of the program, it considers the outcome of the Company’s annual shareholder advisory vote on the executive compensation program for the Company’s NEOs – the “say-on-pay”. Approximately 98% of the votes cast were in favor of our “say-on-pay” last year. Although this indicated strong support for our executive compensation program, the Company believes it is important to engage with our shareholders, regardless of our approval rating. We did so this year by continuing our active dialogue with investors, attending 12 investor conferences, visiting investors in 33 cities and in total conducting over 700 investor meetings. No significant concerns relating to the Company’s compensation program were raised by investors this year.

Examples of prior compensation program changes made in response to shareholder feedback are highlighted on page 43 of this Proxy Statement and affirm our responsiveness to and alignment with our shareholders.

New for 2017 and Other Recent Changes

In connection with the annual review of the Company’s executive compensation program, the Compensation Committee modified the vesting schedule for awards of restricted share units (“RSUs”) so that all future RSU grants beginning in 2017 will vest ratably over three years rather than vest after three years. This change is intended to provide the Company with a more effective recruitment tool, conforms to industry practice and is appropriately balanced by the three-year vesting schedule for PSU awards, which generally represent 70% of the total long-term grant value for NEOs.

For 2016, the Compensation Committee also increased the CEO share ownership guideline from five times (5x) to six times (6x) base salary to require a more meaningful level of ownership in keeping with best practices and further align the interest of the CEO with those of our shareholders.

Key prior executive compensation program design changes are highlighted on page 43 of this Proxy Statement.

2017 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Overview of Key Best Practices: What We Do and Don’t Do

The Compensation Committee regularly reviews best practices in executive compensation and governance and has revised our policies and practices over time. Today these practices include:

Alignment with Shareholders (What We Do)
COMPENSATION PRACTICE		COMPANY POLICY	MORE DETAIL
✓	Pay-for- Performance & Shareholder Alignment

Approximately 87% of CEO and 71% of other NEOs’(1) total compensation opportunity is variable, incentive-based pay contingent on meeting challenging, top-line and bottom-line short-term and long-term performance objectives. We also include caps on individual payouts under our short- and long-term incentive plans.

Long-term incentive compensation opportunities for NEOs are equity-based and tied to business plan performance metrics.

Pgs. 37 & 38
✓	Robust Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our Directors and executive officers. The executive guidelines also require 100% retention until the guidelines are met and a six-month holding policy for stock options after exercise.	Pgs. 62 & 89
✓	Annual Shareholder Say-on-Pay	We value our shareholders’ input and seek an annual non-binding advisory vote from shareholders on our executive compensation program for our named executive officers.	Pg. 35
✓	Shareholder Outreach and Input	Our outreach program gives institutional shareholders the opportunity to provide ongoing input on our programs and policies. We carefully review say-on-pay results and all shareholder feedback when structuring executive compensation.	Pgs. 35 & 39
✓	Clawback Policy	Our clawback policy gives us the right to recoup and cancel cash incentive and long-term incentive award payments received by covered active and former employees under various circumstances, including misconduct and financial restatements.	Pg. 63
✓	Anti-Hedging and Anti-Pledging Policy	Our anti-hedging and anti-pledging policy prohibits Directors, officers and other designated employees from engaging in hedging and pledging transactions related to Company stock.	Pg. 64
(1)	Calculation excludes Messrs. Steenbergen and Callahan as their compensation mixes do not reflect full-year amounts.

Sound Governance Practices (What We Don’t Do)
COMPENSATION PRACTICE		COMPANY POLICY	MORE DETAIL
×	No Single Trigger Change-in-Control	Our Long-Term Incentive Plan awards are subject to “double-trigger” treatment in the case of a change-in-control (i.e., unvested awards are accelerated only if there is both a change-in-control and an involuntary termination of employment).	Pg. 61
×	No Excessive Perquisites	We do not provide excessive executive perquisites to our NEOs and we believe our limited perquisites are reasonable and competitive.	Pg. 59
×	No Tax Gross-Ups	We do not provide tax gross-ups in connection with any perquisites or in the event of any “golden parachute payment” in connection with a change-in-control.	Pgs. 59 & 62
×	No Dividends on Unearned Awards	We do not pay dividends on unearned PSUs or RSUs.	Pg. 38
×	No Employment Contracts	None of our NEOs has a formal employment contract.	Pg. 64
×	Pension Benefits Frozen	We froze both our defined benefit pension plans to new participants and future accruals, effective as of April 1, 2012.	Pg. 60

36	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Compensation Objectives

The main objectives of our executive compensation program are:

•	To hire and retain high-caliber executive talent with the leadership abilities and experience necessary to implement our business strategy while driving shareholder value;
•	To pay for performance and sustainable, long-term growth by rewarding the achievement of challenging business and individual performance goals;
•

To build value for shareholders and encourage growth by linking a significant portion of compensation to Company performance with an appropriate balance of short-term and long-term objectives to deepen the alignment of our executives to our shareholders; and

•	To manage risk through oversight and compensation design to ensure that our incentive programs appropriately motivate our executives to encourage prudent, but not excessive, risk-taking.

Pay Mix

In establishing an appropriate mix of fixed and variable pay to reward Company, line of business and individual performance, the Compensation Committee balances the importance of meeting our short-term business goals and maintaining a competitive compensation package designed to attract, motivate and retain experienced and talented executive officers with the need to create shareholder value and drive growth over the longer-term.

Our integrated compensation framework heavily weights variable compensation to reward achievements against pre-established, quantifiable financial performance objectives and individual strategic performance objectives. In addition, because a significant portion of variable compensation is delivered in the form of equity-based awards, which vest over three years, the value ultimately realized by our executives from these awards depends on stockholder value creation, as measured by the future performance of our stock price.

*	Excludes our CFO, who is not entitled to an annual incentive or long-term incentive award in 2016 due to his date of hire, and Former CFO, who left the Company mid-way through 2016.

2017 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Overview of Pay Elements

For 2016, guided by our compensation philosophy and objectives, the executive compensation program consisted of the elements listed below. The Compensation Committee believes that each compensation element, and all of these elements combined, are important to maintain an executive compensation program that is competitive, performance-based and shareholder-focused.

| | | ELEMENT | | DESCRIPTION | LINK TO STRATEGY & BUSINESS | MORE DETAIL |
|---|---|---|---|---|---|---|
| ANNUAL | FIXED | Base Salary | | • Market competitive fixed pay, reflective of individual performance, time in role, scope of responsibility, leadership skills and experience.<br>• Reviewed on an annual basis against compensation market data and adjusted, as appropriate, to maintain market alignment. | • Competitive base salaries help attract and retain key executive talent.<br>• Material adjustments are based on performance and market data and are not guaranteed. | Pg. 52 |
| ANNUAL | VARIABLE / AT RISK PERFORMANCE-BASED | Short-Term Annual Incentive | | • Performance-based cash compensation dependent on performance against annually established 30% weighted individual and 70% weighted Company financial targets (25% ICP Adjusted Revenue and 75% ICP Adjusted EBITA).<br>• Our NEOs are assigned a target incentive award with the actual award calculated as a percentage of this target.<br>• The maximum incentive award payout is capped at 200% of the target award. | • Rewards performance to achieve short-term business objectives that draw focus to productivity measures, create greater efficiencies and strengthen the importance of growth and scale to the Company, all of which we believe ultimately drive increased shareholder value.<br>• Also motivates executives to deliver individual performance against strategic objectives. | Pg. 52 |
| LONG-TERM | VARIABLE / AT RISK PERFORMANCE-BASED | Long-Term Incentives | PSUs | • For most NEOs, PSUs represented 70% of the total long-term incentive grant value.<br>• Based on three-year growth in ICP Adjusted EPS with maximum earnings potential capped at 200% of the target award.<br>• Awards vest upon completion of the three-year performance period and the Compensation Committee's certification of performance. No dividends are paid on unearned PSUs. | • These long-term equity and long-term cash incentive awards promote executive share ownership and alignment with shareholders' interest in the Company's long-term growth.<br>• Plan design ensures that executives have compensation that is at-risk for longer periods of time and mitigates excessive risk-taking over a long-term horizon.<br>• Awards support retention objectives and are subject to forfeiture in the event that an executive terminates their employment. | Pg. 56 |
| | | | RSUs | • For most NEOs, RSUs represented 30% of the total long-term incentive grant value.<br>• Long-term annual equity-based incentives, whose ultimate value is tied to Company performance through stock price.<br>• 2016 awards vest upon completion of the three-year award cycle and 2017 awards will vest ratably on each of the three fiscal year-end dates following the grant of the award. No dividends are paid on unearned RSUs. | | |
| | | | Long-Term Cash Awards | • For Mr. Matturri, long-term cash represented 60% of the long-term incentive grant value, with the remaining 40% made up of a mix of 70% PSUs and 30% RSUs.<br>• Based on three-year growth in division-specific EBITA with a maximum payout capped at 200% of the target award.<br>• Awards vest upon completion of the three-year performance period and the Compensation Committee's certification of performance. | | |
| LONG-TERM | | Other | | • Health, welfare and retirement programs. | • NEOs generally participate in the same benefit programs that are offered to other salaried employees. | Pg. 59 |
| | | | | • Limited perquisites. | • Reasonable, limited perquisites are provided to executives to facilitate strong performance on the job and enhance their productivity. | Pg. 59 |

38	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Stakeholder Roles and Responsibilities

Role of Shareholders

- Our shareholders cast an annual advisory vote on executive compensation and may provide feedback through various means, including our investor engagement efforts.
- The Compensation Committee carefully considers the annual outcome of the Company's say-on-pay (98% cast in favor in 2016), shareholder feedback, and evolving best practices when making future compensations decisions and program design changes. For a list of recent improvements we have made to our compensation programs, see page 43 of this Proxy Statement.

98%
cast in
favor in
2016

Role of the Compensation Committee

Our Compensation Committee:

- Establishes an overall total compensation philosophy statement for the Company, which it periodically reviews.
- Annually reviews and approves goals and objectives for the CEO; meets at least annually with the CEO to discuss the CEO's self-assessment in achieving individual and corporate goals and objectives; evaluates the CEO's performance in light of those goals and objectives; and establishes the CEO's total compensation based on this evaluation, which is ratified by the independent Directors of the Board of Directors.
- Ensures that the Company's executive compensation program is appropriately competitive, supports organization objectives and shareholder interests and creates pay-for-performance linkage.
- Reviews and approves the CEO's recommendations for salary and incentive compensation of the direct reports to the CEO.
- Reviews the succession and development plans for executives and other key talent below the direct reports to the CEO.
- Regularly reports to the Board of Directors on the Committee's activities and any and all compensation matters that should appropriately be brought to the Board's attention.

Role of Management

- The CEO establishes annual performance goals for each of the other NEOs.
- The CEO conducts an annual performance evaluation of each of the other NEOs against pre-established goals.
- Based on performance and competitive market data, the CEO makes recommendations to the Compensation Committee for the total compensation of the other NEOs.
- The NEOs recommend compensation actions for the other senior executives in their organizations and these compensation actions are reviewed and approved by the CEO.

Role of the Independent Compensation Consultant

In 2016, Pay Governance:

- Reviewed Committee agendas and supporting materials in advance of each meeting and raised questions or issues with management and the Committee Chair, as appropriate.
- At the Committee's direction, worked with management on major proposals in advance of finalization by, and presentation to, the Committee.
- Reviewed drafts of the Company's CD&A and the Compensation Committee Report and related tables for inclusion in the Company's Proxy Statement.
- Reviewed the appropriateness of the proxy peer group and survey data for market comparisons and determined that no changes were warranted to the companies analyzed or surveys used.
- Reviewed competitive data and provided independent analyses on the compensation of the NEO and made recommendations on the CEO's compensation to the Committee.
- Advised the Committee on best practices for Board governance of executive compensation.

More Information

The Compensation Committee administers our executive compensation program in accordance with its Charter, which is reviewed annually. The current Charter is available on the Company's Investor Relations website at **http://investor.spglobal.com**. On our website, select "Investor Relations," then "Corporate Governance," then "Committee Charters."

Information about the Compensation Committee and its members who are Director nominees can be found on pages 27 and 28 and pages 14 through 25 of this Proxy Statement, respectively.

In accordance with the Compensation Committee's policy on assessing advisor independence, the Compensation Committee determined in 2016 that there were no conflicts of interest or issues related to independence that would adversely impact the advice to the Compensation Committee from Pay Governance, as further explained on pages 27 through 28 of this Proxy Statement.

2017 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Setting Compensation

The Compensation Committee considers the following factors in using its discretion to determine the amount and form of compensation to be awarded to each of our NEOs.

Use of Market Data

Our Compensation Committee independently evaluates the performance of the CEO and establishes the CEO’s total annual target compensation so that his base salary, target annual incentive opportunity and target long-term incentive awards are competitive against market data for our Proxy Peer Group (detailed below) in addition to compensation survey data (described below) regarding compensation from financial services and general industry firms. The Compensation Committee refers its recommendations to the independent Directors of the Board for review and ratification. For more information on CEO historical and current target total direct compensation, see page 35 of this Proxy Statement.

For our NEOs other than the CEO, we review the range of market compensation between the 25th and 75th percentiles for our Proxy Peer Group as well as company data provided in the compensation surveys described below to develop an understanding of market pay levels for each position. In general, we design our executive compensation program to pay median levels of compensation for target levels of achievement, to pay below median for achievement below target, and to pay above median compensation for significantly higher levels of achievement versus target goals.

We annually review compensation market data in setting base salaries and short-term and long-term incentive opportunities for all our NEOs. However, we do not limit or increase individual incentive payments based solely on these market reference points. We also consider factors such as internal pay equity, performance, the critical skills and experience of the NEO and the strategic importance of his or her role to the Company, as described in this section of our Proxy Statement.

For purposes of setting compensation targets for 2016 and 2017, the Compensation Committee was provided with competitive data for our Proxy Peer Group by Pay Governance as well as information from two compensation surveys in which the Company participates: the McLagan Financial Services Survey and the Willis Towers Watson General Industry Executive Compensation Survey.

40	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Proxy Peer Group

The Compensation Committee reviews the composition of the Proxy Peer Group each year to ensure it remains appropriate to use in competitive analysis of executive compensation from size, industry and business model perspectives.

In reviewing and identifying our 2016 Proxy Peer Group, the Compensation Committee considered a number of factors including shareholder advisor methodologies to identify peer groups, and the annual revenue, market capitalization and mix of businesses of the companies considered and selected. With the assistance of Pay Governance, the Compensation Committee identified companies (listed below) to serve as market reference points for compensation comparison purposes for 2016, with particular reference to industry, revenue and market capitalization. In terms of size, as shown in the table below, at the end of 2016, the Company’s annual revenue was between the median and the 75th percentile and the Company’s market capitalization was above the 75th percentile of the Proxy Peer Group.

Proxy Peer Group	Revenue ($ billions)	Market Cap. ($ billions)

25th Percentile	$3.60	$14.97
Median	$4.86	$20.50
75th percentile	$7.30	$27.46

S&P Global	$5.66	$32.00

For the purposes of setting 2017 compensation targets, the Compensation Committee determined that the current Proxy Peer Group remained an appropriate comparison group for the Company and, therefore, no changes were necessary.

Survey Peer Groups

The companies that comprise the McLagan survey peer group are listed below. The Willis Towers Watson survey does not identify the specific companies that reported compensation information.

Survey data allows the Compensation Committee to compare compensation levels for certain roles to a wider spectrum of companies and benchmark them to a broader market for talent.

Peer Group Companies

2017 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Internal Pay Equity

The Compensation Committee also takes into account internal equity when making pay decisions. While there is not an established formal policy on internal pay guidelines, the Compensation Committee reviews compensation levels to ensure that the appropriate internal equity exists. This is determined based on various considerations including management of revenue or operating profit, headcount responsibility, geographic scope, and job complexity.

Performance and Talent Assessment

The Compensation Committee’s consideration is further informed by the Company’s performance evaluation process, which was overhauled in 2014 to strengthen the link to pay-for-performance through formalized measuring of management against individual qualitative and quantitative goals, behaviors and competencies aligned with the Company’s strategic plan. The goals reflect financial targets inclusive of short-term operating goals, long-term value creation, human capital initiatives, and risk and compliance expectations. The Compensation Committee along with the entire Board (other than the CEO with respect to his review) participates in an annual review and discussion of each NEO as well as succession planning for each position. Further information on the Company’s business performance as well as each NEO’s key individual achievements for 2016 can be found beginning on page 44 of this Proxy Statement. Additionally, further information about succession planning can be found beginning on page 9 of this Proxy Statement.

Other Factors

The Compensation Committee also considers input from its independent compensation consultant and our shareholders as well as additional factors, including business and market conditions, leadership skills and experience, risk management and governance, and tax deductibility and accounting considerations. Further information on the role of the independent compensation consultant and our shareholders can be found on page 39 of this Proxy Statement.

42	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

History of Executive Compensation Program Changes

The changes described below show enhancements to our compensation programs that we have made over time, and which continue to be in effect in 2016. We believe that these improvements demonstrate our responsiveness to and alignment with our shareholders and exhibit our commitment to pay-for-performance, incorporating best practices, and adapting to market conditions.

2017

- **Ratable Vesting for RSUs**: We modified the vesting schedule for awards of RSUs so that all future RSU grants will vest ratably over three years rather than vest in full after three years. This change is intended to provide us with a more effective recruitment tool, conforms to industry practice and is appropriately balanced by the three-year vesting schedule for performance-based long-term (PSU) awards, which represent the majority of the total long-term grant value for NEOs.

2016

- **Refined Performance Metrics to Enhance Pay for Superior Results and Drive Performance**: We changed our non-GAAP reporting (which impacts all of our incentive plans) by adjusting for deal-related amortization to better reflect the underlying economic performance of the business, consistent with how management views financial results. We also refined our performance metrics to provide a better measure of performance and align with practices of peer companies, consistent with feedback received from key stakeholders.
- **Increased CEO Stock Ownership Guideline**: We increased our CEO stock ownership guideline multiple from five times (5x) to six times (6x) base salary.

2015

- **Reformulated the Design of Long-Term Equity**: We changed the mix of our long-term incentives from 70% PSUs and 30% stock options to 70% PSUs and 30% RSUs in response to shareholder input concerning dilution from the stock-based awards as well as to better align with market practice.

2014

- **"Double-Trigger" Vesting of Equity Awards**: We amended the terms of our equity awards so that all awards granted after 2014 are subject to "double-trigger" treatment in the case of a change-in-control.
- **Strengthened Pay-for-Performance Goal Setting and Performance Management**: We instituted formalized measuring of management against individual qualitative and quantitative goals, behaviors and competencies, which are aligned with the Company's strategic plan and cascaded down through the organization.
- **Expanded the Pay Recovery Policy**: We expanded our Pay Recovery Policy to cover variable compensation and a greater number of executives.
- **Reduced Perquisites**: We further reduced our already limited perquisites provided to NEOs.

2013

- **Established New Peer Group to Better Align with Business Strategy**: We established a new proxy peer group as a result of our change in business emphasis. We considered a number of factors, including proxy advisory firms' methodology to identify peer groups, and the annual revenue, market capitalization and mix of businesses of the companies considered and selected.
- **Retirement Plan De-Risking**: We enhanced our defined contribution retirement program for our employees generally, thereby assisting in their accumulation of retirement savings.

2012

- **Prohibited Hedging and Pledging**: We revised our Insider Trading Policy to prohibit without exception the hedging or pledging of Company stock by our officers, other designated employees and Directors and to implement guidelines to require that any previously existing pledges be unwound.
- **Froze Defined Benefit Pension Plans**: We froze both of our U.S. defined benefit pension plans to new participants and new accruals for all participating employees.

2017 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Snapshot: 2016 Financial Performance and Compensation Decisions

Financial Performance Overview in 2016

In 2016, the Company had strong annual operational and financial performance, including the following highlights:

NEO Compensation Decisions in 2016

The table below shows the Compensation Committee’s compensation decisions for 2016 for the NEOs, and is different from the SEC required disclosure in the “2016 Summary Compensation Table” beginning on page 65. It is a blend of annualized base salary and compensation that is actually paid (incentive payout) or granted (long-term incentive grants), which together reflects the total annual 2016 compensation decision for each NEO.

The Compensation Committee established the calendar year base salary and annual long-term incentive grant amount for each NEO early in the fiscal year or, as applicable, at the time they assumed their position. The annual incentive payout amount was calculated and paid after the fiscal year ended based on the incentive plan funding and the individual performance of each NEO, as described below.

			Actual 2016 Long-Term Incentive Grants
Executive (1)	Annualized Base Salary	Actual 2016 Incentive Payout	RSUs	PSUs (At Target)	Long-Term Cash (At Target)	Total 2016 Annual Decision Compensation
D. Peterson	$1,000,000	$2,890,000	$1,440,000	$3,360,000	$—	$8,690,000
E. Steenbergen (2)	$750,000	$—	$—	$—	$—	$750,000
R. MacKay	$425,000	$650,000	$157,500	$367,500	$—	$1,600,000
J. Berisford	$600,000	$830,000	$300,000	$700,000	$—	$2,430,000
S. Kemps	$600,000	$935,000	$255,000	$595,000	$—	$2,385,000
A. Matturri	$500,000	$830,000	$96,000	$224,000	$480,000	$2,130,000

(1)	Mr. Callahan is not included in the table above because he only received base salary for 2016. He did not receive an annual incentive payout for 2016 and his 2016 annual long-term incentive grant was forfeited, each as a result of his departure from the Company.
(2)	Due to the timing of his hire, Mr. Steenbergen was not eligible to participate in the 2016 STIC and, therefore, did not receive an annual incentive payout for 2016. Mr. Steenbergen was also not eligible to receive an annual long-term incentive award as part of his 2016 total compensation. Mr. Steenbergen did receive certain new hire compensation payments in connection with his appointment. A description of Mr. Steenbergen’s 2016 new hire compensation payments and grants can be found in the 2016 compensation tables and accompanying footnotes beginning on page 65 of this Proxy Statement.

44	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

CEO Pay Decisions

DOUGLAS PETERSON: PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mr. Peterson joined the Company in September 2011 as President, Standard & Poor’s Ratings Services. He was promoted to his current role in November 2013.

Mr. Peterson’s 2016 Pay-for-Performance

2016 Key Achievements:

Under Mr. Peterson’s leadership, the Company:

•

Delivered strong performance and exceeded Revenue, EBITA and EPS goals. For 2016, ICP Adjusted Revenue grew 9.4% to $5.811 billion, ICP Adjusted EBITA increased 14.5% to $2.427 billion and ICP Adjusted EPS from continuing operations increased 13.9% to $5.34.

•	Launched the new S&P Global brand, including purpose and values and strategy for sustained market engagement.

•	Delivered on the SNL integration and realized cost and revenue synergies.

•	Deepened customer understanding and refined commercial and pricing strategies.

•	Continued to develop relationships with investors and market participants and sustained outreach to policy makers and industry leaders.

•	Deepened employee engagement, advanced diversity and enhanced the global talent pipeline.

2016 Actual

Annual Incentive Payout

For results achieved in 2016, Mr. Peterson received a payout of $2,890,000, representing 170.0% of target.

2016 Long-Term Incentive Awards

For details on his 2016 annual long-term incentive grant, see our Long-Term Incentive Plan discussion and our 2016 Grants of Plan-Based Awards Table below.

2017 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Other NEO Pay Decisions

EWOUT STEENBERGEN: EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER

Mr. Steenbergen joined the Company in his current role in November 2016.

Mr. Steenbergen’s 2016 Pay-for-Performance

Experience and Qualifications of Newly Appointed NEO:

•

Under Mr. Steenbergen’s leadership in his prior role as Executive Vice President and CFO of Voya Financial, Inc., Voya successfully strengthened its balance sheet, de-risked its investment portfolio and executed a robust initial public offering in 2013.

•	Over his career, Mr. Steenbergen has held a number of management roles, both in the United States and internationally.

2016 Compensation Determination:

•

Mr. Steenbergen’s new hire compensation package reflects an assessment of the market compensation levels at the time of hire as well as the skills and qualifications Mr. Steenbergen brings to the role.

•

Consistent with the presentation for the other NEOs, the chart to the right represents Mr. Steenbergen’s 2016 annual compensation package at target. Due to the timing of his hire, Mr. Steenbergen was not eligible to participate in the 2016 STIC. Mr. Steenbergen was also not eligible to receive a target long-term incentive award as part of his 2016 total target compensation.

•

The chart does not include amounts paid or granted to Mr. Steenbergen in connection with his hire. A description of Mr. Steenbergen’s 2016 new hire compensation payments and grants can be found in the 2016 compensation tables and accompanying footnotes beginning on page 65 of this Proxy Statement.

2016 Actual

Annual Incentive Payout

Due to the timing of his hire, Mr. Steenbergen did not receive a 2016 short-term incentive award. For details of payments in connection with his hire, see our 2016 Summary Compensation Table below.

Long-Term Incentive Awards

Mr. Steenbergen also did not receive a 2016 long-term incentive award as part of his 2016 total target compensation. For details on his new hire compensation grant, see our 2016 Grants of Plan-Based Awards Table below.

46	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

ROBERT MACKAY: INTERIM CHIEF FINANCIAL OFFICER

Mr. MacKay joined the Company in April 2015 as Senior Vice President, Corporate Controller. He was appointed Interim Chief Financial Officer effective August 5, 2016 through November 14, 2016, Mr. Steenbergen’s hire date. Effective November 14, 2016, Mr. MacKay resumed his role as Senior Vice President, Corporate Controller.

Mr. MacKay’s 2016 Pay-for-Performance

2016 Key Achievements:

As Interim CFO, Mr. MacKay:

•	Was instrumental in assuring a smooth CFO transition process, including serving as Interim CFO and supporting the onboarding of our new CFO.

•	Led the project to renew the order-to-cash processes and systems on an enterprise basis.

•	Supported the strategic planning process for 2017 through 2019.

•	Successfully led the execution and completion of our debt refinancing and Accelerated Stock Repurchase.

•	Continued careful cash flow management resulting in solid free cash flow generation.

2016 Actual

Annual Incentive Payout

For results achieved in 2016, Mr. MacKay received a payout of $650,000, representing 179.9% of target.

2016 Long-Term Incentive Awards

For details on his 2016 annual long-term incentive grant, see our Long-Term Incentive Plan discussion and our 2016 Grants of Plan-Based Awards Table below.

2017 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS (continued)

JOHN BERISFORD: PRESIDENT, S&P GLOBAL RATINGS

Mr. Berisford joined the Company in January 2011 as Executive Vice President, Human Resources. Effective November 3, 2015, he was appointed to his current role as President, S&P Global Ratings.

Mr. Berisford’s 2016 Pay-for-Performance

2016 Key Achievements:

As President, S&P Global Ratings, Mr. Berisford:

•	Delivered strong financial performance. Revenue of S&P Global Ratings increased 4% to $2,535 million and ICP Adjusted EBITA of S&P Global Ratings increased 7% to $1,235 million.

•	Advanced operational workflow and set a path for realizing future productivity gains.

•	Refined the operating model to further delineate analytical and commercial activities and implemented new commercial strategies.

•	Established and extended proactive relationships with stakeholders.

2016 Actual

Annual Incentive Payout

For results achieved in 2016, Mr. Berisford received a payout of $830,000, representing 150.9% of target.

2016 Long-Term Incentive Awards

For details on his 2016 annual long-term incentive grant, see our Long-Term Incentive Plan discussion and our 2016 Grants of Plan-Based Awards Table below.

48	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

STEVEN KEMPS: EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL

Mr. Kemps joined the Company in his current role in August 2016.

Mr. Kemps’s 2016 Pay-for-Performance

Experience and Qualifications of Newly Appointed NEO:

•

In his prior role, Mr. Kemps served as Executive Vice President and General Counsel at Quanta Services, where he oversaw all legal affairs and advised the business on regulatory, ethical and compliance matters.

•	Mr. Kemps has also held various general counsel and senior legal positions with large public companies and previously served as a federal law clerk in a U.S. District Court.

2016 Compensation Determination:

•	Mr. Kemps’s new hire compensation package reflects an assessment of the market compensation levels at the time of hire as well as the skills and qualifications Mr. Kemps brings to the role.

•	Consistent with the presentation for the other NEOs, the chart to the right represents Mr. Kemps’s 2016 compensation package at target.

•

The chart does not include all amounts paid or granted to Mr. Kemps in connection with his hire. A description of Mr. Kemps’s 2016 new hire compensation payments and grants can be found in the 2016 compensation tables and accompanying footnotes beginning on page 65 of this Proxy Statement.

2016 Key Achievements:

As Executive Vice President, General Counsel, Mr. Kemps:

•	Acted as a trusted advisor to the CEO and quickly built relationships within our divisions and with functional leaders.

•	Provided strong leadership and oversight to the legal functions.

2016 Actual

Annual Incentive Payout

For results achieved in 2016, Mr. Kemps received a payout of $935,000, representing 170.0% of target.

2016 Long-Term Incentive Awards

For details on his 2016 annual long-term incentive grant, see our Long-Term Incentive Plan discussion and our 2016 Grants of Plan-Based Awards Table below.

2017 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS (continued)

ALEXANDER MATTURRI: CHIEF EXECUTIVE OFFICER, S&P DOW JONES INDICES

Mr. Matturri joined the Company in his current role in May 2007.

Mr. Matturri’s 2016 Pay-for-Performance

2016 Key Achievements:

As Chief Executive Officer, S&P Dow Jones Indices, Mr. Matturri:

•	Delivered strong financial performance. ICP Adjusted Revenue of S&P Dow Jones Indices increased 7% to $638 million and ICP Adjusted EBITA of S&P Dow Jones Indices increased 6% to $420 million.

•	Completed the acquisition of TruCost, bringing ESG data and Indices further to the forefront.

•	Deepened strategic relationships with exchanges and extended global reach with new exchange partnerships such as JPX/S&P CAPEX & Human Capital Index & Bolsa de Santiago.

•	Strengthened S&P Dow Jones Indices’ position as a leading creator of innovative intellectual property.

2016 Actual

Annual Incentive Payout

For results achieved in 2016, Mr. Matturri received a payout of $830,000, representing 150.9% of target.

2016 Long-Term Incentive Awards

For details on his 2016 annual long-term incentive grant, see our Long-Term Incentive Plan discussion and our 2016 Grants of Plan-Based Awards Table below.

50	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

JACK CALLAHAN: FORMER CHIEF FINANCIAL OFFICER

As noted above, Mr. Callahan ceased serving as one of our executive officers on September 1, 2016. As a result of his voluntary departure from the Company, Mr. Callahan forfeited his participation in the 2016 Key Executive Short-Term Incentive Plan and was not entitled to a 2016 annual incentive payment under the Plan. For further detail on his short-term incentive award, see the 2016 Short-Term Incentive Plan discussion and the 2016 Summary Compensation Table below.

Prior to his departure, Mr. Callahan received an annual equity grant in April 2016 consistent with the terms and conditions of equity grants received by our other NEOs. These unvested and unearned awards were forfeited and canceled upon his voluntary departure. In addition, all of Mr. Callahan’s remaining unvested and unearned long-term equity awards granted to him under the Company’s long-term incentive plans were forfeited and canceled. For details, see our Long-Term Incentive Plan discussion and our 2016 Grants of Plan-Based Awards Table below.

Finally, in connection with his voluntary departure, Mr. Callahan was not entitled to and did not receive any termination payments or termination benefits. For details, see our Potential Payments Upon Termination or Change-in-Control section beginning on page 78 of this Proxy Statement.

Mr. Callahan is not eligible for a long-term incentive equity grant or short-term annual incentive payment for 2017 due to his departure from the Company.

2017 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Base Salaries

Snapshot: Base Salaries

Base salary is a customary, fixed element of compensation intended to attract and retain key executive talent.

Executive	2016 Base Salary	2017 Base Salary	% Increase

D. Peterson	$1,000,000	$1,000,000	0%
E. Steenbergen	$750,000	$750,000	0%
R. MacKay	$425,000	$435,625	3%
J. Berisford	$600,000	$600,000	0%
S. Kemps	$600,000	$600,000	0%
A. Matturri	$500,000	$550,000	10%
J. Callahan (1)	$750,000	—	—

(1)	Mr. Callahan is no longer employed with the Company in 2017.

2017 Base Salary Determination

Our Compensation Committee independently evaluates the performance of the CEO and establishes the CEO’s base salary so that, together with his target annual incentive opportunity and stock-based long-term incentive awards, his total annual target compensation is competitive against our Proxy Peer Group and market data for financial services and general industry. For 2017, the Compensation Committee determined that no increase to Mr. Peterson’s base salary is warranted.

As discussed beginning on page 40, the base salaries for the other NEOs reflect findings from our Proxy Peer Group and annual market surveys as well as considerations of their individual contributions, performance, time in role, scope of responsibility, leadership skills and experience. For 2017, the Compensation Committee determined that Mr. Matturri’s base salary should increase to maintain market alignment. Since he was not an executive officer of the Company as of December 31, 2016, Mr. MacKay’s base salary increase reflects participation in the Company’s annual merit increase program and was not individually determined by the Compensation Committee.

Short-Term Annual Incentive Plan

Snapshot: Short-Term Annual Incentive Cash Compensation

Executive	2016			2017
	Target Incentive Award	Actual Incentive Award	% of Target Paid	Target Incentive Award

D. Peterson	$1,700,000	$2,890,000	170.0%	$1,800,000
E. Steenbergen (1)	—	—	—	$1,000,000
R. MacKay	$361,250	$650,000	179.9%	$370,281
J. Berisford	$550,000	$830,000	150.9%	$750,000
S. Kemps	$550,000	$935,000	170.0%	$550,000
A. Matturri	$550,000	$830,000	150.9%	$750,000
J. Callahan (2)	$600,000	$0	0%	—

(1)	As a result of his November 2016 start date, Mr. Steenbergen was not eligible to participate in the 2016 STIC.
(2)	Due to his departure from the Company, Mr. Callahan forfeited any incentive award under the 2016 STIC and was not eligible to participate in the 2017 STIC.

52	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

2016 Short-Term Annual Incentive Payout Determination Formulas

2016 Short-Term Annual Incentive Plan Design Under the STIC

For all NEOs, individual incentive amounts are determined based on the executive’s target incentive award opportunity, which is then adjusted by a factor based upon the achievement of enterprise-level Company (and, as appropriate for our division leaders, division-level) goals (70%), and achievement of individual strategic goals (30%).

•  The incentive target opportunity for each NEO is in part determined based on market data as well as individual performance and experience. For a more detailed description of how we set compensation targets, see pages 40 through 42 of this Proxy Statement.

•  The enterprise-level Company performance component for 2016 was tied to ICP Adjusted Revenue and ICP Adjusted EBITA growth, which includes adjustments for deal-related amortization. The applicable division-level goals for our NEO division leaders, Messrs. Berisford and Matturri, are set out in the graphic above. The Compensation Committee believes that those metrics reward performance to achieve short-term business objectives that draw focus to productivity measures, create greater efficiencies and strengthen the importance of growth and scale to the Company, which ultimately drives increased shareholder value.

•  The individual component is allocated based on an assessment of each participant’s achievement against strategic or developmental goals established at the beginning of the year.

Following the performance period, the overall incentive award pool is funded based on the achievement of Company and division performance goals. The final payout amount is allocated to individual participants and adjusted upwards or downwards based on their individual achievement.

The STIC is designed to comply with Section 162(m) of the Internal Revenue Code by containing maximum performance goals for our CEO and other covered employees, which for 2016 included all of our NEOs other than Messrs. Steenbergen, MacKay and Kemps.

2017 Proxy Statement	53

COMPENSATION DISCUSSION AND ANALYSIS (continued)

For Section 162(m) covered employees, the maximum incentive award opportunity is capped at the lesser of 200% of each participant’s target award or the maximum payout produced by the applicable Section 162(m) performance goals.

2016 Short-Term Annual Incentive Payouts

2016 Short-Term Annual Incentive Plan Financial Goals and Results

The 2016 short-term annual incentive payouts were based 75% on ICP Adjusted EBITA growth and 25% on ICP Adjusted Revenue for all of our NEOs, other than Messrs. Berisford and Matturri.

As the President of S&P Global Ratings, Mr. Berisford’s annual incentive award was measured 50% on the above-mentioned enterprise goals and 50% on S&P Ratings ICP Adjusted EBITA growth.

As the Chief Executive Officer of S&P Dow Jones Indices, Mr. Matturri’s annual incentive award was measured 50% on the above-mentioned enterprise goals and 50% on a 75%/25% mix of S&P Dow Jones Indices ICP Adjusted EBITA and ICP Adjusted Revenue.

2016 Corporate Short-Term Annual Incentive Funding and Adjustments

The Compensation Committee reviewed the reported 2016 Revenue and EBITA goals and adjusted for significant unplanned restructuring expenses as well as for the net impact of significant business dispositions during 2016 net of any benefit from unplanned acquisitions that occurred during the year to determine adjusted non-GAAP financial performance for incentive compensation purposes.

We make these adjustments to Revenue and EBITA because the resulting figures exclude one-time events and, therefore, more closely approximate continuing operations, which better reflect the performance of the NEOs.

For a reconciliation of the adjustments to comparable financial measures calculated in accordance with U.S. GAAP, please see Exhibit A. The non-GAAP financial information included on Exhibit A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our executive officers.

Based on the adjusted results of 14.5% growth for ICP Adjusted EBITA and 9.4% growth for ICP Adjusted Revenue, the 2016 achievement and funding for the Company’s enterprise-level goals was 170%.

2016 S&P Global Ratings Short-Term Annual Incentive Funding Goals (50% of Annual Incentive Award Funding for Mr. Berisford)

54	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

The Compensation Committee reviewed and approved the Division ICP Adjusted EBITA for S&P Global Ratings of $1,235 million. Based on this Division ICP Adjusted EBITA, the 2016 achievement and funding for the S&P Global Ratings division-level goal was 130.4%.

2016 S&P Dow Jones Indices Short-Term Annual Incentive Funding Goals (50% of Annual Incentive Award Funding for Mr. Matturri)

The Compensation Committee reviewed and approved the Division ICP Adjusted Revenue of $638 million and Division ICP Adjusted EBITA of $420 million for S&P Dow Jones Indices. Revenue for S&P Dow Jones Indices was adjusted to account for movements in foreign currency translation that were in excess of plan rates by more than three percent. Based on these blended results, the 2016 achievement and funding for the S&P Dow Jones Indices division-level goals was 130.1%.

Individual Strategic Goals

As discussed in detail above, 70% of the individual short-term annual incentive award was determined by Company financial results (or a blend of the Company funding and division results for division presidents). For all NEOs, including the CEO, the remaining 30% was allocated based on the achievement of individual strategic or developmental goals (our NEOs’ key achievements for 2016 are described on pages 45 through 50 of this Proxy Statement). The sum of the total annual incentive award for each participant was capped at the lesser of 200% of their target annual incentive award and, as applicable, the maximum payout produced by the applicable Section 162(m) performance goals.

2016 Payouts Under the STIC

For a list of actual payments made to NEOs under the STIC in respect of 2016 performance, see the chart above on page 52 of this Proxy Statement.

2017 Short-Term Annual Incentive Plan Design and Targets

2017 Short-Term Annual Incentive Plan Design Under the STIC

The Compensation Committee approved a mix of 75% EBITA growth and 25% Revenue as the performance measures for the corporate 2017 STIC, subject to historical pre-approved adjustments including deal-related amortization. Messrs. Berisford and Matturri will be measured 50% on these enterprise goals and 50% on their division-level goals. The Compensation Committee believes that these metrics reward performance to draw focus to productivity measures, create greater efficiencies and strengthen the importance of growth and scale to the Company, all of which ultimately drive increased shareholder value.

For the Revenue performance goal, the Compensation Committee established a funding schedule with a 0% funding threshold for a reported 5% decline in revenue, 100% funding for reported revenue unchanged from the prior year and 200% funding for approximately 11% growth. For the EBITA performance goal, the Compensation Committee established a funding schedule with a 0% payout for a 1% decline in reported EBITA, 100% funding for a 5% increase in reported EBITA and 200% funding for an 11% increase in reported EBITA. These levels of funding take into consideration the significant divestitures of J.D. Power, SPSE/CMA and Equity Research businesses during 2016. On an organic basis, 100% funding is associated with 5% revenue growth and 8% EBITA growth. A funding level of 200% is associated with organic revenue growth of 11% and organic EBITA growth of 14%.

The 2017 division-level goals have not yet been established for Messrs. Berisford and Matturri.

2017 Proxy Statement	55

COMPENSATION DISCUSSION AND ANALYSIS (continued)

2017 Short-Term Annual Incentive Award Target Determination

Our Compensation Committee independently evaluates the performance of the CEO and establishes the CEO’s 2017 target annual incentive award so that, together with his base salary and long-term incentive award, his total target annual compensation is market competitive and motivates and rewards him for performance against Company and individual goals. For 2017, the Compensation Committee determined that Mr. Peterson’s target annual incentive award amount should increase from $1,700,000 to $1,800,000 to provide a market-competitive short-term annual incentive award.

As discussed beginning on page 40, the target annual incentive award amounts for the other NEOs reflect findings from our Proxy Peer Group and annual market surveys as well as considerations of their individual contributions and strategic importance. For 2017, the Compensation Committee determined that the target annual incentive award amounts for Messrs. Berisford, Kemps and Matturri should increase to maintain market alignment.

Since he was not an executive officer of the Company as of December 31, 2016, Mr. MacKay’s target annual incentive award is set as a percentage of base salary and, as a result of Mr. MacKay’s base salary increase, even though his target percent remains the same, the dollar value of the target annual incentive award increased.

For a list of the 2017 NEO target annual incentive award amounts under the 2017 STIC, see the chart above on page 52 of this Proxy Statement.

Long-Term Incentive Plan

Snapshot: Long-Term Incentive Target Opportunities
Executive	2016 Long-Term Incentive Target	2017 Long-Term Incentive Target

D. Peterson	$4,800,000	$6,000,000
E. Steenbergen	$—	$1,800,000
R. MacKay	$525,000	$525,000
J. Berisford	$1,000,000	$1,300,000
S. Kemps	$850,000	$950,000
A. Matturri	$800,000	$1,000,000
J. Callahan (1)	$1,700,000	—

(1)	Due to his departure from the Company, Mr. Callahan forfeited all 2016 Long-Term Incentive Plan compensation and is not eligible to participate in the 2017 Long-Term Incentive Plan.

2016 Long-Term Incentive Plan Structures

56	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

2016 Long-Term Incentive Plan Design

To ensure that the Long-Term Incentive Plan supports the main objectives of our executive compensation program and the Company’s business strategy, we periodically review our Plan and adjust it as our business needs and strategic marketplace change.

•	The design of the Long-Term Incentive Plan was unchanged from 2015 to 2016.

•	The long-term incentive award is delivered as a mix of 70% performance share units (PSUs) and 30% restricted stock units (RSUs), except for Mr. Matturri (described below).

•	Both PSUs and RSUs have three-year cycles but the RSUs are solely time-based and are not tied to performance goals. The mix of PSUs and RSUs balances incentives based on stock price appreciation and performance factors not directly related to stock price.

•	The 2016 PSU awards are measured on ICP Adjusted EPS growth over a three-year performance cycle that includes adjustments for deal-related amortization, which we believe provides a good measure of return to shareholders because it considers capital allocation decisions as well as the importance of continued discipline in operating performance.

•	As the CEO of S&P Dow Jones Indices, Mr. Matturri’s long-term incentive award differs from that of the other NEOs’. S&P Dow Jones Indices is a joint venture between S&P Global and CME Group. In order to align Mr. Matturri’s interests more closely with the financial performance of the joint venture, 60% of his award consists of performance-based long-term cash measured on the ICP Adjusted EBITA growth of the joint venture over a three-year performance cycle. The remaining 40% of his award is made up of a mix of 70% PSUs and 30% RSUs. The PSUs are measured on the same ICP Adjusted EPS growth goal described above.

2016 Long-Term Incentive Plan Awards

2016 Long-Term Incentive Plan Goals

In 2016, the Company continued to use an ICP Adjusted EPS growth goal for the 2016-2018 performance period for PSUs, which we believe continues to provide a good measure of return to shareholders and drives long-term value creation. ICP Adjusted EPS, excluding deal-related amortization, is used because the resulting figure excludes one-time events and, therefore, more closely approximates continuing operations, which is consistent with feedback that the Company received from shareholders.

The following payout schedule was approved for the 2016 PSU Awards for the 2016 - 2018 performance period:

The following payout schedule was approved for the 2016 Long-Term Cash Awards for the S&P Dow Jones Indices 2016-2018 performance period:

Any payments under the 2016 PSU and 2016 S&P Dow Jones Indices Long-Term Cash Awards will be made during the first quarter of 2019, based on the achievement through the 2016 - 2018 performance period.

2017 Proxy Statement	57

COMPENSATION DISCUSSION AND ANALYSIS (continued)

2016 Long-Term Incentive Plan Award Grants

For detailed information concerning each grant made to the NEOs in 2016, see the 2016 Grants of Plan-Based Awards Table beginning on page 68 of this Proxy Statement.

2014 Long-Term Incentive Plan Award Achievement

2014 - 2016 PSU Achievement

Our 2014 PSU award for the performance period 2014 - 2016 was based on the achievement of the following ICP Adjusted EPS growth goal during the cycle:

The cumulative compound ICP Adjusted EPS growth during the cycle was 16.8%. Based on this achievement, the 2014 PSU award paid out at 160%.

2014 - 2016 S&P Dow Jones Indices Long-Term Cash Award Achievement

Mr. Matturri’s 2014 long-term cash award for the performance period 2014 - 2016 was based on the achievement of the following cumulative Division ICP Adjusted Net Operating Income (“NOI”) and ICP Adjusted EPS growth goals during the cycle:

During the cycle, cumulative Division ICP Adjusted NOI growth was 12.1%, which resulted in the Division ICP Adjusted NOI portion of the award paying out at 200%. Using the ICP Adjusted EPS achievement approved under the 2014 PSU Award, the funding of the ICP Adjusted EPS portion of the award was 160% as described above. Based on this achievement, the weighted aggregate payout was 188%. For detail on Mr. Matturri’s actual payout, see footnote 4 to the Summary Compensation table on page 65.

2017 Long-Term Incentive Plan Design and Targets

2017 Long-Term Incentive Plan Design

The Compensation Committee approved an EPS growth metric over a three-year performance cycle for the 2017 PSU awards, which it believes provides a good measure of return to our shareholders because it considers capital allocation decisions as well as the importance of continual discipline in operating performance.

Commencing in 2017, the Compensation Committee modified the vesting schedule of RSUs so that all future RSU grants will vest ratably over three years rather than vest after three years. In connection with its annual review of the Company’s compensation program, the Compensation Committee found that this change would provide the Company with a more effective recruitment tool, conformed to industry practice and was appropriately balanced by the three-year vesting schedule for PSU awards, which generally represent 70% of the total long-term grant value for NEOs.

58	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

2017 Long-Term Incentive Target Determination

Our Compensation Committee independently evaluates the performance of the CEO and establishes the CEO’s 2017 long-term incentive target so that, together with his base salary and short-term incentive award, his total annual target compensation is market competitive and motivates and rewards him for performance against Company and individual goals. For 2017, the Compensation Committee determined that Mr. Peterson’s long-term incentive target amount should increase from $4,800,000 to $6,000,000 to provide a market-competitive award and increase the long-term incentive portion of his total direct compensation to 68%.

As discussed beginning on page 40, the long-term incentive amounts for the other NEOs reflect findings from our Proxy Peer Group and annual market surveys as well as considerations of their individual contributions and strategic importance. For 2017, the Compensation Committee determined that the long-term target incentive amounts for Messrs. Berisford, Kemps and Matturri should increase to maintain market alignment.

For a list of the 2017 NEO targets under the 2017 Long-Term Incentive Plan, see the chart above on page 56 of this Proxy Statement.

Benefits and Perquisites

Health and Welfare Benefits

The Company provides a uniform healthcare benefit program for all U.S.-based employees, including the NEOs. The employee healthcare contributions are differentiated by salary levels, with higher-paid employees required to make larger contributions for their healthcare coverage. We provide no supplemental executive healthcare benefits other than a Company paid annual physical examination for the NEOs and certain other senior executives. Additionally, the NEOs and certain other executives participate in the Management Supplemental Death and Disability Benefits Plan, which provides a death benefit equal to two times base salary and a supplemental long-term disability benefit equal to 50% of the executive’s monthly earnings, as defined in the Plan, less other Company-paid benefits and Social Security benefit payments.

Perquisites

We provide the following perquisites, which we believe are reasonable and competitive, to our NEOs to enable them to conduct Company business more effectively and to allow greater focus on the demands of their positions:

•	Tax counseling and tax return preparation expense reimbursement;
•	Commuting assistance in the form of access to Company-leased parking spaces at our 55 Water Street office; and
•	Annual executive physical exam.

The CEO is provided a Company car and security personnel. As a grandfathered participant and the only eligible NEO, Mr. Callahan was reimbursed for an annual health club membership.

We recognize that these costs convey a personal benefit. As such, the incremental cost to the Company for providing these items is reported in the Summary Compensation Table on pages 65 through 67 of this Proxy Statement.

We do not provide tax gross-ups in respect of any income recognized by our NEOs as a result of receiving the reimbursements or perquisites described above.

Retirement and Other Benefits following Termination of Employment

In connection with their retirement or other termination of employment, our NEOs will generally be eligible to receive benefits under our retirement plans and, depending on the circumstances of an executive’s termination, severance benefits. These post-termination benefits are described below beginning on page 78 of this Proxy Statement.

2017 Proxy Statement	59

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Retirement Benefits

Effective as of April 1, 2012, we froze accruals and participation under both of our defined benefit pension plans under which the NEOs, other than Messrs. Peterson, Steenbergen, Kemps and MacKay, are entitled to benefits: the Employee Retirement Plan of S&P Global Inc. and its Subsidiaries, a pension plan covering most of our U.S. employees, and the S&P Global Inc. Employee Retirement Plan Supplement, a non-qualified pension plan. Our defined contribution plans are provided to all employees, including our senior executives, to allow them to accumulate assets for retirement through a combination of individual savings and Company contributions and to allow participants in these plans the opportunity to direct the investment of these retirement assets.

Other Benefits

Our NEOs may also participate in the charitable S&P Global Matching Gift Program, open to all employees and Directors of the Company, which provides the opportunity to help maximize the impact of eligible charitable giving through a corporate matched contribution up to a maximum participant donation of $3,000 (or the currency equivalent) in the aggregate per year. Retirees are also eligible to participate in this program for up to three years after they leave the Company and are no longer active employees or directors.

60	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Severance Plans (Regular and Change-in-Control)

The Compensation Committee believes that maintaining a competitive level of separation benefits is appropriate as part of our overall compensation program and in line with its objective to attract, retain and motivate high caliber management talent. Our severance arrangements with all of our NEOs other than Mr. MacKay are governed by our Senior Executive Severance Plan. Mr. MacKay is a participant in our Management Severance Plan. These severance programs are designed to promote employee loyalty, to provide employees with security and reasonable compensation upon an involuntary termination of employment, and, in the case of the Senior Executive Severance Plan, to ensure the continued commitment of employees in the event of a potential or actual change-in-control. The Compensation Committee does not take into account the benefits offered under the Senior Executive Severance Plan or the Management Severance Plan in setting compensation for our NEOs.

The Senior Executive Severance Plan and Management Severance Plan generally provide for base salary and benefits continuation in the event of a Company-initiated termination (including a “constructive” termination).

Discussion of severance payable on certain qualifying terminations (including following a change-in-control of the Company) can be found in the Potential Payments Upon Termination or Change-in-Control section on pages 78 through 85 of this Proxy Statement. Payments of annual incentives under the Key Executive Short-Term Incentive Compensation Plan and vesting acceleration or modification of long-term cash awards and equity awards granted under our 2002 Stock Incentive Plan on the occurrence of a defined change-in-control are described in the table below. Upon certain qualifying terminations not in connection with a defined change-in-control, a NEO may be entitled to a pro rata portion of the NEO’s annual cash incentive award and certain outstanding equity awards. For details, see pages 81 through 85 of this Proxy Statement.

PAY ELEMENTS	TREATMENT OF OUTSTANDING INCENTIVE AWARDS UPON CHANGE-IN-CONTROL (“CIC”)
Short-Term Incentive Awards	• Payment is based on the average of the three prior years’ payments.
RSU Awards	• Double-trigger treatment: awards do not vest upon the CIC but are generally converted into RSUs of the surviving company (assuming the successor company assumes the awards).
PSU Awards, granted during or prior to 2014

•   ICP Adjusted EPS goals are deemed to be fully achieved at target upon CIC occurring during the award’s performance period.

•   If applicable, prorated shares, based on the portion of the award cycle elapsed before the date of the CIC, are generally released on the date of the CIC.

•   Value of the remaining shares, generally based on the highest price per share paid in the CIC, is generally paid to the executive in a lump sum in the year following the end of the normal maturing date under the awards.

PSU Awards, granted post-2014

•   Double-trigger treatment: ICP Adjusted EPS goals are deemed to be fully achieved at target if less than 50% of the performance period has been completed or based on actual performance if 50% or more of the performance period has been completed upon CIC occurring during the award’s performance period, and awards will convert into time-vesting RSUs of successor company’s stock (assuming the successor company assumes the awards).

•   Delivery of shares in respect of converted RSUs will generally occur in the year following the end of the applicable performance period.

2017 Proxy Statement	61

COMPENSATION DISCUSSION AND ANALYSIS (continued)

PAY ELEMENTS	TREATMENT OF OUTSTANDING INCENTIVE AWARDS UPON CHANGE-IN-CONTROL (“CIC”)
Stock Options, granted during or prior to 2014	• Options generally vest on the CIC. • Committee may elect to cash out or convert into options of the surviving company.
Stock Options, granted post-2014	• Double-trigger treatment: awards do not vest upon the CIC and are generally converted into options of the surviving company (assuming the successor company assumes the awards).
Long-Term Cash Awards

•   The Board, at its discretion, may modify or waive the applicable performance measures, performance period or cash awards.

•   Under no circumstances will the timing of the award payment date be accelerated.

Certain payments that would be provided to our NEOs in connection with a change-in-control could be classified as “excess parachute payments” under Section 280G of the Internal Revenue Code, in which case they would not be deductible as compensation by the Company. In addition, Section 4999 of the Internal Revenue Code imposes an excise tax on executives who receive an excess parachute payment equal to 20% of such amount. The excise tax would not be reimbursed or “grossed up” by the Company. Instead, as discussed on page 80 of this Proxy Statement, in certain circumstances, we would “cut back” the amount of certain benefits and payments to ensure tax deductibility by the Company under Section 280G.

Stock Ownership Guidelines

We are committed to ensuring that our executive officers have a significant ownership stake in the Company to strengthen the alignment of our executives’ interests with those of our shareholders.

The Company has formal stock ownership guidelines for senior executives set at six times (6x) base salary for the CEO (increased from five times (5x) in 2016) and three times (3x) base salary for the other NEOs other than Mr. MacKay. These guidelines are aligned with competitive information on executive stock ownership guidelines. The ownership guidelines will be reduced by one-half for executives covered by these guidelines beginning at age 62. This reduction is intended to permit individuals to begin an orderly process of stock sales to provide for diversification as the executives covered by these guidelines get closer to the Company’s normal retirement age of 65.

Until the guidelines for ownership levels are attained, senior executives must retain 100% of net profit shares realized from the exercise of stock options, the payment of PSU and RSU awards, and the vesting of any restricted stock awards. Upon attainment of the guidelines for ownership levels, senior executives must continue to retain 50% of any future net profit shares acquired from stock option exercises for six months. Further, the CEO and his direct reports who are under the purview of the Compensation Committee are subject to this six-month holding period following voluntary termination of employment, including retirement. Once the required number of shares is attained, future salary increases and changes in stock price will no longer have an impact, unless the executive is promoted to a higher guideline ownership level.

In 2014, the Compensation Committee clarified the share-counting principles applied to determine the share ownership level of covered executives under the guidelines.

SHARES THAT COUNT IN DETERMINING OWNERSHIP LEVEL	SHARES THAT DO NOT COUNT IN DETERMINING OWNERSHIP LEVEL

•     100% of the shares directly owned

•     50% of outstanding vested and unvested RSUs

•     50% of unvested restricted shares

•     50% of PSUs for which attainment of the
performance criteria has already been determined

• Unexercised options (whether or not vested) • PSUs for which the performance cycle is ongoing

62	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

As of January 1, 2017, all of the NEOs were compliant with the Executive Stock Ownership Guidelines. Messrs. Peterson and Berisford own shares in excess of their ownership guideline multiples. Mr. Matturri is nearing the required multiple and is expected to achieve it within a reasonable time but, due to his history of receiving a portion of his long-term incentive in performance-based long-term cash, his equity holdings have increased at a slower pace than other NEOs. Messrs. Steenbergen and Kemps are compliant with the Executive Stock Ownership Guidelines but as new hires they will require some time to accumulate sufficient shares to exceed their base salary multiples. Mr. MacKay was not an executive officer as of December 31, 2016 and, therefore, he was not subject to the ownership guidelines.

Risk and Control

The Compensation Committee considers risks related to compensation policies and practices and incentive-related risks. The Compensation Committee establishes performance metrics that reward our executives for creating shareholder value, and establishes goals and payment schedules for each metric that are designed to provide a balance to motivate the achievement of the established goals without the need for inappropriate or excessive risk taking.

In 2017, management updated its prior review of the Company’s compensation plans as well as Company compensation policies and practices regarding whether they encourage excessive risk taking and determined that the Company’s compensation plans, programs and policies do not present a material risk of causing behavior that is reasonably likely to have a material adverse effect on the Company. Management reviewed its findings with the Compensation Committee and Pay Governance (the Compensation Committee’s independent compensation advisor), who each concurred in these findings and conclusions.

In addition, the Compensation Committee annually assesses plan design, performance metrics and goals for the annual incentive plans within the Company’s divisions to ensure that their designs are appropriately aligned with business and regulatory considerations and do not encourage inappropriate or excessive risk taking.

Pay Recovery Policies

In 2014, the Compensation Committee strengthened its pay recovery (clawback) policy to provide more structure and impact. The Compensation Committee adopted a revised policy providing that annual cash incentive and long-term incentive award payments (PSUs, RSUs, stock options and long-term incentive cash compensation) could be subject to recovery by the Company if one or more of the following occurs:

•	For senior management, material recalculation or adjustment of the performance measures.
•

For all individuals covered by this policy, intentional, willful or grossly negligent act or omission that violates one or more of the Company policies that have or will have a material negative impact on the Company’s business, reputation or financial condition.

•

For all individuals covered by this policy, criminal activity, fraud or other illegal or unlawful activity that has or will have a material negative impact on the business, financial condition or reputation of the Company.

Additionally, a separate Pay Recovery Policy was adopted for S&P Global Ratings (“S&P Policy”). In addition to the recovery items noted above, the S&P Policy has these recovery items:

•

For all covered individuals, material violations of policy or division or product risk parameters, policies or operating procedures resulting from the gross negligence, intentional wrongdoing or willful misconduct of a covered individual that have or will have a material negative impact on the business, financial condition or reputation of S&P Global Ratings.

•

For all covered individuals, material failure to adequately supervise the administration and implementation of one or more of S&P Global Ratings’ policies or division or product risk parameters, policies or operating procedures which results from gross negligence, intentional wrongdoing or willful misconduct that has or will have a material negative impact on S&P Global Ratings’ business, financial condition or reputation.

2017 Proxy Statement	63

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Senior management and covered individuals include both active and former employees for the covered period.

As President of S&P Global Ratings, Mr. Berisford is subject to both policies.

Insider Trading Policy

Under the Company’s Insider Trading Policy, no shares of Company stock owned by Directors, officers and other designated employees may be pledged as security for a loan. Further, the policy continues to provide that Directors, officers and other designated employees are prohibited without exception from engaging in hedging transactions related to Company stock, such as puts, calls, swaps, collars and other arrangements intended to hedge exposure to Company stock or provide protection against declines in the value of Company stock.

Employment Agreements

None of our NEOs have formal employment agreements with the Company.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally limits the amount of compensation paid to each NEO other than the Chief Financial Officer who served as an executive officer at the end of the year that may be deducted by the Company to $1 million in any year, unless the compensation qualifies as “performance-based.” Our annual cash incentive awards and long-term incentive compensation are intended to meet the requirements for performance-based compensation and be fully tax deductible. However, we do not have a policy requiring that all compensation be tax deductible and the Compensation Committee may authorize awards or payments that might not be tax deductible if it believes they are in the best interests of the Company and our shareholders.

The Compensation Committee also considers the effect of certain accounting rules that apply to the various aspects of the compensation program for our NEOs. The Compensation Committee reviews potential accounting effects in determining whether its compensation actions are in the best interests of the Company and our shareholders.

Compensation Committee Report

The Compensation and Leadership Development Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis found on pages 32 through 64 of this Proxy Statement and, based on this review and discussion, the Compensation and Leadership Development Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

The foregoing report has been furnished on behalf of the Board of Directors by the members of its Compensation and Leadership Development Committee.

  William D. Green (Chair)

  Sir Winfried Bischoff

  Edward B. Rust, Jr.

  Kurt L. Schmoke

64	2017 Proxy Statement

EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES

2016 Summary Compensation Table

The following table contains information concerning compensation paid or accrued to the named executive officers for services rendered in all capacities to the Company in 2016, 2015 and 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value ($) (5)	All Other Compensation ($) (6)	Total ($)

Douglas L. Peterson President and Chief Executive Officer	2016 2015 2014	$1,000,000 $975,000 $900,000	— — —	$4,800,000 $4,700,000 $2,800,000	— — $1,200,000	$2,890,000 $1,935,000 $1,333,737	— — —	$355,769 $164,273 $264,379	$9,045,769 $7,774,273 $6,498,116
Ewout L. Steenbergen (7)	2016	$99,432	$1,500,000	$4,250,000	—	—	—	$2,100	$5,851,532
Executive Vice President, Chief Financial Officer

Robert J. MacKay (8) Interim Chief Financial Officer	2016	$418,750	—	$525,000	—	$650,000	—	$60,167	$1,653,917
John L. Berisford	2016	$600,000	—	$1,000,000	—	$830,000	$3,325	$129,093	$2,562,418
President, S&P Global Ratings	2015	$514,375	—	$1,300,000	—	$580,500	—	$85,404	$2,480,279
	2014	$550,000	—	$845,000	$255,000	$400,000	$8,641	$112,157	$2,170,798

Steven J. Kemps (9) Executive Vice President, General Counsel	2016	$204,167	$400,000	$1,250,000	—	$935,000	—	$1,280	$2,790,447
Alexander J. Matturri (10)	2016	$493,750	—	$320,000	—	$1,958,000	$85,527	$131,176	$2,988,453
Chief Executive Officer, S&P Dow Jones Indices	2015	$466,250	—	$280,000	—	$1,646,625	—	$69,089	$2,461,964

Jack F. Callahan (11) Former Executive Vice President and Chief Financial Officer	2016 2015 2014	$502,841 $750,000 $750,000	— — —	$1,700,000 $1,200,000 $700,000	— — $300,000	$0 $800,000 $800,000	$4,570 — $12,430	$125,909 $94,690 $177,995	$2,333,320 $2,844,690 $2,740,425

(1)	For Mr. Steenbergen, this amount reflects the payment of (i) a $500,000 signing bonus in consideration of the compensation from his prior employer that was forfeited when he was hired by the Company in 2016, subject to 100% repayment upon a voluntary separation from the Company within 12 months, and (ii) a guaranteed bonus of $1,000,000, as Mr. Steenbergen did not receive a 2016 short-term incentive award due to the timing of his hire. For Mr. Kemps, this amount reflects a signing bonus in consideration of the compensation from his prior employer that was forfeited when he was hired by the Company in 2016, subject to 100% repayment upon a voluntary separation from the Company within 12 months.
(2)	The amounts reported in this column reflect the aggregate grant date fair value of the equity awards granted to the named executive officers in the relevant year, which may include performance share units (“PSUs”), restricted stock units (“RSUs”) and restricted stock awards, as applicable, granted under the Company’s 2002 Stock Incentive Plan. The assumptions used to calculate the awards were in accordance with FASB ASC Topic 718, Stock Compensation, as disclosed in Footnote 8 to the Consolidated Financial Statements, which appears in the Company’s Form 10-K for the 2016 year filed with the SEC on February 9, 2017. The amounts for the PSUs granted in 2016 were calculated based on the probable outcome of performance conditions as of the grant date computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

2017 Proxy Statement	65

EXECUTIVE COMPENSATION TABLES (continued)

The maximum values for the 2016 and 2015 PSUs as of the grant date are as follows:

Executive	2016	2015

D. Peterson	$6,720,000	$6,580,000
E. Steenbergen (a)	$4,000,000	—
R. MacKay	$735,000	—
J. Berisford (b)	$1,400,000	$2,090,000
S. Kemps	$1,190,000	—
A. Matturri	$448,000	$392,000
J. Callahan (c)	$2,380,000	$1,680,000

(a)	Reflects a special, one-time PSU award to Mr. Steenbergen granted on December 1, 2016 in connection with his appointment as Executive Vice President, Chief Financial Officer.
(b)	Mr. Berisford received an additional PSU award in 2015 in recognition of his critical role with the Company and his high level of performance.
(c)	In connection with Mr. Callahan’s departure, these PSU awards have been forfeited and canceled. Please see page 85 for further detail on the actual treatment of these awards.

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. These awards are further described on pages 68 through 71 of this Proxy Statement.

(3)	The amounts reported in this column reflect the aggregate date fair value of stock options granted under the Company’s 2002 Stock Incentive Plan. The assumptions used to calculate the stock option awards values were in accordance with FASB ASC Topic 718, Stock Compensation, as disclosed in Footnote 8 to the 2016 Consolidated Financial Statements, which appears in the Company’s Form 10-K filed with the SEC on February 9, 2017. The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. These awards are further described on pages 70 and 71 of this Proxy Statement.
(4)	The amounts reported in this column represent the cash incentive awards paid under the Company’s Key Executive Short-Term Incentive Compensation Plan to all of our named executive officers. The amount reported for Mr. Matturri also includes the $1,128,000 payment relating to the 2014 S&P Dow Jones Indices Long-Term Cash Incentive Compensation Plan, which vested on December 31, 2016. For additional information regarding these cash incentive awards, see pages 52 through 56 of the Compensation Discussion and Analysis included in this Proxy Statement.
(5)	The amounts reported in this column include benefits under the Employee Retirement Plan of S&P Global Inc. and its Subsidiaries (“ERP”) and the S&P Global Inc. Employee Retirement Plan Supplement (“ERPS”), which are described on pages 73 through 75 of this Proxy Statement. The 2016 present value of accumulated benefits increased from the 2015 present values by $3,325 for Mr. Berisford, $85,527 for Mr. Matturri and $4,570 for Mr. Callahan. Messrs. Peterson, Steenbergen, MacKay and Kemps are not participants in the ERP and ERPS plans since they did not meet the eligibility requirements on April 1, 2012 when participation in the plans was frozen. These amounts are disclosed in the Pension Benefits Table beginning on page 73 of this Proxy Statement.

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(6)	The amounts shown in this column include the items described below:

The Company made contributions under The 401(k) Savings and Profit Sharing Plan of S&P Global Inc. and Its Subsidiaries and the S&P Global Inc. 401(k) Savings and Profit Sharing Plan Supplement as follows:

Name	401(k) Savings and Profit Sharing Plan ($)	401(k) Savings and Profit Sharing Plan Supplement ($)
D. Peterson	$26,188	$293,700
E. Steenbergen	$2,100	—
R. MacKay	$26,188	$33,979
J. Berisford	$26,188	$100,705
S. Kemps	—	—
A. Matturri	$26,188	$104,143
J. Callahan	$26,188	$64,001

•

The amount for Mr. Peterson includes the aggregate incremental cost to the Company associated with Mr. Peterson’s personal use of a Company car. The aggregate incremental cost to the Company was determined by multiplying the fuel and depreciation costs incurred by the Company in operating its Company-owned car by a fraction, the numerator of which was the total number of personal miles driven by Mr. Peterson in 2016 and the denominator of which was the total number of miles that the Company-owned car was driven in 2016. The aggregate incremental cost to the Company does not include fixed costs that would be incurred regardless of Mr. Peterson’s personal use of the Company- owned car (e.g., insurance premiums and driver salaries). Additionally, the amount for Mr. Peterson includes the charitable contribution made by the Company in Mr. Peterson’s name under the S&P Global PAC program available to our Directors and the charitable contribution made by the Company in Mr. Peterson’s name under the S&P Global Matching Gift Program.

•	The amount for Mr. Berisford includes financial counseling and tax return preparation paid for by the Company.
•	The amount for Mr. Kemps includes commuting assistance.
•	The amount for Mr. Matturri includes financial counseling and tax return preparation paid for by the Company.
•

The amount for Mr. Callahan includes $28,846 for earned but unused vacation days paid in connection with his departure from the Company. It also reflects personal use of car services, financial counseling and tax return preparation paid for by the company, and health club membership reimbursements.

(7)	Mr. Steenbergen was appointed Executive Vice President, Chief Financial Officer, effective November 14, 2016. His compensation is not reported in this Proxy Statement for 2015 and 2014 since he was not a named executive officer for those years.
(8)	Mr. MacKay was appointed Interim Chief Financial Officer, effective August 5, 2016 through November 14, 2016. His compensation is not reported in this Proxy Statement for 2015 and 2014 since he was not a named executive officer for those years.
(9)	Mr. Kemps was appointed Executive Vice President, General Counsel, effective August 30, 2016. His compensation is not reported in this Proxy Statement for 2015 and 2014 since he was not a named executive officer for those years.
(10)	Mr. Matturri joined the Company in May 2007. His compensation is not reported in this Proxy Statement for 2014 since he was not a named executive officer for that year.
(11)	Mr. Callahan ceased serving as one of our executive officers on September 1, 2016.

2017 Proxy Statement	67

EXECUTIVE COMPENSATION TABLES (continued)

2016 Grants of Plan-Based Awards Table

The following table contains information concerning each grant of an award made to the named executive officers in 2016:

Name	Grant Date (mm/dd/ yyyy)	Date Approved by Compensation and Leadership Development Committee (mm/dd/yyyy)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1) (2)		Estimated Future Payouts Under Equity Incentive Plan Awards (1) (3) (4)		All Other Stock Awards: Number of Shares of Stock or Units (#) (5) (6)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($) (7)
			Target ($)	Maximum ($)	Target (#)	Maximum (#)

D. Peterson	4/1/2016	1/26/2016	$1,700,000	$3,400,000	33,837	67,674		$3,360,000
	4/1/2016	1/26/2016					14,501	$1,440,000
E. Steenbergen	12/1/2016	9/27/2016	—	—	17,203	34,406		$2,000,000
	12/1/2016	9/27/2016					19,353	$2,250,000
R. MacKay	4/1/2016	1/26/2016	$361,250	$722,500	3,701	7,402		$367,500
	4/1/2016	1/26/2016					1,586	$157,500
J. Berisford	4/1/2016	1/26/2016	$550,000	$1,100,000	7,049	14,098		$700,000
	4/1/2016	1/26/2016					3,021	$300,000
S. Kemps	9/1/2016	6/28/2016	$550,000	$1,100,000	4,801	9,602		$595,000
	9/1/2016	6/28/2016					2,057	$255,000
	9/1/2016	6/28/2016					3,227	$400,000
A. Matturri	4/1/2016	1/26/2016	$550,000	$1,100,000	2,256	4,512		$224,000
	4/1/2016	1/26/2016					967	$96,000
	4/1/2016	1/26/2016	$480,000	$960,000
J. Callahan	4/1/2016	1/26/2016	$600,000	$1,200,000	11,984	23,968		$1,190,000
	4/1/2016	1/26/2016					5,136	$510,000

(1)	Non-equity and equity incentive plan awards do not have minimum threshold amounts. Consequently, no threshold amounts are listed. The non-equity incentive plan awards reflect target and maximum payouts with respect to the 2016 Key Executive Short-Term Incentive Compensation Plan, which is discussed on page 52 of this Proxy Statement.
(2)	Mr. Steenbergen was not eligible to participate in S&P Global’s 2016 Key Executive Short-Term Incentive Compensation Plan. Mr. Callahan forfeited his participation in S&P Global’s 2016 Key Executive Short-Term Incentive Compensation Plan as a result of his voluntary departure from the Company.
(3)	Reflects annual PSUs granted under the Company’s 2002 Stock Incentive Plan, which are discussed on pages 70 and 71 of this Proxy Statement. With the exception of Mr. Steenbergen and Mr. Kemps, annual PSU awards were granted on April 1, 2016. Mr. Kemps’s annual PSU award was granted on September 1, 2016 subsequent to his appointment as EVP, General Counsel. Mr. Steenbergen did not receive an annual PSU award for the 2016 compensation year. In connection with his departure, Mr. Callahan’s entire annual PSU award was forfeited and canceled. For vesting terms, see Footnote 3 to the Outstanding Equity Awards at 2016 Fiscal Year-End Table below.
(4)	Reflects a special, one-time PSU award to Mr. Steenbergen granted on December 1, 2016 in connection with his appointment as Executive Vice President, Chief Financial Officer. For vesting terms, see Footnote 3 to the Outstanding Equity Awards at 2016 Fiscal Year-End Table below.
(5)

Reflects annual RSUs granted under the Company’s 2002 Stock Incentive Plan, which are discussed on pages 70 and 71 of this Proxy Statement. With the exceptions of Mr. Steenbergen and Mr. Kemps, annual RSU awards were granted on April 1, 2016. Mr. Kemps’s annual RSU award was granted on September 1, 2016 subsequent to his appointment as EVP, General Counsel. Mr. Steenbergen did not receive an annual

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RSU award for the 2016 compensation year. In connection with his departure, Mr. Callahan’s entire annual RSU award was forfeited and canceled. For vesting terms, see Footnote 1 to the Outstanding Equity Awards at 2016 Fiscal Year-End Table below.
(6)	Reflects special, one-time RSU awards to Mr. Steenbergen and Mr. Kemps granted on December 1, 2016 and September 1, 2016, respectively. These awards were made in connection with their appointments to their new roles with S&P Global and in consideration of the equity awards forfeited from their previous employers.
(7)	The amounts in this column for the PSU and RSU awards reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts in this column for the PSUs were calculated based on the probable outcome of the performance condition as of the grant date in accordance with FASB ASC Topic 718. For the values of these PSUs, assuming attainment of the maximum level of performance, see Footnote 2 to the 2016 Summary Compensation Table on pages 65 and 66 of this Proxy Statement. The actual value, if any, realized by each named executive officer for these PSU and RSU awards is a function of the value of the shares if and when they vest. For additional information on how we account for stock-based compensation, see Footnote 8 to the Consolidated Financial Statements, which appears in the Company’s Form 10-K filed with the SEC on February 9, 2017.

2017 Proxy Statement	69

EXECUTIVE COMPENSATION TABLES (continued)

Outstanding Equity Awards at 2016 Fiscal Year-End Table

The following table contains information concerning unexercised options, stock that has not vested, and other equity incentive plan awards outstanding on December 31, 2016 for each of the named executive officers:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (mm/dd/yyyy)	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

D. Peterson	28,368 31,207 33,860	17,444 (4)	$38.13 $51.55 $77.81	10/02/2021 3/31/2023 3/31/2024	27,941	$3,004,775	96,557	$10,383,740
E. Steenbergen					19,353	$2,081,222	17,203	$1,850,011
R. MacKay					6,935	$745,790	10,753	$1,156,378
J. Berisford	11,849		$51.55	3/31/2023
	7,195	3,707 (4)	$77.81	3/31/2024
					5,468	$588,029	27,141	$2,918,743
S. Kemps					5,284	$568,241	4,801	$516,300
A. Matturri	5,372		$21.95	3/31/2019
	2,014		$24.23	9/30/2019
	5,104		$33.98	3/31/2020
	5,560		$37.41	3/31/2021
					1,777	$191,099	6,034	$648,896
J. Callahan (5)

(1)	Represents unvested restricted stock and RSU awards which are not performance-based. These awards vest as follows: for Mr. Peterson, 13,440 shares vest on December 31, 2017 and 14,501 shares vest on December 31, 2018; for Mr. Steenbergen, 6,386 shares vest on December 1, 2017, 6,387 shares vest on December 1, 2018 and 6,580 shares vest on December 1, 2019; for Mr. MacKay, 5,349 shares vest on December 31, 2017 and 1,586 shares vest on December 31, 2018; for Mr. Berisford, 2,447 shares vest on December 31, 2017 and 3,021 shares vest on December 31, 2018; for Mr. Kemps, 2,057 shares vest on December 31, 2018, 1,065 shares vest on September 1, 2017, 1,065 shares vest on September 1, 2018 and 1,097 shares vest on September 1, 2019; for Mr. Matturri, 810 shares vest on December 31, 2017 and 967 shares vest on December 31, 2018.
(2)	Value based on closing price on December 31, 2016 of $107.54. The amounts for the awards do not necessarily reflect the dollar amounts of compensation that may be realized by our named executive officers. Based on Company performance through December 31, 2016 and, in accordance with SEC rules, the number of PSUs reflected in the table represents the maximum number of PSUs granted in 2015 and the target number of PSUs granted in 2016 under the Company’s 2002 Stock Incentive Plan that are realizable in connection with the achievement of pre-established performance targets over the applicable performance periods. The actual number of PSUs, if any, that will vest will be based on the level of achievement of the applicable performance goal as of the actual end of the applicable performance period. For more on the terms of awards granted in 2016, see pages 56 through 58 of the Compensation Discussion and Analysis included in this Proxy Statement.
(3)

Includes: (i) for all named executive officers other than Mr. Callahan (see footnote (5)), PSUs granted in 2016 that are scheduled to vest at the end of a three-year performance period (January 1, 2016 –

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December 31, 2018) and to pay out by March 2019, with payment ranging up to a maximum of 200% of the target shares based on the achievement of a compound annual ICP Adjusted diluted earnings per share growth goal; (ii) for all named executive officers excluding Messrs. Callahan (see footnote (5)) Steenbergen and Kemps, PSUs granted in 2015 that are scheduled to vest at the end of a three-year performance period (January 1, 2015 – December 31, 2017) and to pay out by March 2018, with payment ranging up to a maximum of 200% of the target shares based on the achievement of a compound annual ICP Adjusted diluted earnings per share growth goal; and (iii) for Mr. Berisford, PSU awards granted in 2015, which are scheduled to vest on December 31, 2017 based on a maximum of 200% of target shares for the achievement of a compound annual ICP Adjusted diluted earnings per share growth goal for the period January 1, 2015 — December 31, 2017.
(4)	These unvested options will generally vest 100% on April 1, 2017.
(5)	As a result of Mr. Callahan’s departure from the Company in 2016, all RSU and PSU holdings were forfeited and canceled. Prior to his departure, Mr. Callahan exercised all of his vested but unexercised options.

2017 Proxy Statement	71

EXECUTIVE COMPENSATION TABLES (continued)

Option Exercises and Stock Vested in 2016 Table

The following table contains information concerning each exercise of stock options and each vesting of PSUs and restricted stock awards during 2016 (including PSUs and RSUs that vested on December 31, 2016 but did not settle until early 2017) for each of the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
D. Peterson	25,000	$1,838,250	95,258	$10,814,565
E. Steenbergen	—	—	—	—
R. MacKay	—	—	3,838	$412,739
J. Berisford	—	—	38,727	$4,134,041
S. Kemps	—	—	—	—
A. Matturri	5,490	$403,810	—	—
J. Callahan	78,689	$5,536,086	69,443	$7,606,749

(1)	Represents the amount realized based on the difference between the closing price of the Company’s common stock on the date of exercise and the grant price.
(2)	Represents the amounts realized based on the closing price of the Company’s common stock on the applicable valuation date.

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Pension Benefits

2016 Pension Benefits Table

The following table contains information with respect to each Plan of the Company that provides for payments or other benefits to the named executive officers at, following or in connection with retirement:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1) (2)

D. Peterson	ERP	—	—
	ERPS	—	—

	Total		—

E. Steenbergen	ERP	—	—
	ERPS	—	—

	Total		—

R. MacKay	ERP	—	—
	ERPS	—	—

	Total		—

J. Berisford	ERP	0	$ 20,603
	ERPS	0	$ 14,640

	Total		$ 35,243

S. Kemps	ERP	—	—
	ERPS	—	—

	Total		—

A. Matturri	ERP	4	$140,606
	ERPS	4	$212,152

	Total		$352,758

J. Callahan	ERP	0	$ 25,721
	ERPS	0	$ 32,467

	Total		$ 58,188

(1)	The benefit amounts shown in the table are actuarial present values of the benefits accumulated through December 31, 2016, as described below. The actuarial present value is calculated by estimating the expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at an assumed discount rate of 4.14% for the ERP and 4.13% for the ERPS, would be sufficient on an average basis to provide the estimated future payments based on the benefit currently accrued. The assumed retirement age for each named executive officer is the earliest age at which the executive could retire without any benefit reduction due to age. The actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age.
(2)	As discussed further on page 74 of this Proxy Statement, on April 1, 2012 the Company “froze” the ERP and ERPS to new participants and future accruals. Final benefits for each named executive officer are calculated based on that date, and no additional adjustments are made based on additional service or pay after that date. Messrs. Peterson, Steenbergen, MacKay and Kemps are not participants in the ERP and ERPS Plans since they did not meet the eligibility requirements by April 1, 2012.

2017 Proxy Statement	73

EXECUTIVE COMPENSATION TABLES (continued)

The named executive officers, other than Messrs. Peterson, Steenbergen, MacKay and Kemps, are entitled to retirement benefits under two defined benefit plans of the Company: the Employee Retirement Plan of S&P Global, Inc. and Its Subsidiaries (generally referred to as the “ERP”) and the S&P Global, Inc. Employee Retirement Plan Supplement (generally referred to as the “ERP Supplement” or “ERPS”). Mr. Peterson, who joined the Company in 2011, Mr. Steenbergen, who joined the Company in 2016, Mr. MacKay, who joined the Company in 2015, and Mr. Kemps, who joined the Company in 2016, were not eligible to participate in these Plans before participation was frozen on April 1, 2012.

Messrs. Berisford, Matturri and Callahan were not fully vested in their benefits in either the ERP or ERPS as of December 31, 2016.

Employee Retirement Plan of S&P Global Inc. and Its Subsidiaries (“ERP”)

The Company sponsors a qualified defined benefit pension Plan to provide retirement benefits to eligible U.S.-based employees of the Company. The Plan pays benefits at retirement to participants who terminate or retire from the Company after meeting the eligibility requirements for a benefit. The retirement benefit is based on a percentage of a participant’s total Plan compensation during such participant’s employment with the Company (this is called a career pay formula).

A Plan participant’s annual benefit accrual under the ERP is calculated as 1% of Plan compensation. The Plan compensation includes the participant’s base salary and short-term incentive award. Because this is a qualified Plan, the Plan compensation is restricted by the compensation limit imposed by the Internal Revenue Code. In 2012, the last year for which any benefits accrued under the ERP, this compensation limit was $250,000. The retirement benefit payable from this Plan is the sum of each year’s annual benefit accrual. This amount is available unreduced at the earlier of the Plan’s normal retirement age of 65 or age 62 if a participant has 10 years of service with the Company. If a participant has attained age 55 with 10 years of service with the Company, an early retirement benefit is available. The benefit is reduced by 4% per year for each year of payment prior to age 62 to reflect the earlier payments.

Participants can choose from among several optional forms of annuity payments under the ERP. A participant receives the highest monthly payment under a single life annuity, while the other payment forms result in a lower monthly benefit generally because payment may be made to a surviving joint annuitant or beneficiary following the participant’s death.

The present value estimates shown in the Pension Benefits Table assume payment of the named executive officers’ accumulated benefits under the ERP, based on pay and service earned through April 1, 2012, in the form of a single life annuity commencing on the earliest date the benefits are available unreduced (age 65 in the case of Messrs. Berisford and Callahan, age 62 in the case of Mr. Matturri). The values assume a discount rate of 4.14% and a mortality assumption based on the fully generational RP-2016 mortality table with MP-2016 improvement scale.

S&P Global Inc. Employee Retirement Plan Supplement (“ERPS”)

The Company also maintains a non-qualified pension Plan. This Plan is intended to help attract and retain the executive workforce by providing benefits incremental to those permitted under the qualified pension Plan.

The ERPS is designed to restore retirement benefits that cannot be paid from the ERP due to Internal Revenue Code limits. The benefit provided under the ERPS will effectively equal the difference between the benefit that would have been earned under the ERP, without regard to any pay or benefit limits, and the actual benefit payable from the ERP.

All Plan participants of the ERP are potentially eligible for the ERPS, including each of the named executive officers other than Messrs. Peterson, Steenbergen, MacKay and Kemps, provided that their ERP benefits are lim-

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EXECUTIVE COMPENSATION TABLES (continued)

ited by the Internal Revenue Code limits. In general, a participant’s annual accrual under the ERPS is determined based on 1% of the Plan compensation under the ERP in excess of the Internal Revenue Code compensation limit for that year ($250,000 in 2012). The retirement benefit payable under the ERPS is the sum of each year’s annual benefit accrual. ERPS payments commence one year following separation from service or, if later, age 65, or age 62 with 10 years of service with the Company.

The present value estimates shown in the Pension Benefits Table for accumulated benefits under the ERPS assume a discount rate of 4.13% and are determined using the same payment and mortality assumptions as were used to estimate the values shown for the ERP.

2017 Proxy Statement	75

EXECUTIVE COMPENSATION TABLES (continued)

2016 Non-Qualified Deferred Compensation Table

The following Non-Qualified Deferred Compensation Table contains information concerning our various non-qualified savings and deferral Plans offered to our named executive officers. The Key Executive Short-Term Incentive Deferred Compensation Plan (“ST Incentive Deferred Comp”) permits executives to defer amounts previously earned on a pre-tax basis. The SIPS & ERAPS Plan is the S&P Global Inc. 401(k) Savings and Profit Sharing Plan Supplement, also referred to below as the Company’s “401(k) Savings and Profit Sharing Plan Supplement.”

Name	Plan	Executive Contributions in Last Fiscal Year ($) (1)	Company Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (4)

D. Peterson	SIPS & ERAPS	$160,200	$293,700	$26,393	—	$1,395,153
	ST Incentive Deferred Comp	—	—	$16,930	—	$557,734

	Total	$160,200	$293,700	$43,323	—	$1,952,887

E. Steenbergen	SIPS & ERAPS	—	—	—	—	—
	ST Incentive Deferred Comp	—	—	—	—	—

	Total	—	—	—	—	—

R. MacKay	SIPS & ERAPS	$29,625	$33,979	$1,675	—	$65,279
	ST Incentive Deferred Comp	—	—	—	—	—

	Total	$29,625	$33,979	$1,675	—	$65,279

J. Berisford	SIPS & ERAPS	$58,413	$100,705	$12,517	—	$646,069
	ST Incentive Deferred Comp	—	—	—	—	—

	Total	$58,413	$100,705	$12,517		$646,069

S. Kemps	SIPS & ERAPS	—	—	—	—	—
	ST Incentive Deferred Comp	—	—	—	—	—

	Total	—	—	—		—

A. Matturri	SIPS & ERAPS	$142,013	$104,143	$17,308	—	$880,742
	ST Incentive Deferred Comp	—	—	—	—	—

	Total	$142,013	$104,143	$17,308	—	$880,742

J. Callahan	SIPS & ERAPS	$64,001	$64,001	$18,569	—	$847,032
	ST Incentive Deferred Comp	—	—	$9,648	—	$317,863

	Total	$64,001	$64,001	$28,217	—	$1,164,895

(1)	Reflects executive contributions to the Company’s 401(k) Savings and Profit Sharing Plan Supplement for the 2016 fiscal year, as further described below on pages 76 and 77 of this Proxy Statement.
(2)	Reflects Company contributions to the Company’s 401(k) Savings and Profit Sharing Plan Supplement for the 2016 fiscal year, all of which are reported in the All Other Compensation column of the Summary Compensation Table on pages 65 and 67 of this Proxy Statement.
(3)	Reflects non-qualified deferred compensation earnings under the Company’s 401(k) Savings and Profit Sharing Plan Supplement and Key Executive Short-Term Incentive Deferred Compensation Plan.
(4)	This column includes the following aggregated amounts that were disclosed in the Summary Compensation Tables of prior Proxy Statements: $518,452 for Mr. Peterson; $364,877 for Mr. Berisford; $41,204 for Mr. Matturri; and $539,780 for Mr. Callahan. Amounts for Messrs. Steenbergen, MacKay, and Kemps were not previously disclosed.

The amounts shown as Company contributions represent employer savings and profit sharing contributions under the 401(k) Savings and Profit Sharing Plan Supplement. In 2013, the employer contribution for the savings plan component increased to 6% of eligible compensation above the IRS compensation limit. In 2014 and later

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EXECUTIVE COMPENSATION TABLES (continued)

years, participants are required to make employee contributions under the 401(k) Savings and Profit Sharing Supplement to receive the employer contributions to the savings plan component, and the amount of the employer contribution will be based on the amount of the employee contribution, up to 6% of eligible compensation above the IRS compensation limit. In 2012 and 2013, participants were required to make the maximum pre-tax contribution under the qualified 401(k) Savings and Profit Sharing Plan in order to receive the savings plan component supplement. These amounts are also included as All Other Compensation in the Summary Compensation Table column on pages 65 and 67 of this Proxy Statement. Account balances under the 401(k) Savings and Profit Sharing Plan Supplement are currently credited with interest at the rate earned on the 401(k) Savings and Profit Sharing Plan Stable Assets fund. The annual rate of interest credited under these Plans was 2.36% for the 2016 fiscal year. Account balances under the 401(k) Savings and Profit Sharing Plan Supplement are distributed to executives in the year following the year in which the executive separates from service.

Prior to 2014, executives could elect to defer all or part of their annual incentive award payment under the Key Executive Short-Term Incentive Deferred Compensation Plan. Earnings on amounts deferred under the Key Executive Short-Term Incentive Deferred Compensation Plan are credited at a rate equal to 120% of the applicable Federal Long-Term Rate as prescribed by the Internal Revenue Service in December of the year prior to the year in which the compensation is credited under the Plan. The interest rate that applied to outstanding balances during the 2016 fiscal year was 3.13%. Account balances under the Key Executive Short-Term Incentive Deferred Compensation Plan are distributed to executives in accordance with their individual elections. Participants may elect to receive their deferred award payments in a single lump-sum or in up to 15 equal annual installments. Payments may commence within 60 days of retirement or termination or as of January 1 of the year following the year in which such event occurs.

In 2014, the Company enhanced the 401(k) Savings and Profit Sharing Plan Supplement to allow for deferrals of up to 25% of eligible pay above the IRS Compensation limit. As a result of this change, the Company decided to no longer offer a deferral opportunity under the Key Executive Short-Term Incentive Compensation Plan.

2017 Proxy Statement	77

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Potential Payments Upon Termination or

Change-in-Control

The named executive officers may be eligible to receive certain payments and benefits under our severance, incentive and retirement plans in connection with the named executive officer’s termination of employment or a change-in-control. Described below are the specific events that would trigger the payments and benefits, and the estimated payments and benefits that would be provided to the named executive officers upon the occurrence of these events. In addition, described below in the section “Payments to Mr. Callahan in Connection with His Departure” are actual payments and benefits that were provided or that will be payable to Mr. Callahan in connection with his departure from the Company.

Severance Plans

Senior Executive Severance

The named executive officers, other than Mr. MacKay, are eligible for severance benefits under our Senior Executive Severance Plan upon the occurrence of the following triggering events:

•	the Company terminates the executive’s employment other than for cause;
•

the executive resigns due to an adverse change in the executive’s functions, duties or responsibilities that would cause the executive’s position to have substantially less responsibility, importance or scope; or

•	the executive resigns due to a reduction of the executive’s base salary by 10% or more.

In addition, the executive will be eligible for severance benefits if the executive resigns following a change-in-control because:

•

the executive’s base salary is reduced (other than a reduction of less than 10% as part of a Company-wide salary reduction) below the highest rate in effect since the beginning of the 24-month period prior to the change-in-control;

•	the executive’s annual or long-term incentive opportunity is materially less favorable than at any time since the beginning of the 24-month period prior to the change-in-control;
•	the aggregate value of the executive’s pension and welfare benefits is materially reduced;
•	the executive is required to transfer to a principal business location that increases the distance to the executive’s residence by more than 35 miles;
•

there is an adverse change in the executive’s title or reporting relationship or an adverse change by the Company in the executive’s authority, functions, duties or responsibilities (other than that which results solely from the Company ceasing to have a publicly traded class of common stock or the executive no longer serving as the chief executive, or reporting to the chief executive, of an independent, publicly traded company as a result thereof), which change would cause the executive’s position with the Company to become one of substantially less responsibility, importance or scope; or

•	a successor to the Company fails to adopt the Plan.

A termination for “cause” generally means a termination due to misconduct that results in, or could reasonably be expected to result in, material damage to the Company’s property, business or reputation.

A “change-in-control” generally means:

•	a person or group acquires 20% or more of the Company’s voting securities;
•	the members of our Board of Directors, together with persons approved by a majority of those members or persons approved by them, no longer make up a majority of the Board;

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL (continued)

•

consummation of a merger or consolidation involving the Company if our voting securities do not represent more than 50% of the outstanding shares and voting power of the company surviving the transaction; or

•	our shareholders approve the liquidation or dissolution of the Company.

A change-in-control by reason of a change in a majority of our Board, as described above, could arise, for example, as a result of a contested election (or elections) in which shareholders elect a majority of the members of the Board from nominees who are not nominated for election by the incumbent Board.

Under the Plan, as it was in effect as of December 31, 2016, each named executive officer (other than the CEO and Mr. MacKay, whose severance benefits are described below separately) was eligible to receive the following severance benefits upon the occurrence of one of the termination events described above:

For executives with less than 24 months of service with the Company:

•

continued payment of the executive’s base salary and participation in the Company’s retirement, life, medical, dental, accidental death and disability insurance benefit plans during a severance period of 12 months.

For executives with at least 24 months of service with the Company:

•

continued payment of the executive’s base salary and participation in the Company’s retirement, life, medical, dental, accidental death and disability insurance benefit plans during a severance period of 12 months;

•	a lump sum payment at the end of the severance period of the executive’s base salary for a period of six months; and
•	an additional lump sum severance payment at the end of the severance period equal to 10% of the lump sum payment calculated above in lieu of continued benefits.

Under the Plan, as it was in effect as of December 31, 2016, the CEO, Mr. Peterson, was eligible to receive the following severance benefits upon the occurrence of one of the termination events described above:

•

continued payment of the executive’s base salary and participation in the Company’s retirement, life, medical, dental, accidental death and disability insurance benefit plans during a severance period of 12 months;

•	a lump sum payment at the end of the severance period of the executive’s base salary for a period of 12 months; and
•	an additional lump sum severance payment at the end of the severance period equal to 10% of the lump sum payment calculated above in lieu of continued benefits.

If the triggering event took place following a change-in-control, then the total severance payments during the 12-month severance period would have been equal to the sum of the executive’s annual base salary and annual target incentive award, and the lump sum payment due at the end of the severance period would have been equal to 100% of the total, increased by an amount equal to 10% of the lump sum in lieu of benefits.

In each case, to receive the separation pay due under the Plan, the executive would have had to sign a general release of claims against the Company.

Management Severance

Mr. MacKay is eligible for severance benefits under our Management Severance Plan upon the occurrence of a termination of employment by the Company other than for cause, and other than by reason of death, disability, voluntary resignation or lawful mandatory retirement at normal retirement age. A termination for “cause” generally means a termination due to misconduct that results in, or could reasonably be expected to result in, material damage to the Company’s property, business or reputation.

2017 Proxy Statement	79

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL (continued)

Under the Plan, as it was in effect as of December 31, 2016, Mr. MacKay was eligible to receive continued payment of his base salary and participation in the Company’s retirement, life, medical, dental, accidental death and disability insurance benefit plans during a severance period of nine months.

To receive the separation pay due under the Plan, Mr. MacKay would have had to sign a general release of claims against the Company.

General Severance Treatment

In general, if payments under either the Senior Executive Severance Plan or the Management Severance Plan are considered “excess parachute payments” under Section 280G of the Internal Revenue Code, then a deduction to the Company will be disallowed and the executive will be subject to an excise tax equal to 20% of the amount. Because of the way the excise tax is calculated, in certain circumstances, the executive may receive a larger after-tax amount (and the Company will be entitled to a larger tax deduction) if the gross amount payable to the executive is reduced. In this case, certain of the executive’s payments would be “cut back” to the largest amount that would not result in payment of any excise tax.

Severance payments to the named executive officers that constitute non-qualified deferred compensation under Section 409A of the Internal Revenue Code will generally be delayed during the first six months following the executive’s termination, as required under Section 409A, and installments that would have otherwise been paid during the six-month delay will be paid in a lump sum following the end of the six-month delay.

Estimated Severance as of December 31, 2016

The following table shows the estimated payments and benefits that would have been provided to each named executive officer if the executive’s employment had involuntarily terminated on December 31, 2016:

Name	Payment on Termination ($) (1)	Payment on Termination Following Change-in-Control ($) (2)
D. Peterson	$2,115,878	$5,670,000
E. Steenbergen	$765,139	$1,575,000
R. MacKay	$330,104	$330,104
J. Berisford	$945,878	$2,415,000
S. Kemps	$600,853	$2,415,000
A. Matturri	$790,878	$2,205,000
J. Callahan (3)	N/A	N/A

(1)	The estimated payment on termination reflects the amount payable, including the estimated value of continued benefit coverage during the severance period.
(2)	For all NEOs other than Mr. MacKay, the estimated payment on termination following a change-in-control payable in a lump sum amount includes the severance benefit payable under the applicable plan plus 10% of the severance amount in lieu of continued benefit coverage. For Mr. MacKay, the estimated payment on termination following a change-in-control payable in a lump sum reflects his severance benefit payable under the applicable plan.
(3)	As a result of his voluntary departure from the Company, Mr. Callahan was not eligible to receive any payments. For details of the actual payments made to Mr. Callahan in connection with his departure, see page 85 of this Proxy Statement.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL (continued)

Key Executive Short-Term Incentive Compensation Plan

The named executive officers may receive a portion of their annual incentive award under the Company’s Key Executive Short-Term Incentive Compensation Plan if the executive terminates employment because of death, disability or retirement, or if the Company terminates the executive’s employment other than for cause. Payments are prorated for the period the executive was employed during the year and are made to the executive in a lump sum on the regular payment date under the Plan.

If there is a change-in-control, each named executive officer will receive a payment equal to the average of the named executive officer’s annual incentive award payments for the preceding three years, prorated for the period elapsed through the date of the change-in-control. The Company may also pay the executive any additional amount necessary to reflect the actual achievement of the Company performance objectives and individual performance criteria for the executive through the date of the change-in-control.

The following table shows the estimated payments that would have been provided under the Key Executive Short-Term Incentive Compensation Plan to each named executive officer if the executive’s employment had terminated on December 31, 2016, or if a change-in-control had occurred on that date:

Name	Payment on Termination ($) (1)	Payment on Change-in-Control ($) (2)
D. Peterson	$1,700,000	$1,542,912
E. Steenbergen	—	$828,526
R. MacKay	$361,250	$340,000
J. Berisford	$550,000	$533,500
S. Kemps	$550,000	$662,821
A. Matturri	$550,000	$703,333
J. Callahan (3)	N/A	N/A

(1)	This assumes 2016 full-year target level of achievement for the named executive officers other than Mr. Steenbergen. Mr. Steenbergen was not eligible to receive a 2016 short-term incentive and, therefore, would not have received a payment in the event of a termination on December 31, 2016. The actual payments under the Company’s Key Executive Short-Term Incentive Compensation Plan are reflected in the Summary Compensation Table on pages 65 and 66 of this Proxy Statement.
(2)	Reflects the average of the actual payments paid over the last three years, except for Messrs. Steenbergen and Kemps. Their payments were determined by the following formula under the Plan: NEO’s base salary multiplied by the average change-in-control award payments of other participants at the same grade level divided by the average base salary of other participants at the same grade level.
(3)	As a result of his voluntary departure from the Company, Mr. Callahan was not eligible to receive any payments.

Stock Incentive Plan

Each of the named executive officers has been granted PSUs and RSUs under the Company’s 2002 Stock Incentive Plan. These awards are described on pages 68 through 71 of this Proxy Statement.

Awards Granted after December 31, 2014

Awards granted under the Company’s 2002 Stock Incentive Plan after December 31, 2014 are subject to “double-trigger” treatment in the case of a change-in-control. For details, see pages 61 and 62 of this Proxy Statement.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL (continued)

Long-Term Performance Awards

If the named executive officer terminates employment due to retirement, disability or death, or, with the approval of the Compensation and Leadership Development Committee, if the Company terminates the executive’s employment other than for cause, the executive is eligible to receive a portion of the shares that are covered by outstanding awards.

For awards granted after December 31, 2014, if the executive terminates employment due to retirement or disability, or in the event of termination of employment by the Company other than for cause, with the approval of the Compensation and Leadership Development Committee, the executive receives the number of shares that would be payable under the terms of the award based on the actual performance for the performance period, prorated for the number of months during the award cycle that the executive was employed plus the number of months during which the executive receives separation pay. Delivery of the awarded shares is made in the year following the normal maturity date for the award.

In the case of the executive’s death, the number of shares awarded is based on actual performance for the performance period, prorated for the number of months completed during the award cycle. Delivery of the awarded shares is made by March 15 of the year following the executive’s death.

For awards granted after December 31, 2015, if the executive terminates employment due to retirement or disability, or in the event of termination of employment by the Company other than for cause, with the approval of the Compensation and Leadership Development Committee, the executive receives the number of shares that would be payable under the terms of the award based on the actual performance for the performance period, prorated for the number of days during the award cycle that the executive was employed plus the number of days during which the executive receives separation pay. Delivery of the awarded shares is made in the year following the normal maturity date for the award.

In the case of the executive’s death, the number of shares awarded is based on the actual performance for the performance period, prorated for the number of days completed during the award cycle. Delivery of the awarded shares is made by March 15 of the year following the executive’s death.

In the event of a change-in-control during the performance period, if assumed on substantially the same terms and conditions, the PSU awards will convert into an award of time-vesting RSUs with respect to a number of shares determined as follows: if less than 50% of the performance period has elapsed, the number of shares will be based on target performance, and if 50% or more of the performance period has elapsed, the number of shares will be based on actual performance as of the change-in-control. The converted RSUs will then continue to vest pursuant to the original vesting schedule of the PSUs, except that they will vest in full if the executive’s employment is terminated due to retirement, disability or death or by the Company without cause. If the awards are not so assumed, they will be deemed to be earned at the higher of target or actual performance as of the change-in-control date, and the award will vest in full.

Restricted Stock Units

If the named executive officer terminates employment due to retirement, disability or death, or, with the approval of the Compensation and Leadership Committee, if the Company terminates the executive other than for cause, the executive is eligible to receive a portion of the shares that are covered by the outstanding RSUs. In the case of the executive’s death, delivery of the awarded shares is made within 60 days following the date of the employee’s passing.

In the event of a change-in-control during the vesting period, if assumed on substantially the same terms and conditions, RSUs will roll over into awards of the successor company’s stock and will remain outstanding subject to their original vesting terms, except that they will vest in full if the executive’s employment is terminated due to retirement, disability or death or by the Company without cause within 24 months following the change-in-control. If RSUs are not so assumed, they will vest in full upon the change-in-control.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL (continued)

Stock Options

If the named executive officer terminates employment due to death, disability or normal retirement, the executive’s stock options will vest in full. In addition, in the case of death, the options will be exercisable for one year following the date of death, and, in the case of disability or retirement, until the end of the option term. If the executive terminates employment due to early retirement, generally, the vesting of the executive’s stock options will not accelerate, but, to the extent they are vested at the time of retirement and the executive is 55 or older with 10 years of continuous service, the options will be exercisable until the end of the option term.

In the event of a change-in-control, all outstanding stock options will vest in full and will either be converted into awards based on the common stock of the surviving company or paid to the executive in cash. Cash payments under options will be equal to the value of the option shares, generally the highest price per share paid in the change-in-control, less the exercise price of the shares.

Long-Term Cash Awards

S&P Dow Jones Indices Long-Term Cash Awards

For awards granted after December 31, 2014, if the executive terminates due to retirement or death, the executive receives the dollar value in cash that would be payable under the terms of the award based on actual performance for the performance period, prorated for the number of months during the award cycle that the executive was employed. In the event of termination of employment by the Company other than for cause, with the approval of the Compensation and Leadership Development Committee, the executive receives the dollar value in cash that would be payable under the terms of the award based on actual performance for the performance period, prorated for the number of months during the award cycle that the executive was employed plus the number of months during which the executive receives separation pay. Payment of the award is made on or before March 15 in the year following the normal maturity date for the award. In the case of the executive’s death, the payment will be made in the year following the executive’s death.

For awards granted after December 31, 2015, if the executive terminates employment due to retirement or death, the executive receives the dollar value in cash that would be payable under the terms of the award based on actual performance for the performance period, prorated for the number of days during the award cycle that the executive was employed. In the event of termination by the Company other than for cause, with the approval of the Compensation and Leadership Development Committee, the executive receives the dollar value in cash that would be payable under the terms of the award based on actual performance for the performance period, prorated for the number of days during the award cycle that the executive was employed plus the number of days during which the executive receives separation pay. Payment of the award is made on or before March 15 in the year following the normal maturity date for the award. In the case of the executive’s death, the payment will be made in the year following the executive’s death.

In the event of a change-in-control during the performance period, the Board of the Company may take all actions it may determine necessary or appropriate to treat the executive equitably, including without limitation the modification or waiver of applicable performance measures, the performance period or cash awards. In no circumstance will the timing of the award payment date be accelerated.

2017 Proxy Statement	83

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL (continued)

The following table shows the estimated payments and benefits that would have been provided to each named executive officer in respect of stock options and Long-Term Awards under the Company’s 2002 Stock Incentive Plan if the executive’s employment had terminated on December 31, 2016 or if a change-in-control had occurred on that date:

	Termination of Employment			Change-in-Control
Name	Stock Options ($) (1) (2)	Long-Term Awards ($) (1) (3)	Total ($)	Stock Options ($) (1) (2)	Long-Term Awards ($) (1) (4)	Total ($)
D. Peterson	$518,610	$14,476,605	$14,995,215	$518,610	$16,207,784	$16,726,394
E. Steenbergen	—	$1,291,233	$1,291,233	—	$3,931,233	$3,931,233
R. MacKay	—	$1,137,666	$1,137,666	—	$1,935,720	$1,935,720
J. Berisford	$110,209	$3,934,351	$4,044,560	$110,209	$4,295,040	$4,405,249
S. Kemps	—	$530,387	$530,387	—	$1,084,541	$1,084,541
A. Matturri	—	$2,389,607	$2,389,607	—	$2,664,852	$2,664,852
J. Callahan (5)	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Dollar value determined using SPGI’s December 31, 2016 closing stock price of $107.54.
(2)	For all NEOs, reflects accelerated vesting for all unvested stock option awards upon death, disability or with the consent of the Compensation and Leadership Development Committee.
(3)	For Messrs. Peterson and Berisford, reflects actual achievement in the 2014 PSU cycle and prorated participation and target achievement in the 2015 and 2016 PSU award cycles through December 31, 2016 upon death, disability or retirement, or involuntary termination without cause, with the consent of the Compensation and Leadership Development Committee. For Messrs. Steenbergen and Kemps, reflects prorated participation and target achievement in the 2016 PSU award cycle through December 31, 2016 upon death, disability or retirement, or involuntary termination without cause, with the consent of the Compensation and Leadership Development Committee. For Mr. MacKay, reflects prorated participation and target achievement in the 2015 and 2016 PSU award cycles through December 31, 2016 upon death, disability or retirement, or involuntary termination without cause, with the consent of the Compensation and Leadership Development Committee. For Mr. Matturri, reflects actual achievement in the 2014 long-term cash cycle and prorated participation and target achievement in the 2015 and 2016 long-term cash award cycles and the 2015 and 2016 PSU cycles through December 31, 2016 upon death, disability or retirement, or involuntary termination without cause, with the consent of the Compensation and Leadership Development Committee. For all NEOs, this amount also includes time-based restricted stock and RSU awards.
(4)	For Messrs. Peterson and Berisford, reflects actual achievement of the 2014 PSU award and target achievement of the performance goals for the 2015 and 2016 PSU awards. For Messrs. Steenbergen and Kemps, reflects target achievement of the performance goals for the 2016 PSU awards. For Mr. MacKay, reflects target achievement of the performance goals for the 2015 and 2016 PSU awards. For Mr. Matturri, reflects actual achievement of the 2014 long-term cash award and target achievement of the performance goals for the 2015 and 2016 long-term cash awards and the 2015 and 2016 PSU awards. For all NEOs, this amount also includes time-based restricted stock and RSU awards.
(5)	For Mr. Callahan, reflects the actual equity treatment in connection with his departure from the Company, which was the full forfeiture and cancellation of all awards. For a description of his equity termination treatment, see page 85 of this Proxy Statement.

Retirement and Other Benefits

As described on pages 73 through 75 of this Proxy Statement, except as noted below, each of the named executive officers is entitled to receive benefits under the Company’s Employee Retirement Plan (the “ERP”) and the Employee Retirement Plan Supplement (the “ERPS”) and, as described below, the Company’s Management

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL (continued)

Supplemental Death & Disability Benefits Plan. As previously noted on page 74, Messrs. Peterson, Steenbergen, MacKay and Kemps were not eligible to participate in the ERP and ERPS before the plans were frozen on April 1, 2012. In addition, the named executive officers participate in The 401(k) Savings and Profit Sharing Plan of S&P Global Inc. and its Subsidiaries, described on page 67 of this Proxy Statement, and are eligible to participate in the S&P Global Inc. 401(k) Savings and Profit Sharing Plan Supplement, described on pages 76 and 77 of this Proxy Statement, and were eligible to participate in the Key Executive Short-Term Incentive Deferred Compensation Plan, described on page 77 of this Proxy Statement.

Employee Retirement Plan and Supplement

Following termination of their employment, except as noted above, the named executive officers are entitled to receive retirement benefits (described on pages 73 through 75 of this Proxy Statement) under the Company’s ERP and ERPS, and have accrued the benefits shown on page 73 of this Proxy Statement through the end of the 2016 fiscal year. In the event of a change-in-control, the executives will receive, in a lump sum, the actuarial equivalent of their accrued benefits under the ERPS as described on pages 74 and 75 of this Proxy Statement.

Management Supplemental Death & Disability Benefits Plan

For all NEOs, under our Management Supplemental Death & Disability Benefits Plan, if a named executive officer dies before retirement, the executive’s beneficiary will receive a lump sum death benefit equal to 200% of the executive’s base salary in effect at the time of death. In addition, if the executive is disabled prior to age 65, the executive will be entitled to an annual benefit equal to 50% of the greater of: (a) 1.5 times the executive’s base salary in effect immediately preceding the date of the executive’s disability; or (b) the executive’s highest annual base salary and highest annual target incentive award during the preceding 36 months occurring prior to January 1, 2005. The benefit generally will be offset by other disability or qualified retirement benefits payable to the executive and will continue until the executive is no longer disabled or reaches age 65.

Non-Qualified Deferred Compensation Plans

In the event of a change-in-control, the named executive officers, will receive payment in a lump sum of their account balances under the Company’s 401(k) Savings and Profit Sharing Plan Supplement and the Company’s Key Executive Short-Term Incentive Deferred Compensation Plan. The named executive officers may also receive these amounts in connection with their termination of employment. Each executive’s account balances under these Plans at the end of the 2016 fiscal year are shown on page 76 of this Proxy Statement.

Payments to Mr. Callahan in Connection with His Departure

Mr. Callahan ceased to serve as an executive officer of the Company on September 1, 2016. As a result of his voluntary departure from the Company:

•	Mr. Callahan was not entitled to receive severance benefits under our Senior Executive Severance Plan nor continuation of health and welfare benefits under our benefit plans;
•	He forfeited his participation in the 2016 Key Executive Short-Term Incentive Plan and was not entitled to payments under the Plan;
•

Mr. Callahan forfeited his right to all unearned and unvested equity awards granted to him under the Company’s long-term incentive plans, including the annual equity award grants he received in April 2016, and all these awards were subsequently canceled; and

•	Mr. Callahan received $28,846 for earned but unused vacation days.

2017 Proxy Statement	85

DIRECTOR COMPENSATION

2016 DIRECTOR COMPENSATION TABLE

Directors who are employees of the Company receive no additional compensation for serving on the Board or its Committees. The following table contains information regarding the compensation that the Company paid to the non-employee Directors in 2016, excluding Ms. Hill and Mr. Alverà, who became Directors in 2017.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Sir Winfried Bischoff (3)	$103,500		$115,000	$139	$218,639
William D. Green	$111,500	(4)	$115,000	$139	$226,639
Charles E. Haldeman, Jr.	$254,500	(5)	$115,000	$139	$369,639
Rebecca Jacoby	$94,000		$115,000	$139	$209,139
Monique F. Leroux (6)	$17,667		28,750	$12	$46,429
Robert P. McGraw (7)	$29,333		$38,333	$46	$67,712
Maria R. Morris (6)	$16,167		$28,750	$12	$44,929
Hilda Ochoa-Brillembourg (3)	$106,000	(5)	$115,000	$5,139	$226,139
Sir Michael Rake	$119,500	(5)	$115,000	$139	$234,639
Edward B. Rust, Jr.	$113,500	(5)	$115,000	$5,639	$234,139
Kurt L. Schmoke	$100,000	(8)	$115,000	$139	$215,139
Sidney Taurel (7)	$32,833		$38,333	$46	$71,212
Richard E. Thornburgh	$114,500	(5)	$115,000	$5,139	$234,639

(1)	Represents grant date fair value calculated in accordance with FASB ASC Topic 718 for deferred stock credited under the Director Deferred Stock Ownership Plan, as described below. The assumptions used to calculate the grant date fair value of the deferred share credits were in accordance with FASB ASC Topic 718 as disclosed in Footnote 8 to the 2016 Consolidated Financial Statements, which appear in the Company’s Form 10-K filed with the SEC on February 9, 2017. The awards outstanding under this Plan as of December 31, 2016, further described on pages 88 and 89 of this Proxy Statement, are as follows:

Name	# of Shares
Sir Winfried Bischoff	34,086
William D. Green	7,817
Charles E. Haldeman, Jr.	10,450
Rebecca Jacoby	1,566
Monique F. Leroux (a)	—
Robert P. McGraw (b)	36,433
Maria R. Morris (a)	—
Hilda Ochoa-Brillembourg	48,329
Sir Michael Rake	19,668
Edward B. Rust, Jr.	66,572
Kurt L. Schmoke	39,500
Sidney Taurel (b)	45,200
Richard E. Thornburgh	5,767

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DIRECTOR COMPENSATION (continued)

(a)	Ms. Leroux and Ms. Morris joined the Board in 2016 and thus did not receive any deferred share credits as Directors in 2016.

(b)	Due to their retirement from the Board, Mr. McGraw’s balance of 36,913 shares and Mr. Taurel’s balance of 45,709 shares were paid following the 2016 Annual Meeting.

(2)	Represents life insurance premiums. The Company made a charitable contribution to the Youth Orchestra of the Americas (“YOA”) in the amount of $5,000. Ms. Ochoa-Brillembourg is the Founding Chairman of YOA. The Company also made a charitable donation to the National Association of Corporate Directors (“NACD”) in the amount of $5,500 in connection with a NACD gala dinner during which Mr. Rust was honored. Additionally, the amount for Mr. Thornburgh includes the charitable contribution made by the Company in Mr. Thornburgh’s name in recognition for the $5,000 contribution he made to the S&P Global Political Action Committee (“S&P Global PAC”). Under the S&P Global PAC program, the Company contributed funds to a charitable organization of the donor’s choice that matched the donor’s contribution to the S&P Global PAC up to a maximum of $5,000.
(3)	Ms. Ochoa-Brillembourg and Sir Winfried Bischoff plan to retire from the Board at the 2017 Annual Meeting on April 26, 2017.
(4)	Voluntarily elected to fully defer this payment under the Director Deferred Compensation Plan.
(5)	Voluntarily elected to fully defer this payment under the Director Deferred Stock Ownership Plan.
(6)	Ms. Leroux and Ms. Morris became Directors effective as of October 27, 2016.
(7)	Messrs. McGraw and Taurel retired from the Board at the 2016 Annual Meeting, which was held on April 27, 2016.
(8)	Voluntarily elected to defer one-half of this payment under the Director Deferred Stock Ownership Plan and the remaining one-half under the Director Deferred Compensation Plan.

2017 Proxy Statement	87

DIRECTOR COMPENSATION (continued)

DIRECTOR COMPENSATION AND GOVERNANCE

Overview of Key Best Practices

Our Director compensation program continues to align with long-term shareholder interests, including by the following:

COMPENSATION PRACTICE		COMPANY POLICY	MORE DETAIL
✓	Emphasis on Equity Compensation	The most significant portion of non-employee Director compensation is the annual equity grant payable as an annual deferred share award.	Pg. 88
✓	Holding Requirement

Our non-employee Directors must hold all equity compensation granted to them in the form of deferred share credits during their tenure until they retire, and shares of the Company’s common stock underlying these awards are not delivered until following a Director’s termination of Board membership.

Pg. 89
✓	Robust Stock Ownership Guidelines

Our Director stock ownership guidelines require Directors to acquire 400 shares of the Company’s common stock within 90 days and five times (5x) the cash component of the annual Board retainer within five years of election to the Board.

Pg. 89
✓	Anti-Hedging and Anti-Pledging Policy	Our anti-hedging and anti-pledging policy prohibits Directors from engaging in hedging and pledging transactions related to Company stock.	Pg. 90

Director Compensation Program

The Company provides annual compensation to non-employee Directors as follows:

Cash Compensation

The Company provides to the non-employee Directors:

•	an annual cash retainer of $70,000;
•	$1,500 for each Board meeting attended;
•	$1,500 for each Committee meeting attended;
•	an annual cash retainer of $15,000 to the Chairs of Committees of the Board; and
•	an annual cash retainer of $25,000 to the Presiding Director ($10,000 in the event that the Presiding Director is also the Chair of a Committee).

The annual cash compensation to be provided in respect of 2017 remains unchanged from that provided in respect of 2016.

Share Compensation

The most significant portion of non-employee Director compensation is the annual equity grant payable as an annual deferred share award. In respect of 2017, each non-employee Director will receive an annual deferred share credit of $150,000 pursuant to the Director Deferred Stock Ownership Plan, increased from $115,000 as described below. The earned deferred share credit of $115,000 in respect of fiscal year 2015 was paid in early 2016 under this Plan. This $115,000 was credited as 1,213.08 deferred shares based on the closing price of the

88	2017 Proxy Statement

DIRECTOR COMPENSATION (continued)

Company’s common stock on January 4, 2016 of $94.80. The earned deferred share credit of $115,000 in respect of 2016 was paid in 2017 under this Plan. This $115,000 was credited as 1,060.98 deferred shares based on the closing price of the Company’s common stock on January 3, 2017 of $108.39.

These deferred share credits are payable in shares of the Company’s common stock following a Director’s termination of Board membership. This Plan also permits Directors to elect to receive all or part of their annual cash retainer and Board and Committee fees in deferred shares of common stock in lieu of these cash payments. For 2017, the Company has written agreements with Ms. Ochoa-Brillembourg and Messrs. Haldeman, Schmoke and Thornburgh and Sir Michael Rake to receive all or part of these cash payments as deferred shares.

Other Director Plans and Other Compensation

Directors may elect to defer all or part of their annual cash retainer and Board and Committee fees under the Director Deferred Compensation Plan. For 2017, the Company has written agreements to defer cash payments under this Plan with Messrs. Green and Schmoke. Interest is payable on the deferred cash amount at 120% of the applicable Federal Long-Term Rate as prescribed by the Internal Revenue Service in December of the year prior to the year in which the Director compensation is credited.

Our non-employee Directors are reimbursed for tuition and related expenses for continuing director education courses. Our Directors may also participate in our director charitable matching program with respect to contributions made to the S&P Global Political Action Committee (“S&P Global PAC”). Under the S&P Global PAC program, the Company contributes funds to a charitable organization of the Director’s choice that match the Director’s contribution to the S&P Global PAC, up to a maximum of $5,000 per annum.

Additionally, our Directors may participate in the charitable S&P Global Matching Gift Program up to a maximum participant donation of $3,000 (or the currency equivalent) in the aggregate per year. This program is generally available to all our employees and Directors as well as retired employees or directors for up to three years following their retirement.

Non-Employee Director Compensation Design Changes

The Nominating and Corporate Governance Committee, comprised of independent Directors, annually reviews the competitiveness of the Company’s non-employee Director compensation based on pay practices among the Company’s Proxy Peer Group, as described on page 41 of this Proxy Statement, and broader general industry practices for similarly sized companies in the S&P 500. During 2016, the Committee engaged Pay Governance LLC, an independent compensation consultant, to review director compensation survey data and advise the Committee on changes, if any, to non-employee Director compensation.

As a result of that review and the Committee’s discussion, the Committee recommended to the Board, and the Board approved, an increase to the annual equity retainer for each non-employee Director from $115,000 to $150,000, effective January 1, 2017. The annual equity retainer, including the increased portion, is mandatorily deferred until a Director’s termination from the Board, as described above. The Board determined that it was appropriate to implement this change to further increase the alignment of each non-employee Director’s interests with those of our shareholders and to align the Company’s program more closely with peer companies, bringing our Director compensation from a level that approximates the 25th percentile of the peer group to a level that approximates the median of the peer group.

Director Stock Ownership Guidelines

Under the Company’s By-Laws, each Director is required to own or acquire 400 shares of the Company’s common stock within 90 days of his or her election to the Board and to hold such shares through his or her entire tenure as a Director. Additionally, under the Company’s Non-Employee Director Stock Ownership Guidelines, each non-employee Director is required to own or acquire, within five years of election to the Company’s Board of Directors, shares of common stock of the Company (including deferred share units held under the Director Deferred Stock Ownership Plan) having a market value of at least five times (5x) the annual cash retainer for serving as a Director of the Company at all times during his or her tenure.

2017 Proxy Statement	89

DIRECTOR COMPENSATION (continued)

Based on the holdings of shares and deferred share units under the Director Deferred Stock Ownership Plan, as of February 24, 2017, each Director was in compliance with the minimum holding requirement under the Company’s Non-Employee Director Stock Ownership Guidelines (taking into account the applicable five-year transition period).

The full policy can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.

Insider Trading Policy

Under the Company’s Insider Trading Policy, Directors (and officers) are prohibited without exception from pledging Company stock as well as from engaging in hedging transactions related to Company stock, such as puts, calls, swaps, collars and other arrangements intended to hedge exposure to Company stock or provide protection against declines in the value of Company stock. None of our Directors has shares of Company stock subject to a pledge.

90	2017 Proxy Statement

OWNERSHIP OF COMPANY STOCK

OWNERSHIP OF COMPANY STOCK

A beneficial owner of stock is a person who has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the stock.

Company Stock Ownership of Management (1)(2)

The following table shows the number of shares of the Company’s common stock beneficially owned on February 24, 2017 by each of our Directors and Director nominees; the Chief Executive Officer and the other six named executive officers in the Summary Compensation Table; and all individuals who served as Directors or executive officers at February 24, 2017, as a group.

Name of Beneficial Owner	Sole Voting Power and Sole Investment Power (#)	Shared Voting Power and Shared Investment Power (#)		Right to Acquire Shares within 60 Days by Exercise of Options (#)	Total Number of Shares Beneficially Owned (#)	Percent of Common Stock (%) (1)	Director Deferred Stock Ownership Plan (#) (3)
John L. Berisford	25,455	—		—	25,455	(4)	—
Sir Winfried Bischoff	4,000	—		—	4,000	(4)	35,613
Jack F. Callahan	41,839	—		—	41,839	(4)	—
William D. Green	1,000	—		—	1,000	(4)	8,996
Charles E. Haldeman, Jr.	3,000	—		—	3,000	(4)	14,043
Rebecca Jacoby	400	—		—	400	(4)	2,662
Steven J. Kemps	—	—		—	—	(4)	—
Monique Leroux	500	—		—	500	(4)	266
Robert J. MacKay	2,362	—		—	2,362	(4)	—
Alexander J. Matturri	13,641	—		18,050	31,691	(4)	—
Maria Morris	400	—		—	400	(4)	266
Hilda Ochoa-Brillembourg	1,800	—		—	1,800	(4)	51,037
Douglas L. Peterson	126,778	—		93,435	220,213	(4)	—
Sir Michael Rake	400	—		—	400	(4)	21,327
Edward B. Rust, Jr.	2,000	—		—	2,000	(4)	69,593
Kurt L. Schmoke	1,036	—		—	1,036	(4)	41,568
Ewout L. Steenbergen	—	—		—	—	(4)	—
Richard E. Thornburgh	1,300	3,300	(5)	—	1,300	(4)	7,989

All Directors and executive officers of the Company as a group (a total of 26, including those named above) (6)	272,853	3,300		134,719	407,572	0.2%	253,360

(1)	The number of shares of common stock outstanding on February 24, 2017 was 258,720,329. The percent of common stock is based on such number of shares and is rounded off to the nearest one-tenth of one percent, determined in accordance with the beneficial ownership rules under Rule 13d-3 under the Securities Exchange Act of 1934.

2017 Proxy Statement	91

OWNERSHIP OF COMPANY STOCK (continued)

(2)	None of the shares included in the above table constitutes Directors’ qualifying shares.
(3)	This amount represents the number of shares of the Company’s common stock that has been credited to a bookkeeping account maintained for each non-employee Director of the Company under the Director Deferred Stock Ownership Plan. This Plan is further described beginning on page 88 of this Proxy Statement.
(4)	Less than 1%.
(5)	With respect to the shares reported in the table above for Mr. Richard E. Thornburgh, Mr. Thornburgh has shared voting and investment power as a co-trustee over 3,300 shares held in the Thornburgh Family Foundation. Mr. Thornburgh disclaims any beneficial interest in the shares in this charitable foundation.
(6)	Spouses and children of some members of this group may own other shares in which the members of this group disclaim any beneficial interest and which are not included in the above table.

Company Stock Ownership of Certain Beneficial Owners

The following table shows information as to any person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock on the date indicated below.

Name and Address of Beneficial Owner	Sole or Shared Voting Power (#)	Sole or Shared Dispositive Power (#)	Total Number of Shares Beneficially Owned (#)	Percent of Common Stock (%) (1)
FMR LLC 245 Summer Street Boston, Massachusetts 02210 (2)	1,360,978	13,165,521	13,165,521	5.081
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355 (3)	457,574	18,654,716	18,654,716	7.19
BlackRock, Inc. 55 East 52nd Street New York, New York 10022 (4)	12,699,452	15,164,765	15,164,765	5.9
State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111 (5)	14,174,401	14,174,401	14,174,401	5.47

(1)	The percent of common stock in footnotes (2) through (5) below is based on information reported in SEC filings.
(2)	On February 14, 2017, FMR LLC (“FMR”) filed a Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. FMR has certified in its Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of the Company. The Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.
(3)	On February 13, 2017, The Vanguard Group (“Vanguard”) filed an amended Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. Vanguard has certified in its amended Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of the Company. The amended Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.
(4)	On January 26, 2017, BlackRock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. BlackRock has certified in its

92	2017 Proxy Statement

OWNERSHIP OF COMPANY STOCK (continued)

amended Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of the Company. The amended Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.
(5)	On February 8, 2017, State Street Corporation (“State Street”) filed a Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. State Street has certified in its Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of the Company. The amended Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.

2017 Proxy Statement	93

BENEFICIAL OWNERSHIP REPORTING AND ACCOUNTING FIRM FEES AND SERVICES

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Under SEC rules, our Directors, executive officers and holders of more than 10% of our stock, if any, are required to file with the SEC reports of holdings and changes in beneficial ownership of Company stock. We have reviewed copies of these SEC reports as well as other records and information. Based on that review, we believe that all reports were timely filed during 2016.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S

FEES AND SERVICES

Shareholders are being asked to ratify the appointment of Ernst & Young LLP as the independent Registered Public Accounting Firm for the Company and its subsidiaries for 2017. Please see page 99 of this Proxy Statement for voting information. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and such representative will be available to respond to appropriate questions.

During the years ended December 31, 2016 and December 31, 2015, Ernst & Young LLP audited the consolidated financial statements of the Company and its subsidiaries. The aggregate fees that Ernst & Young LLP billed the Company for these years for professional services rendered were as follows:

Services Rendered	Year Ended 12/31/16	Year Ended 12/31/15
Audit Fees	$6,373,000	$6,471,800
Audit-Related Fees	$3,453,000	$2,092,100
Tax Fees	$2,253,000	$2,573,000
All Other Fees	—	—

•

Audit fees included fees for professional services rendered for the audits of the consolidated financial statements of the Company, audits of the effectiveness of the Company’s internal control over financial reporting, reviews of the quarterly consolidated financial statements, statutory audits, securities registration statements and accounting consultations on matters related to the annual audits or interim reviews.

•	Audit-related fees generally included fees for benefit plans or other special-purpose audits, and other attest services related to the Company’s regulatory environment.
•	Tax fees included fees primarily for tax compliance and advice.
•	All other fees generally include fees for advisory services related to accounting principles, rules and regulations.

In addition, the policies and procedures contained in the Audit Committee Charter (which can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com) provide that the Committee must pre-approve both the retention of the independent auditor for non-audit services and the fee for such services in accordance with the Company’s independence guidelines.

Audit Committee Report

The Audit Committee (the “Committee”) reviews the Company’s financial reporting process on behalf of the Board. All of the members of the Committee are independent Directors as defined in the rules of the New York Stock Exchange. Management has the primary responsibility for the financial statements and the reporting

94	2017 Proxy Statement

BENEFICIAL OWNERSHIP REPORTING AND ACCOUNTING FIRM FEES AND SERVICES (continued)

process, including the system of internal controls. The Board has adopted a written Charter for the Audit Committee.

In this context, the Committee has met and held discussions with management and the Company’s Independent Registered Public Accounting Firm, Ernst & Young LLP (“EY”). Management represented to the Committee that it is responsible for the financial reporting process, including the system of internal controls, for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal controls over financial reporting. The Committee has reviewed and discussed the consolidated financial statements with management and EY, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also discussed with management the process used to support the certifications required by the Sarbanes-Oxley Act of 2002 and to support management’s annual report on the Company’s internal controls over financial reporting. The Committee discussed with EY the integrated audit results as required by the Public Company Accounting Oversight Board (“PCAOB”), rules of the SEC, and other applicable regulations.

In addition, the Committee has reviewed and discussed with EY the firm’s independence from the Company and its management. The Committee received from EY the written disclosures and the letter regarding its independence as required by the PCAOB’s applicable requirements.

The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of EY for the purposes of preparing or issuing the audit report or performing the audit of the Company. The Committee has also considered whether the provision of services by EY not related to the audit of the financial statements is compatible with maintaining EY’s independence. The Committee pre-approves all fees for services provided by EY.

The Committee evaluates EY’s performance, taking into consideration the following factors: management’s perception of expertise and past performance, external data relating to audit quality, independence, appropriateness of fees and global reach relative to the Company’s business. The Committee periodically reviews and evaluates the performance of EY’s lead audit partner, ensures the audit partner rotation as required by law and, through the Committee Chair as representative of the Committee, reviews and considers the selection of the lead audit partner.

The Committee discussed with EY the overall scope and plans for its respective audits. The Committee met with the internal auditors and EY, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company’s Form 10-K for the year ended December 31, 2016, as filed with the SEC. The Committee and the Board believe that the continued retention of EY to serve as the Company’s Independent Registered Public Accounting Firm is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of EY as the Company’s Independent Registered Public Accounting Firm for 2017.

Sir Michael Rake (Chair)

Charles E. Haldeman, Jr.

Monique F. Leroux

Maria R. Morris

Hilda Ochoa-Brillembourg

Richard E. Thornburgh

2017 Proxy Statement	95

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING

Item 1. Election of Directors

The persons listed below, each of whom is currently a Director of the Company, have been nominated by the Board, on the recommendation of the Nominating and Corporate Governance Committee, for election to a one-year term of office that will expire at the next Annual Meeting or until their successors are elected and qualify. Each nominee listed below has agreed to serve his or her respective term. If any Director is unable to stand for election, the individuals named as the proxies have the right to designate a substitute. If that happens, shares represented by proxies may be voted for a substitute Director.

Your Board recommends that you vote FOR each of the following nominees:

•	Marco Alverà
•	William D. Green
•	Charles E. Haldeman, Jr.
•	Stephanie C. Hill
•	Rebecca Jacoby
•	Monique F. Leroux
•	Maria R. Morris
•	Douglas L. Peterson
•	Sir Michael Rake
•	Edward B. Rust, Jr.
•	Kurt L. Schmoke
•	Richard E. Thornburgh

Your Board of Directors recommends that you vote FOR the election of each of the Director nominees.

Unless you specify otherwise, the Board intends the accompanying proxy to be voted for these nominees.

Biographical information about these nominees can be found on pages 14 through 25 of this Proxy Statement.

96	2017 Proxy Statement

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

Item 2. Proposal to Approve, on an Advisory Basis, the Executive

Compensation Program for the Company’s Named Executive Officers

Under the rules of the SEC, the Company is required to provide its shareholders with the opportunity to cast an advisory vote on the executive compensation program for the Company’s named executive officers. This proposal is frequently referred to as a “say-on-pay” vote. At the 2011 Annual Meeting, shareholders voted, on an advisory basis, in favor of casting the advisory say-on-pay vote on an annual basis, and this year shareholders will have the opportunity to vote on this topic again (see Item 3).

The Company’s executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase shareholder value. We believe that our executive compensation program is both competitive and strongly focused on pay-for-performance principles, and provides an appropriate balance between risk and rewards. In particular, our executive compensation program:

•	aligns executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual cash incentives and long-term stock-based incentives;
•

includes a mix of compensation elements that emphasizes performance results, with approximately 87% of the targeted compensation for Douglas L. Peterson, the Company’s Chief Executive Officer, and a significant portion of the targeted compensation for the other named executive officers being performance-based;

•

delivers annual incentive payouts to executives based on the achievement of approved quantitative performance goals, which were based on ICP Adjusted EBITA and ICP Adjusted Revenue enterprise-level Company goals and, as appropriate, for our division leaders, division-level goals for 2016;

•

aligns the interests of executives with those of shareholders through long-term stock-based incentives comprised of Performance Share Units that are based on the achievement of ICP Adjusted EPS targets. For 2016, the Performance Share Unit award vests at the end of a three-year award cycle, with payment ranging up to a maximum of 200% of the shares based on the achievement of compound annual diluted EPS growth goals; and

•

has features designed to further align executive compensation with shareholder interests and mitigate risks, including stock ownership requirements, the Senior Executive Pay Recovery Policy (a “claw back” policy), an anti-hedging and pledging policy and limited perquisites.

Our executive compensation program is described in the Compensation Discussion and Analysis (“CD&A”), related compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the CD&A, beginning on page 32 of this Proxy Statement, describes the Company’s executive compensation program in detail, and we encourage you to review it.

Since the vote on this proposal is advisory, it is not binding on the Company. Nonetheless, the Compensation and Leadership Development Committee, which is responsible for approving the overall design and administering certain aspects of the executive compensation program, will take into account the outcome of the vote when making future executive compensation decisions. The Board of Directors recommends that you approve the following resolution that will be submitted for a shareholder vote at the 2017 Annual Meeting in support of the Company’s executive compensation program:

RESOLVED: That the shareholders of the Company approve, on an advisory basis, the executive compensation program for the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, related compensation tables and other narrative executive compensation disclosures included in the Proxy Statement for this Annual Meeting.

Your Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers.

Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.

2017 Proxy Statement	97

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

Item 3. Vote, on an Advisory Basis, on the Frequency on Which the Company

Conducts an Advisory Vote on the Executive Compensation Program for the

Company’s Named Executive Officers

As described in Item 2 on page 97 of this Proxy Statement, under the rules of the SEC, the Company is required to provide shareholders with a “say-on-pay” vote, which is a non-binding advisory vote on the executive compensation program for the named executive officers of the Company. The rules of the SEC also require the Company to provide shareholders with the opportunity to cast an advisory vote on whether the say-on-pay vote will occur every one, two or three years.

If you are a registered shareholder (that is, if you own shares directly in your own name and they are either kept at our transfer agent or are in your possession) the enclosed proxy card provides you with a choice of voting on the Company holding say-on-pay every one, two or three years, or to abstain from voting on this proposal. If you are a beneficial owner (that is, if your shares are held for you by your bank, broker or other holder of record), please refer to the voting instruction card provided by your bank, broker or other holder of record, which should include these same four voting choices.

Our shareholders voted on a similar proposal in 2011, with the majority voting to hold the say-on-pay vote every year. While this proposal is advisory and is not binding on the Company, the Board appreciates and values shareholders’ views on this issue, and believes that an annual say-on-pay vote provides the highest level of accountability to the Company and its shareholders. Most elements of our executive compensation program are reviewed and determined annually, including base salary, annual cash incentives under the Company’s Key Executive Short-Term Incentive Compensation Plan, and awards under our Long-Term Incentive Plan. Holding annual say-on-pay votes would more closely coincide with these decisions and provide valuable feedback to the Board on a more timely basis.

While the Board is recommending that shareholders vote in favor of holding say-on-pay every one year, you are not voting to approve or disapprove the Board’s recommendation. The proxy card provides you with a choice of voting for the Company holding say-on-pay every one, two or three years (or to abstain from voting on this proposal).

It is expected that the next vote on a say-on-pay frequency proposal will occur at the 2023 annual meeting of shareholders.

Your Board of Directors recommends that you vote for, on an advisory basis, the Company holding a say-on-pay advisory vote on executive compensation every 1 YEAR.

Unless you specify otherwise, the Board intends the accompanying proxy to be voted in accordance with its recommendation.

98	2017 Proxy Statement

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

Item 4. Proposal to Ratify the Appointment of the Company’s

Independent Registered Public Accounting Firm

The Board, after receiving a favorable recommendation from the Audit Committee, has again selected Ernst & Young LLP to serve as the independent Registered Public Accounting Firm of the Company and its subsidiaries for 2017. Although not required to do so, the Board is submitting the selection of this firm for ratification by the Company’s shareholders for their views. Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. The Board and the Audit Committee may change the appointment at any time if they determine that a change would be in the best interests of the Company and its shareholders.

The following resolution will be offered by the Board of Directors at the Annual Meeting:

RESOLVED: That the selection by the Board of Directors of Ernst & Young LLP to serve as the independent Registered Public Accounting Firm of the Company and its subsidiaries for 2017 be, and hereby is, ratified and approved.

Your Board of Directors recommends that you vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.

Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.

2017 Proxy Statement	99

Item 5. Other Matters

The Board knows of no other matters which may properly be brought before the Annual Meeting. However, if other matters should properly come before the Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors.

KATHERINE J. BRENNAN

Senior Vice President, Deputy General

Counsel & Corporate Secretary

New York, New York

March 13, 2017

100	2017 Proxy Statement

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

EXHIBIT A

Exhibit A

Reconciliation of Non-GAAP Financial Information

The following tables reconcile non-GAAP financial information included in this Proxy Statement to the most directly comparable measures presented in accordance with generally accepted accounting principles (“GAAP”) and reported in our consolidated financial statements filed with the Securities and Exchange Commission. The non-GAAP financial information included in this Proxy Statement has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our executive officers. This non-GAAP financial information may be different from similar measures used by other companies.

Year ended December 31, 2016*	Revenue	Operating Profit	Diluted Earnings per Share**
	(dollars in millions, except per share data)
As reported	$5,661	$3,369	$7.94
Non-GAAP Adjustments:
Ratings adjustments, including net legal settlement insurance recoveries, partially offset by restructuring charges		(4)	(0.02)
Market and Commodities Intelligence adjustments, including gains on dispositions of J.D. Power, SPSE/CMA businesses and fund research business, partially offset by disposition-related costs, a technology-related impairment charge and acquisition-related costs		(1,027)	(3.87)
Unallocated expense adjustments—disposition-related reserve release		(3)	(0.01)
Deal-related amortization		96	0.36

Non-GAAP Adjustment Subtotal	—	(938)	(3.54)

Adjusted	$5,661	$2,431	$4.40
Further Non-GAAP ICP Adjustments:
Interest expense—redemption related to early payment of senior notes			$0.05
Provision for taxes on income			$0.89
Addback of dispositions	$159	$33	$0.09
Foreign exchange adjustment	(9)	(37)	($0.10)

ICP Adjustment Subtotal	$150	(4)	$0.94
ICP Adjusted	$5,811	$2,427	$5.34

*	Note: Totals may not sum due to rounding.
**	Note: Diluted weighted average shares outstanding of 265 million was used to calculate adjusted diluted earnings per share.

2017 Proxy Statement	A-1

EXHIBIT A (continued)

Ratings Year ended December 31, 2016*	Revenue	Operating Profit
	(dollars in millions)
As reported	$2,535	$1,262
Non-GAAP Adjustments:
Ratings adjustments, including net legal settlement insurance recoveries, partially offset by restructuring charges		(4)
Deal-related amortization		5

Non-GAAP Adjustment Subtotal	—	1

Adjusted	$2,535	$1,263
Further Non-GAAP ICP Adjustments:
Foreign exchange adjustment		(28)
ICP Adjusted	$2,535	$1,235

Market and Commodities Intelligence Year ended December 31, 2016*	Revenue	Operating Profit
	(dollars in millions)
As reported	$2,585	$1,822
Non-GAAP Adjustments:
Market and Commodities Intelligence adjustments, including gains on dispositions of J.D. Power, SPSE/CMA businesses and fund research business, partially offset by disposition-related costs, a technology-related impairment charge and acquisition-related costs		(1,027)
Deal-related amortization	—	85

Non-GAAP Adjustment Subtotal		(942)
Adjusted	$2,585	$881
Further Non-GAAP ICP Adjustments:
Addback of dispositions net of acquisitions	151	37
Foreign exchange adjustment	(1)	(11)
ICP Adjusted	$2,735	$907

*	Note: Totals may not sum due to rounding.

A-2	2017 Proxy Statement

EXHIBIT A (continued)

Indices Year ended December 31, 2016*	Revenue	Operating Profit
	(dollars in millions)
As reported	$639	$412
Non-GAAP Adjustments:
Deal-related amortization		6

Non-GAAP Adjustment Subtotal	—	6
Adjusted	$639	$417
Further Non-GAAP ICP Adjustments:
Acquisition of TruCost	(1)	2
ICP Adjusted	$638	$420

Year ended December 31, 2015*	Revenue	Operating Profit	Diluted Earnings per Share**
	(dollars in millions, except per share data)
As reported	$5,313	$1,917	$4.21
Non-GAAP Adjustments:
Ratings adjustments, including net legal settlements, expenses and restructuring charges, partially offset by insurance recoveries		68	0.25
Market and Commodities Intelligence adjustments, including operating efficiencies primarily related to restructuring and acquisition-related costs		70	0.25
Unallocated expense adjustments, including a gain on the sale of our interest in a legacy McGraw Hill Construction investment, partially offset by restructuring charges		(2)	(0.01)
Deal-related amortization		67	0.24
Provision for taxes on income			(0.26)

Non-GAAP Adjustment Subtotal	—	203	0.48

Adjusted***	$5,313	$2,121	$4.69

*	Note: Totals may not sum due to rounding.
**	Note: Diluted weighted average shares outstanding of 275 million was used to calculate adjusted diluted earnings per share.
***	2015 Adjusted results represent the base year for 2016 ICP payout.

2017 Proxy Statement	A-3

spglobal.com

Using a black or blue ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Voting Available 24 hours a day, 7 days a week!

Instead of mailing this proxy card, you may choose to vote by Internet or telephone.

Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on April 25, 2017. 401(k) participants must vote by 2:00 PM, Eastern Time, on April 24, 2017; see note on reverse.

VALIDATION DETAILS ARE LOCATED BELOW IN THE SHADED BAR.

Vote by Internet • Go to www.investorvote.com/SPGI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by Telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, U.S. territories and Canada on a touch-tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the director nominees listed, for a frequency of 1 YEAR on Proposal 3 and FOR Proposals 2 and 4.

+
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Marco Alverà	☐	☐	☐	02 - William D. Green	☐	☐	☐	03 - Charles E. Haldeman, Jr.	☐	☐	☐
04 - Stephanie C. Hill	☐	☐	☐	05 - Rebecca Jacoby	☐	☐	☐	06 - Monique F. Leroux	☐	☐	☐
07 - Maria R. Morris	☐	☐	☐	08 - Douglas L. Peterson	☐	☐	☐	09 - Sir Michael Rake	☐	☐	☐
10 - Edward B. Rust, Jr.	☐	☐	☐	11 - Kurt L. Schmoke	☐	☐	☐	12 - Richard E. Thornburgh	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain

2. Vote to approve, on an advisory basis, the executive compensation program for the Company’s named executive officers.		☐	☐	☐	4. Vote to ratify the appointment of Ernst & Young LLP as our independent Registered Public Accounting Firm for 2017.	☐	☐	☐
	1 Year	2 Years	3 Years	Abstain
3. Vote, on an advisory basis, on the frequency on which the Company conducts an advisory vote on executive compensation.	☐	☐	☐	☐	And, in their discretion, in the transaction of such other business as may properly come before the Meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian or in other representative capacity, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ADMISSION TICKET

S&P Global Inc.

2017 Annual Meeting of Shareholders

Wednesday, April 26, 2017

10:00 a.m. (EDT) – Registration opens (Lobby)

11:00 a.m. (EDT) – Annual Meeting (36th floor Conference Center)

55 Water Street

New York, New York 10041-0003

If you wish to attend the Annual Meeting of Shareholders in person, please present this admission ticket and a valid picture identification at the door for admission. Cameras, large bags, briefcases, packages, recording equipment and other electronic devices will not be permitted at the Annual Meeting.

Annual Meeting Available by Webcast

To listen to the Annual Meeting, go to http://investor.spglobal.com and click on the link for the live webcast.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — S&P Global Inc.	+

Proxy Card Solicited on Behalf of the Board of Directors

The undersigned appoints Katherine J. Brennan and Steven J. Kemps, and each of them, as proxies with full power of substitution, to vote the shares of stock of S&P Global Inc. (the “Company”), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at the principal executive offices of the Company, 55 Water Street, New York, NY 10041 on Wednesday, April 26, 2017, at 11:00 a.m. (EDT), and any adjournment thereof.

Note to 401(k) Participants. If you are a current or former employee of the Company, this card also provides voting instructions for shares held in The 401(k) Savings and Profit Sharing Plan of S&P Global Inc. and Its Subsidiaries and the Standard & Poor’s 401(k) Savings and Profit Sharing Plan for Represented Employees. If you are a participant in either of these Plans and have shares of common stock of the Company allocated to your account under one of these Plans, you have the right to direct The Northern Trust Company, the Trustee of each of these Plans (the “Trustee”), to vote the shares held in your account. The Trustee will vote allocated shares for which no direction is received and unallocated shares, if any (together “Undirected Shares”), in the same proportion as the shares for which direction is received, subject to the Plan documents. Computershare, the Company’s transfer agent, must receive your instructions by 2:00 p.m. (EDT) on April 24, 2017 in order to communicate your instructions to the Trustee, who will then vote all the shares of common stock of S&P Global Inc. which are credited to the undersigned’s account as of March 6, 2017. Under the Plans, you are a “named fiduciary” for the purpose of voting shares in your account and your proportionate share of the Undirected Shares. This means that you have ultimate authority to control the manner in which the shares are voted. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the Trustee to vote these shares, in person or by proxy, as designated herein, at the Annual Meeting of Shareholders.

(See reverse side for voting instructions)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON THE REVERSE SIDE OF THIS CARD.	+